FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-19

Free Writing Prospectus

Collateral Term Sheet

$708,946,524

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2017-C40

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Barclays Bank PLC

Rialto Mortgage Finance, LLC

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-C40

September 21, 2017

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner		BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2017-C40	Certain Loan Information

A.            Summary of the Whole Loans

Property Name	Mortgage Loan Seller	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
225 & 233 Park Avenue South	Barclays	A-1	$70,000,000	WFCM 2017-C39	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$60,000,000	CGCMT 2017-P8(2)	No
		A-3	$60,000,000	WFCM 2017-C40	No
		A-4	$45,000,000	WFCM 2017-C38	No
Mall of Louisiana	Barclays	A-1	$65,000,000	BANK 2017-BNK7(3)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$44,000,000	Bank of America, N.A.	No
		A-3-1, A-5-2	$47,000,000	CGCMT 2017-P8(2)	No
		A-3-2	$28,000,000	Citi Real Estate Funding Inc.	No
		A-4	$50,000,000	COMM 2017-COR2(4)	No
		A-5-1	$41,000,000	Barclays	No
		A-6, A-7	$50,000,000	WFCM 2017-C40	No
Pleasant Prairie Premium Outlets	WFB	A-1	$34,000,000	CGCMT 2017-P8(2)	Yes	Wells Fargo Bank, National Association(2)	KeyBank National Association(2)
		A-2	$41,000,000	Citi Real Estate Funding Inc.	No
		A-3	$45,000,000	WFB	No
		A-4	$25,000,000	WFCM 2017-C40	No
Del Amo Fashion Center	Barclays	A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1	$59,300,000(5)	DAFC 2017-AMO	Yes	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank
		A-1-2, A-4-2, B-1-2, B-4-2	$90,000,000	BANK 2017-BNK5	No
		A-1-3, A-4-4, B-1-3, B-1-4, B-4-4	$59,543,000	BANK 2017-BNK6	No
		A-1-4	$20,457,000	CGCMT 2017-B1	No
		A-2-2-A, B-2-2-A	$30,000,000	WFCM 2017-C39	No
		A-2-2-B, B-2-2-B	$15,000,000	Barclays	No
		A-2-4, B-2-4	$25,000,000	WFCM 2017-C40	No
		A-2-3, A-4-3, B-2-3, B-4-3	$60,000,000	WFCM 2017-C38	No
		A-3-2, B-3-2	$50,000,000	UBS 2017-C3	No
		A-3-3, B-3-3	$45,000,000	UBS 2017-C2	No
		A-3-4, B-3-4	$5,000,000	UBS 2017-C4(6)	No

3

Wells Fargo Commercial Mortgage Trust 2017-C40	Certain Loan Information

Property Name	Mortgage Loan Seller	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
iStar Leased Fee Portfolio	Barclays	A-1-1	$55,000,000	MSC 2017-H1	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-1-2	$40,600,000	WFCM 2017-C38	No
		A-1-3-1	$20,600,000	WFCM 2017-C39	No
		A-1-3-2	$20,000,000	WFCM 2017-C40	No
		A-2	$45,400,000	DBJPM 2017-C6	No
		A-3	$45,400,000	BANK 2017-BNK5	No
Hilton Garden Inn Chicago/North Loop	WFB	A-1	$20,000,000	WFCM 2017-C40	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
		A-2	$14,000,000	WFCM 2017-C39	No
Magnolia Hotel Denver	RMF	A-1, A-2	$40,000,000	MSC 2017-H1	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-3	$14,000,000	WFCM 2017-C40	No
Starwood Capital Group Hotel Portfolio	Barclays	A-1, A-7	$80,000,000	DBJPM 2017-C6	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2-1, A-16-1	$60,000,000	JPMCC 2017-JP7	No
		A-2-2, A-9, A-14	$46,817,500	JPMorgan Chase Bank, N.A.	No
		A-3	$72,500,000	BANK 2017-BNK5	No
		A-4	$59,317,500	BANK 2017-BNK6	No
		A-5	$50,000,000	WFCM 2017-C38	No
		A-6-1	$40,000,000	WFCM 2017-C39	No
		A-6-2	$10,000,000	WFCM 2017-C40	No
		A-8, A-10	$40,000,000	CD 2017-CD5	No
		A-11, A-12, A-13-2	$37,500,000	UBS 2017-C2	No
		A-13-1	$14,317,500	Deutsche Bank AG, New York Branch	No
		A-15	$25,000,000	Starwood Mortgage Funding II LLC	No
		A-16-2, A-17	$41,817,500	CGCMT 2017-P8(2)	No
Atrisco Plaza Shopping Center	RMF	A-1	$14,750,000	RMF	Yes(7)	Wells Fargo Bank, National Association(6)	C-III Asset Management LLC(6)
		A-2	$5,000,000	WFCM 2017-C40	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The CGCMT 2017-P8 transaction is expected to close on September 29, 2017.

(3)	The BANK 2017-BNK7 transaction is expected to close on September 28, 2017.

(4)	The COMM 2017-COR2 transaction is expected to close on September 28, 2017.

(5)	The related whole loan also includes certain related junior notes, which have been contributed to the related standalone securitization listed under the “Holder of Note” column. Such related junior notes are not reflected in the “Note(s)” column.

(6)	The UBS 2017-C4 transaction is expected to close on October 18, 2017.

(7)	The related whole loan is expected to initially be serviced under the WFCM 2017-C40 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2017-C40 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2017-C40	Certain Loan Information

B.           Large Loan Summaries

5

No. 1 – 225 & 233 Park Avenue South

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/A/NR			Property Type:	Office
Original Principal Balance(1):	$60,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$60,000,000			Location:	New York, NY
% of Initial Pool Balance:	8.5%			Size:	675,756 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$347.76
Borrower Name:	225 Fourth LLC			Year Built/Renovated:	1909/2017
Borrower Sponsor:	Orda Management Corporation			Title Vesting:	Fee
Mortgage Rate:	3.6514%			Property Manager:	Self-Managed
Note Date:	May 31, 2017			4th Most Recent Occupancy (As of)(5):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	95.8% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(5):	49.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5)(6)(7):	97.9% (5/24/2017)
Seasoning:	4 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(8):	$21,053,461 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(8):	$22,749,971 (12/31/2015)
Call Protection(2):	L(28),D(87),O(5)			2nd Most Recent NOI (As of)(8):	$16,244,360 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(8):	$15,248,156 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine; Future Mezzanine
				U/W Revenues:	$48,106,942
				U/W Expenses:	$18,601,103
				U/W NOI(8):	$29,505,839
Escrows and Reserves(4):				U/W NCF:	$28,439,583
				U/W NOI DSCR(1)(7):	3.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(7):	3.27x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1)(7):	12.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1)(7):	12.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value(9):	$750,000,000
TI/LC Reserve	$8,106,455	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Remaining Capital Expenditures	$11,529,288	$0	NAP	Cut-off Date LTV Ratio(1)(9):	31.3%
Free Rent Reserve	$14,864,252	$0	NAP	LTV Ratio at Maturity or ARD(1)(9):	31.3%
Buzzfeed Rollover Reserve	$0	Springing	$13,000,000

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan (as defined below). The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 225 & 233 Park Avenue South Total Debt (as defined below), including the 225 & 233 Park Avenue South Mezzanine Loan (as defined below), are 57.3%, 1.59x and 6.9%, respectively.

(2)	The lockout period will be at least 28 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the 225 & 233 Park Avenue South Mortgage Loan is permitted at any time after the earlier to occur of (i) May 31, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Historical Occupancy” section.

(6)	Current Occupancy includes the Facebook Expansion Space (as defined below) and Facebook’s 8th floor space (40,397 square feet), which have lease commencement dates of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

(7)	In September 2017, the borrower indicated that two tenants, Florian Café and Ainsworth, comprising in the aggregate, 2.8% of the net rentable area and 2.6% of the underwritten rent, have vacated their respective spaces. Excluding these two tenants, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield is 3.29x, 3.17x, 12.2% and 11.7%, respectively. Per the borrower, it is in negotiations with two restaurant tenants for the available space, with one of the spaces expected to be signed at a similar rental rate and the other expected to be signed at a higher rental rate.

(8)	See “Cash Flow Analysis” section.

(9)	See “Appraisal” section. The As-Is Appraised Value reflects the “As-is assuming holdbacks” value for the 225 & 233 Park Avenue South Property (as defined below) which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The “As-is” appraised value is $720,000,000, which represents a Cut-off Date LTV Ratio and an LTV at Maturity or ARD for the 225 & 233 Park Avenue South Whole Loan and 225 & 233 Park Avenue South Total Debt of 32.6% and 59.7%, respectively.

The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Mortgage Loan”) is part of a whole loan (the “225 & 233 Park Avenue South Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest in two, contiguous office buildings located on Park Avenue South between East 18th and East 19th streets in Manhattan, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Whole Loan was originated on May 31, 2017 by Barclays Bank PLC. The 225 & 233 Park Avenue South Whole Loan had an original principal balance of $235,000,000, has an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

225 & 233 PARK AVENUE SOUTH

outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.6514% per annum. The 225 & 233 Park Avenue South Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest-only through the term of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Whole Loan matures on June 6, 2027.

Note A-3, which will be contributed to the WFCM 2017-C40 Trust, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents the non-controlling interest in the 225 & 233 Park Avenue South Whole Loan. The controlling Note A-1, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the WFCM 2017-C39 Trust. The non-controlling Note A-2, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to the CGCMT 2017-P8 Trust. The non-controlling Note A-4, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and was contributed to the WFCM 2017-C38 Trust. Each of the mortgage loans evidenced by Note A-1, A-2 and A-4 are referred to herein as the “225 & 233 Park Avenue South Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	WFCM 2017-C39	Yes
A-2	$60,000,000	CGCMT 2017-P8 (expected)	No
A-3	$60,000,000	WFCM 2017-C40	No
A-4	$45,000,000	WFCM 2017-C38	No
Total	$235,000,000

Following the lockout period, on any date before February 6, 2027 the borrower has the right to defease the 225 & 233 Park Avenue South Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) May 31, 2020. The 225 & 233 Park Avenue South Whole Loan is prepayable without penalty on or after February 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Loan	195,000,000	45.3	Return of equity	159,383,488	37.1
			Reserves	34,499,995	8.0
			Closing costs	9,746,461	2.3

Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

The Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 square feet, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 square feet built in 1910. 233 Park Avenue South is a 13-story Class A office building built in 1909 with 172,652 square feet. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances, one on Park Avenue South and one on East 18th Street. The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities. As of May 24, 2017, the 225 & 233 Park Avenue South Property was 97.9% leased to 10 tenants.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey (the “Port Authority”), STV and a few other tenants. Once the Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance into its respective space. The build-out includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor, an increase of 67,011 square feet. The tenant is currently engaged in the build-out of the expansion space and is expected to take occupancy in July 2018. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

225 & 233 PARK AVENUE SOUTH

The second largest tenant, Buzzfeed, leases 28.7% of net rentable area through May 2026 (see “Escrows” below). Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, who has its headquarters at 225 & 233 Park Avenue South, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance into its space. Buzzfeed has its own separate building entrance on East 18th street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South Property). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

The third largest tenant is STV, a firm offering engineering, architectural, planning, environmental and construction management services. STV leases 19.7% of net rentable area through May 2024, has been a tenant at the 225 & 233 Park Avenue South Property since 1983 and recently expanded into a portion of the fourth floor totaling 13,053 square feet.

The following table presents certain information relating to the tenancy at the 225 & 233 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Facebook(2)(3)	NR/NR/NR	266,460	39.4%	$79.36	$21,146,899	45.1%	10/31/2027(4)(5)
Buzzfeed(6)(7)	NR/NR/NR	194,123	28.7%	$76.28	$14,808,325	31.6%	5/31/2026
STV	NR/NR/NR	133,200	19.7%	$45.33	$6,037,948	12.9%	5/31/2024(8)
233 PAS Restaurant Co.(9)	NR/NR/NR	10,961	1.6%	$100.36	$1,100,000	2.3%	4/30/2032(10)
T. Rowe Price(11)	NR/NR/NR	13,450	2.0%	$78.00	$1,049,100	2.2%	3/31/2028(12)
Total Major Tenants		618,194	91.5%	$71.41	$44,142,272	94.2%

Non-Major Tenants		43,088	6.4%	$63.64	$2,742,314	5.8%

Occupied Collateral Total		661,282	97.9%	$70.90	$46,884,586	100.0%

Vacant Space		14,474	2.1%

Collateral Total		675,756	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 square feet (the “Facebook Expansion Space”).

(3)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of net rentable area), 12 months of free rent through May 2018 for the 8th floor, totaling 40,397 square feet (6.0% of net rentable area) and five months of free rent through October 2017 for the 18th and 19th floors, totaling 48,740 square feet (7.2% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(4)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(5)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space.

(6)	Buzzfeed currently subleases the entire 11th floor of the 225 building (26,921 square feet) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC give six months’ termination notice to one another.

(7)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 square feet (0.3% of the net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(8)	STV has one, ten-year lease renewal option. The renewal may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(9)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 square feet (1.4% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(10)	233 PAS Restaurant Co. has one, five-year lease renewal option.

(11)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 square feet (2.0% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(12)	T. Rowe Price has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to the lease rollover schedule at the 225 & 233 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	3,790	0.6%	3,790	0.6%	$287,547	0.6%	$75.87
2022	2	25,137	3.7%	28,927	4.3%	$1,353,139	2.9%	$53.83
2023	0	0	0.0%	28,927	4.3%	$0	0.0%	$0.00
2024	1	133,200	19.7%	162,127	24.0%	$6,037,948	12.9%	$45.33
2025	0	0	0.0%	162,127	24.0%	$0	0.0%	$0.00
2026	2	201,331	29.8%	363,458	53.8%	$15,309,953	32.7%	$76.04
2027	1	266,460	39.4%	629,918	93.2%	$21,146,899	45.1%	$79.36
Thereafter	3	31,364	4.6%	661,282	97.9%	$2,749,100	5.9%	$87.65
Vacant	0	14,474	2.1%	675,756	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	675,756	100.0%			$46,884,586	100.0%	$70.90

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 225 & 233 Park Avenue South Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	5/24/2017(3)(4)(5)
100.0%	95.8%	49.2%	96.6%	97.9%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after Port Authority vacated.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy includes the Facebook Expansion Space and Facebook’s 8th floor space (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

(5)	In September 2017, the borrower indicated that two tenants, Florian Café and Ainsworth, comprising in the aggregate 2.8% of the net rentable area and 2.6% of the underwritten rent, have vacated their respective spaces. Per the borrower, it is in negotiations with two restaurant tenants for the available space, with one of the spaces expected to be signed at a similar rental rate and the other expected to be signed at a higher rental rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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225 & 233 PARK AVENUE SOUTH

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	95.0%	$67.66
Grossed Up Vacant Space	0	0	0	0	977,863	2.0	1.45
Rent Steps	0	0	0	0	445,767	0.9	0.66
Total Reimbursables	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	4.3	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.5	0.36
Less Vacancy & Credit Loss	0	0	0	0	(1,368,405)	(2.8)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	48,106,942	100.0%	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	38.7%	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	61.3%	$43.66
TI/LC	0	0	0	0	991,923	2.1	1.47
Capital Expenditures	0	0	0	0	74,333	0.2	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	59.1%	$42.09

NOI DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.39x
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x
NOI DY(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DY(6)	9.0%	9.7%	6.9%	6.5%	12.1%

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority of New York and New Jersey vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority of New York and New Jersey previously occupied 305,426 square feet and at rental rates between $56 and $62 per square foot on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority of New York and New Jersey. Additionally, two tenants, Buzzfeed and Facebook, totaling 186,368 square feet (27.6% of the net rentable area) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to U/W is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) totaling 198,791 square feet (29.4% of net rentable area) concluding their rent abatement period and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook who is reimbursed $2.70 per square foot for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous items.

(6)	Debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan.

Appraisal. As of the appraisal valuation date of April 1, 2017 the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000, which equates to an “as-is” Cut-off Date LTV of 32.6% and 59.7% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The appraiser also concluded to an “as-is assuming holdbacks” value of $750,000,000 as of April 1, 2017, which equates to an “as-is assuming holdbacks” Cut-off Date LTV Ratio of 31.3% and 57.3% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The “as-is assuming holdbacks” value presumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date.

Environmental Matters. According to a Phase I environmental site assessment dated April 13, 2017, there was no evidence of any recognized environmental conditions at the 225 & 233 Park Avenue South Property.

Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is also considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect to various parts of New York City.

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million square feet of office inventory, direct weighted average Class A asking rents of $84.23 per square foot and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per square foot, with multiple spaces in the market exceeding $90.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to comparable leases to the 225 & 233 Park Avenue South Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
412 West 13th Street New York, NY	1900/2001	8	3 – 6	80,330	1.5 miles	Bumble & Bumble	Feb 2017 / 15 Yrs	41,210	$93.00	Gross
853 Broadway New York, NY	1929	21	21	126,000	0.3 miles	21st Century Fox / True XMedia	Jan 2017 / 10 Yrs	5,864	$110.00	Gross
413 West 14th Street New York, NY	2017	5	3, 4, PH	110,358	1.4 miles	Argo Group	Feb 2017 / 15 Yrs	45,495	$92.00	Gross
430 West 15th Street New York, NY	1950/2016	7	2 – 7	98,087	1.4 miles	Live Nation Entertainment, Inc.	Jan 2017 / 15 Yrs	76,915	$98.66	Gross
315 Park Avenue South New York, NY	1928/2007	20	11 – 12	276,000	0.3 miles	BDG Media	Nov 2016 / 10 Yrs	34,100	$85.00	Gross
330 Hudson Street New York, NY	2013	13	Pt. 9 - 10	394,315	2.0 miles	Deloitte Digital	Nov 2016 / 12 Yrs	37,356	$80.00	Gross
250 Hudson Street New York, NY	1928	14	8	30,000	2.3 miles	Lieff Cabraser Heimann & Bernstein	Sept 2016 / 10 Yrs	27,778	$78.00	Gross
315 Park Avenue South New York, NY	1928/2007	20	19 – 20	276,000	0.3 miles	Winton Capital	July 2016 / 10 Yrs	34,844	$100.00	Gross
200 Park Avenue South New York, NY	1908	17	6 – 7	225,000	0.05 miles	Elizabeth Arden	Mar 2016 / 10 Yrs	35,698	$64.00	Gross
770 Broadway New York, NY	1905	15	14	911,213	0.5 miles	Facebook	Feb. 2016 / 12 Yrs	79,998	$105.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 225 & 233 Park Avenue South Whole Loan is 225 Fourth LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver and Orda Management Corporation are the guarantors of certain nonrecourse carveouts under the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Whole Loan are limited to transfers of the 225 & 233 Park Avenue South Property and bankruptcy.

The Borrower Sponsor. The borrower sponsor is Orda Management Corporation (“ORDA”). ORDA is a New York-based family-owned business organized in New York in 1952 as a company and incorporated in 1956. ORDA predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. ORDA has also gained a reputation for developing and renovating historic buildings. ORDA, in conjunction with the Related Companies, has developed the Armory, The Sierra, the Tate and the Westport.

Escrows. The loan documents provide for upfront reserves in the amount of $14,864,252 for free rent, $11,529,288 for remaining base building costs and fees and $8,106,455 for outstanding tenant improvements and leasing commissions.

The loan documents do not require monthly reserve deposits for real estate taxes, replacement reserves and TI/LCs so long as no Trigger Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) the borrower provides the lender with evidence that the 225 & 233 Park Avenue South Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to make monthly deposits of one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums, $11,176 (approximately $0.20 per square foot annually) for replacement reserves and $55,878 (approximately $1.00 per square foot annually) for TI/LCs.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will be required to sweep all excess cash flow from the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

225 & 233 PARK AVENUE SOUTH

A “Trigger Period” means the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Whole Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed lease, and terminate upon (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Whole Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (1) the borrower leasing the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (2) such tenants being in physical occupancy of their space, (3) such tenants being open for business and the landlord’s leasing obligations for such replacement lease(s) having been paid and (4) the applicable replacement tenant(s) paying full, unabated rent equaling or exceeding the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equaling or exceeding the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an event of default under the 225 & 233 Park Avenue South Mezzanine Loan exists and expire upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt), as calculated in the loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt) is equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The 225 & 233 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 225 & 233 Park Avenue South Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt, unless a Trigger Period has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

Property Management. The 225 & 233 Park Avenue South Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time (other than the period 90 days prior to a securitization of a note or the period 90 days after a securitization of a note) the right to transfer the 225 & 233 Park Avenue South Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents, (iv) the payment of an assumption fee of $136,628 for the first such assumption of the 225 & 233 Park Avenue South Whole Loan and $273,256 for each subsequent assumption of the 225 & 233 Park Avenue South Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C40 certificates and similar confirmations from each rating agency rating any securities backed by any of the 225 & 233 Park Avenue South Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and together with the 225 & 233 Park Avenue South Whole Loan, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Whole Loan. Of the $195,000,000, $153,000,000 was sold to Hangang US Real Estate Fund No.2 and Barclays currently holds the remaining $42,000,000 and expects to sell the remaining portion to one or more third party investors. The 225 & 233 Park Avenue South Mezzanine Loan was further split into a mezzanine A loan equal to $80,000,000, a mezzanine B loan equal to $75,000,000 and a mezzanine C loan equal to $40,000,000. The 225 & 233 Park Avenue South mezzanine loans are coterminous with the 225 & 233 Park Avenue South Whole Loan and accrue interest at a blended fixed per annum rate equal to 4.6700%. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield on the 225 & 233 Park Avenue South Total Debt is 57.3%, 1.59x and 6.9%, respectively. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Mezzanine Loan.

Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness, provided (a) prior written notice of not less than 45 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is at least coterminous with the 225 & 233 Park Avenue South Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (f) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to or greater than 1.67x, (g) if the mezzanine loan is floating rate, the borrower is required to acquire and maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C40 Certificates and similar ratings confirmations

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

225 & 233 PARK AVENUE SOUTH

from each rating agency rating any securities backed by the 225 & 233 Park Avenue South Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 225 & 233 Park Avenue South Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 225 & 233 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

No. 2 – Mall of Louisiana

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$50,000,000			Location:	Baton Rouge, LA
% of Initial Pool Balance:	7.1%			Size:	776,789 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$418.39
Borrower Name:	Mall of Louisiana, LLC; Mall of Louisiana Land, LLC			Year Built/Renovated:	1997/2008
Sponsor:	GGP Real Estate Holding I, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.984%			Property Manager:	Self-managed
Note Date:	July 26, 2017			4th Most Recent Occupancy (As of)(4):	93.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	96.5% (12/31/2014)
Maturity Date:	August 1, 2027			2nd Most Recent Occupancy (As of (4):	96.6% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of)(4):	94.4% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	91.8% (6/30/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$33,541,166 (12/31/2014)
Call Protection(2):	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$34,580,536 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$35,038,477 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$34,995,624 (TTM 4/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$43,215,234
				U/W Expenses:	$7,152,311
				U/W NOI:	$36,062,923
				U/W NCF:	$34,433,637
				U/W NOI DSCR(1):	1.94x
				U/W NCF DSCR(1):	1.85x
Escrows and Reserves(3):				U/W NOI Debt Yield(1):	11.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$570,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 23, 2017
Replacement Reserves	$0	Springing	$155,169	Cut-off Date LTV Ratio(1):	57.0%
TI/LC Reserve	$0	Springing	$1,551,690	LTV Ratio at Maturity or ARD(1):	49.3%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Mall of Louisiana Whole Loan (as defined below).

(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of September 1, 2017. Defeasance of the Mall of Louisiana Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) August 1, 2020. The assumed lockout period of 26 payments is based on the expected WFCM 2017-C40 securitization trust closing date in October 2017.

(3)	See “Escrows” section.

(4)	Current Occupancy includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

The Mortgage Loan. The mortgage loan (the “Mall of Louisiana Mortgage Loan”) is part of a whole loan (the “Mall of Louisiana Whole Loan”) evidenced by nine pari passu promissory notes, secured by the fee interest in a 776,789 square foot portion of a super-regional mall and adjacent power center in Baton Rouge, Louisiana (the “Mall of Louisiana Property”). The Mall of Louisiana Whole Loan was co-originated on July 26, 2017 by Barclays Bank PLC, Bank of America, N.A. and Citi Real Estate Funding Inc. The Mall of Louisiana Whole Loan had an original principal balance of $325,000,000, has an outstanding principal balance as of the Cut-off Date of $325,000,000 and accrues interest at an interest rate of 3.984% per annum. The Mall of Louisiana Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only until August 1, 2020, after which payments of interest and principal based on a 30-year amortization schedule are required through its term. The Mall of Louisiana Whole Loan matures on August 1, 2027.

Notes A-6 and A-7, which will be contributed to the WFCM 2017-C40 securitization trust, had an aggregate original principal balance of $50,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represent non-controlling interests in the Mall of Louisiana Whole Loan. The controlling Note A-1 had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000, is currently held by Bank of America, N.A. and is expected to be contributed to the BANK 2017-BNK7 securitization trust. The non-controlling Notes A-3-1 and A-5-2 had an aggregate original principal balance of $47,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $47,000,000,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MALL OF LOUISIANA

are currently held by Barclays Bank PLC and Citi Real Estate Funding Inc., respectively, and are expected to be contributed to the CGCMT 2017-P8 securitization trust. The non-controlling Note A-4 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000, is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to the COMM 2017-COR2 securitization trust. The remaining Notes A-2, A-3-2 and A-5-1 from the Mall of Louisiana Whole Loan, which had an aggregate original principal balance of $113,000,000, are expected to be contributed to future securitization trusts. The following table presents a summary of the promissory notes comprising the Mall of Louisiana Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$65,000,000	BANK 2017-BNK7 (expected)	Yes
A-2	$44,000,000	Bank of America, N.A.	No
A-3-1 and A-5-2	$47,000,000	CGCMT 2017-P8 (expected)	No
A-4	$50,000,000	COMM 2017-COR2 (expected)	No
A-3-2	$28,000,000	Citi Real Estate Funding Inc.	No
A-5-1	$41,000,000	Barclays Bank PLC	No
A-6 and A-7	$50,000,000	WFCM 2017-C40	No
Total	$325,000,000

Following the lockout period, the Mall of Louisiana Borrower has the right to defease the Mall of Louisiana Whole Loan in whole, but not in part. In addition, the Mall of Louisiana Whole Loan is prepayable without penalty on or after May 1, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$325,000,000	100.0%	Closing costs	$1,411,459	0.4%
			Return of equity(1)	323,588,541	99.6
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	The Mall of Louisiana Property was previously unencumbered. The Mall of Louisiana Whole Loan sponsor acquired the Mall of Louisiana Property for approximately $265 million in 2004 and including the $100 million spent on the 2008 property expansion, maintains a cost basis of approximately $413 million.

The Property. The Mall of Louisiana Property consists of a two-story enclosed super-regional mall known as Mall of Louisiana, which contains a total of 1,593,545 square feet and is anchored by non-collateral anchors Dillard’s, Dillard’s Men’s & Home, JC Penney, Macy’s and Sears. The 776,789 square foot portion of the Mall of Louisiana that serves as collateral for the Mall of Louisiana Whole Loan was 91.8% leased as of June 30, 2017 by 135 retail and restaurant tenants. The largest tenants by size are AMC Theatres (9.6% of NRA, 5.9% of underwritten base rent, expiring July 2026), Dick’s Sporting Goods (9.5% of NRA, 3.3% of underwritten base rent, expiring January 2019), Nordstrom Rack (3.9% of NRA, 2.0% of underwritten base rent, expiring September 2025) and Forever 21 (3.5% of NRA, 5.1% of underwritten base rent, expiring January 2019). Main Event (6.0% of NRA, 4.0% of underwritten base rent, expiring June 2028) has a signed lease but is not expected to take occupancy until August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

No other tenant represents more than 1.9% of NRA or 2.6% of underwritten rent. Other notable tenants at the Mall of Louisiana Property include: Apple, DSW, Lush Handmade Cosmetics, Michael Kors, Pandora, Pottery Barn and Williams Sonoma. The Mall of Louisiana Property features an 11-bay food court and nine full service restaurants. Inline sales at the Mall of Louisiana Property as of May 31, 2017 were approximately $183 million with an average of $585 PSF ($496 PSF excluding Apple), resulting in an occupancy cost of 13.6% (16.1% excluding Apple).

The Mall of Louisiana Property was built in 1997 and renovated in 2008 with a $100 million expansion project which added over 330,000 square feet, comprised of a 125,000 square foot lifestyle component, a 140,000 square foot power center and 15-screen stadium seating cinema with IMAX – 3D. The Mall of Louisiana features the only Sears within 40 miles and the only Macy’s, Dick’s Sporting Goods and Nordstrom Rack within 60 miles. The Mall of Louisiana Property includes 8,404 surface parking spaces (approximately 5.3 per 1,000 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MALL OF LOUISIANA

The following table presents certain information relating to the tenancy at the Mall of Louisiana Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF(2)(3)	% of NRSF(2)	Annual U/W Base Rent PSF(4)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	5/30/2017 TTM Sales PSF(3)	5/30/2017 TTM Occupancy Cost	Lease Expiration Date

Major Tenants
AMC Theatres	B/B1/B+	74,400	9.6%	$23.38	$1,739,472	5.9%	$560,583(5)	22.6%	7/21/2026
Forever 21	NR/NR/NR	26,885	3.5%	$55.20	$1,483,980	5.1%	$183	28.6%	1/31/2019
Main Event(6)	NR/NR/NR	46,900	6.0%	$25.00	$1,172,500	4.0%	N/A	N/A	6/30/2028
Dick’s Sporting Goods	NR/NR/NR	74,061	9.5%	$13.00	$962,793	3.3%	$131	11.9%	1/31/2019
Nordstrom Rack	BBB+/Baa1/BBB+	30,002	3.9%	$19.25	$577,500	2.0%	N/A	N/A	9/30/2025
Total Major Tenants		252,248	32.5%	$23.53	$5,936,245	20.2%

Other Tenants		460,886	59.3%	$50.73	$23,378,585	79.8%
Occupied Total		713,134	91.8%	$41.11	$29,314,830	100.0%

Vacant Retail Space		63,655	8.2%
Collateral Total		776,789	100.0%

Non-Collateral Anchor Tenants
Dillard’s / Dillard’s Men’s and Home(7)	BBB-/Baa3/BBB-	370,655					$148	N/A	N/A
Macy’s	BBB/Baa3/BBB-	204,890					$166	N/A	N/A
JC Penney	B+/B1/B+	116,568					$309	N/A	N/A
Sears / Sears Auto Center	CC/Caa2/CCC+	113,517					$123	N/A	N/A

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NSRF and % of NSFR are based on the underwritten rent roll.

(3)	Tenant NRSF and Sales PSF for the Non-Collateral Anchor Tenants are as of 2016 as reported in the appraisal.

(4)	Annual U/W Base Rent includes contractual rent increases through August 2018.

(5)	Sales PSF is shown as Sales per screen (15 screens).

(6)	Main Event has an executed lease but is not expected to take occupancy until August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

(7)	Dillard’s / Dillard’s Men’s and Home stores have been combined for this table.

The following table presents certain information relating to the historical sales and occupancy costs at the Mall of Louisiana Property:

Historical Tenant Sales (PSF) and Occupancy Costs

Historical Tenant Sales (PSF)
	2014	2015	2016	5/31/2017 TTM	5/31/2017 TTM Occupancy Cost
Total In-Line
Comparable Sales PSF w/Apple	$557	$568	$571	$585	13.6%
Comparable Sales PSF w/o Apple	$481	$493	$488	$496	16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MALL OF LOUISIANA

The following table presents certain information relating to the lease rollover schedule at the Mall of Louisiana Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
2017	11	27,967	3.6%	27,967	3.6%	$2,330,756	8.0%	$83.34
2018	23	82,248	10.6%	110,215	14.2%	$3,354,434	11.4%	$40.78
2019	17	165,390	21.3%	275,605	35.5%	$4,979,391	17.0%	$30.11
2020	14	43,189	5.6%	318,794	41.0%	$2,581,653	8.8%	$59.78
2021	16	60,190	7.7%	378,984	48.8%	$2,840,401	9.7%	$47.19
2022	10	32,000	4.1%	410,984	52.9%	$1,317,420	4.5%	$41.17
2023	11	39,863	5.1%	450,847	58.0%	$2,544,415	8.7%	$63.83
2024	7	32,366	4.2%	483,213	62.2%	$1,357,288	4.6%	$41.94
2025	9	58,878	7.6%	542,091	69.8%	$1,792,374	6.1%	$30.44
2026	6	88,514	11.4%	630,605	81.2%	$2,885,732	9.8%	$32.60
2027	6	11,360	1.5%	641,965	82.6%	$1,081,295	3.7%	$95.18
Thereafter	5	71,169	9.2%	713,134	91.8%	$2,249,670	7.7%	$31.61
Vacant	0	63,655	8.2%	776,789	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	135	776,789	100.0%			$29,314,830	100.0%	$41.11

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Mall of Louisiana Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/30/2017(2)
96.5%	96.6%	94.4%	91.8%

(1)	Information obtained from the Mall of Louisiana Borrower and includes temporary tenants.

(2)	Information obtained from the underwritten rent roll and includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall of Louisiana Property:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$27,008,300	$27,841,212	$28,448,668	$28,641,673	$30,002,849(2)	69.4%	$38.62
Grossed Up Vacant Space	0	0	0	0	3,395,375	7.9	4.37
Total Reimbursables	10,554,704	10,707,373	10,410,615	10,242,969	10,408,010	24.1	13.40
Specialty Leasing	3,089,790	3,046,453	3,044,110	2,921,431	2,956,431	6.8	3.81
Other Income(3)	402,762	384,936	331,822	399,049	384,049	0.9	0.49
Less Vacancy & Credit Loss	0	0	0	0	(3,931,479)	(9.1)	(5.06)
Effective Gross Income	$41,055,555	$41,979,974	$42,235,214	$42,205,123	$43,215,234	100.0%	$55.63
							0.00
Total Operating Expenses	7,514,389	7,399,438	7,196,737	7,209,498	7,152,311	16.6	9.21
Net Operating Income	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$36,062,923	83.4%	$46.43

TI/LC	0	0	0	0	1,473,928	3.4	1.90
Capital Expenditures	0	0	0	0	155,358	0.4	0.20
Net Cash Flow	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$34,433,637	79.7%	$44.33

NOI DSCR(4)	1.80x	1.86x	1.89x	1.88x	1.94x
NCF DSCR(4)	1.80x	1.86x	1.89x	1.88x	1.85x
NOI DY(4)	10.3%	10.6%	10.8%	10.8%	11.1%
NCF DY(4)	10.3%	10.6%	10.8%	10.8%	10.6%

(1)	Base Rent includes percentage rent.

(2)	U/W Base Rent includes all tenants with signed leases and contractual rent steps through August 2018.

(3)	Other Income includes carousel revenue, rebates, and miscellaneous non-rental income.

(4)	Based on the Mall of Louisiana Whole Loan amount of $325,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MALL OF LOUISIANA

Appraisal. As of the appraisal valuation date of June 23, 2017, the Mall of Louisiana Property had an “as-is” appraised value of $570,000,000.

Environmental Matters. According to the Phase I environmental report dated July 24, 2017, there was no evidence of any recognized environmental conditions at the Mall of Louisiana Property.

Market Overview and Competition. The Mall of Louisiana Property is located in East Baton Rouge Parish within the greater Baton Rouge metropolitan statistical area (“MSA”) of Louisiana. The Mall of Louisiana Property is located approximately six miles southeast of the Baton Rouge central business district, immediately south of Interstate 10, which connects to Interstate 12 approximately three miles north and connects to the New Orleans metropolitan area to the southeast. East Baton Rouge Parish includes the City of Baton Rouge and other established neighborhoods including Mid-City, the Garden District and Spanish Town, and is home of the capital of Louisiana, Louisiana State University, Southern University and Baton Rouge Community College. There are two hospitals located within approximately two miles of the Mall of Louisiana Property: Baton Rouge General Medical Center and Our Lady of the Lake Regional Medical Center. East Baton Rouge Parish’s top employers include Turner Industries Group LLC (9,875 employees), LSU System (6,250 employees), Performance Contractors (5,500 employees), Our Lady of the Lake Regional Medical Center (4,500 employees) and ExxonMobil (4,214 employees). IBM recently developed a $55 million office and residential building in downtown Baton Rouge and has committed to maintain 800 new jobs through 2023 in downtown Baton Rouge. The Baton Rouge MSA had a 2016 unemployment rate of 5.2% continuing year over year declines since 2011.

According to the appraisal, the primary trade area for the Mall of Louisiana Property encompasses an approximately fifteen-mile radius. The estimated 2016 population within a five-, ten- and fifteen-mile radius around the Mall of Louisiana Property was 169,831, 406,664 and 603,052, respectively. The estimated 2016 average household income within the same radii was $90,572, $76,294 and $74,587, respectively. The 2016 fifteen-mile radius population and average household income reflects a compound annual growth rate from 2000-2016 of 1.0% and 2.4%, respectively. Estimated 2016 average retail sales per household within a fifteen-mile radius of the Mall of Louisiana Property was $48,449.

The Mall of Louisiana Property is located in the Baton Rouge retail market which had 2017 first quarter-end average asking rents of $11.32 per square foot and a vacancy rate of 4.5%, a 1.3% decrease from the first quarter-end 2016, with only 11,581 square feet vacant in the market. There are currently six lifestyle centers and regional malls in the Baton Rouge retail market with 2017 first quarter-end average asking rents of $19.61 per square foot and a vacancy rate of 8.6%, a 1.7% decrease from the first quarter-end 2016, with 74,739 square feet of positive absorption. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain information relating to competitive properties for the Mall of Louisiana Property:

Competitive Properties(1)

Property / Location	Property Type	Year Built/ Renovated	Total GLA (SF)	Est. Sales PSF	Occupancy	Distance	Major/Anchor Tenants
Mall of Louisiana Baton Rouge, LA	Super Regional Mall	1997/2008	776,789(1)	$585(1)(2)	91.8%(1)(3)	--	Dillard’s (non-collateral), Dillard’s Men’s (non-collateral), JC Penney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), AMC Theatres

Perkins Rowe Baton Rouge, LA	Lifestyle Center	2006/N/A	749,300	$420	85%	1.5 miles	Cinemark, LA Fitness, Barnes & Noble, Fresh Market

Town Center at Cedar Lodge Baton Rouge, LA	Lifestyle Center	2007/N/A	410,000	$400	98%	5.0 miles	Whole Foods, Books A Million, LOFT, Gap

Siegen Lane Marketplace Baton Rouge, LA	Power Center	1994/2002	462,150	N/A	100%	3.0 miles	Walmart, Lowes, Bed Bath Beyond, TJMaxx

Cortana Mall(4) Baton Rouge, LA	Super Regional Mall	1976/2010	1,360,000	$250	30%	6.5 miles	Dillard’s, JC Penney

(1)	Information obtained from the appraisal and underwritten rent roll for the subject collateral. Total GLA, Est. Sales PSF and Occupancy are shown for the collateral portion of the Mall of Louisiana.

(2)	Comparable inline sales shown as of May 2017. Comparable inline sales excluding Apple for that period were $496 per square foot.

(3)	Occupancy as of June 30, 2017 and includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

(4)	Cortana Mall is the only other enclosed shopping mall in Baton Rouge. Only two of the six anchor units at Cortana Mall are currently occupied and approximately 45 of 110 inline stores are occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MALL OF LOUISIANA

The Borrower. The borrowers are Mall of Louisiana, LLC and Mall of Louisiana Land, LLC (individually and collectively, the “Mall of Louisiana Borrower”), each a single-purpose Delaware limited liability company, with at least two independent directors. Legal counsel to the Mall of Louisiana Borrower delivered a non-consolidation opinion in connection with the origination of the Mall of Louisiana Whole Loan.

The Sponsor. The loan sponsor and nonrecourse carveout guarantor is GGP Real Estate Holding I, Inc., wholly owned by GGP Inc. GGP Inc. (NYSE: GGP) is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping retail properties throughout the United States. GGP Inc.’s portfolio as of June 2017 included 127 properties (121 million square feet) in 40 states with an enterprise value of approximately $39 billion. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

GGP Real Estate Holding I, Inc. has provided a guaranty for payment of $1,726,914 in unfunded tenant allowances for ten various tenants and a guaranty related to the tenant Main Event for payment of $8,519,922 comprised of unfunded tenant allowances ($3,986,500), landlord work ($3,067,797) and gap rent ($1,465,625).

Escrows. During a Trigger Period (as defined below), unless there are sufficient funds in the lockbox account to make the deposits, the Mall of Louisiana Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Mall of Louisiana Property is covered by a blanket insurance policy and the premiums for the blanket policy are prepaid for at least one year in advance), (ii) $12,931 to a replacement reserve subject to a cap of $155,169 and (iii) $129,308 to a tenant improvement and leasing commissions reserve subject to a cap of $1,551,690.

A “Trigger Period” will commence upon (i) an event of default or (ii) the debt service coverage ratio being less than 1.15x. A Trigger Period will end upon (i) the cure or waiver of the event of default and (ii) the debt service coverage ratio being equal to or greater than 1.15x.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Mall of Louisiana Whole Loan. Funds deposited to the lockbox will be swept daily to the Mall of Louisiana Borrower’s operating account unless a Trigger Period exists. During a Trigger Period, funds in the lockbox are required to be transferred daily to a cash management account under the sole control of the lender for the payment of, among other things, debt service, monthly escrows and operating expenses with all excess cash being deposited to an excess cash reserve to be held as additional security for the Mall of Louisiana Whole Loan.

Property Management. The Mall of Louisiana Property is managed by an affiliate of the Mall of Louisiana Borrower.

Assumption. The Mall of Louisiana Borrower has the right to transfer the Mall of Louisiana Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the Mall of Louisiana Property will be managed by a qualifying manager; (iii) a replacement guarantor has assumed the obligations of the Mall of Louisiana Whole Loan guarantor; (iv) the lender has received a non-consolidation opinion; and (v) the transferee is a qualified transferee.

Partial Release. The Mall of Louisiana Borrower may obtain the release of any vacant, non-income producing, unimproved parcel or outlot (including “air rights” parcels), any expansion parcel or the Picardy Street Extension Parcel (as defined below) in connection with a transfer to a person other than a person owned or controlled by the Mall of Louisiana Borrower, provided among other conditions that the following are satisfied: (i) no event of default has occurred and is continuing, and (ii)(A) as it relates to any parcel release other than an expansion parcel release: (a) the lender receives evidence that the parcel is not necessary for the operation of the Mall of Louisiana Property and that it may be readily separated from the Mall of Louisiana Property without material diminution of the value of the Mall of Louisiana Property, (b) lender receives rating agency confirmation (except with respect to a release of the Picardy Street Expansion Parcel so long as it remains vacant, non-income producing and unimproved), (c) the loan to value ratio for the remaining property is less than or equal to 125% provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan to value ratio, or (B) as it relates to the release of an expansion parcel: (x) lender receives evidence that (I) during the time that the expansion parcel was a part of the Mall of Louisiana Property, any tenants that were relocated to the expansion parcel from other areas of the Mall of Louisiana Property have been replaced with tenants of comparable credit quality and paying equal or better rent than the relocated tenants or (II) to the extent existing tenants proposed to be relocated to the expansion parcel after its release, the Mall of Louisiana Borrower has entered into fully executed replacement leases with replacement tenants of comparable credit quality and on rental terms equal or better than the existing tenant, and (y) the release of the expansion parcel does not have a material adverse effect on the use or value of the Mall of Louisiana Property, the priority of the lien of the mortgage, the enforcement of the Mall of Louisiana Whole Loan documents, or the Mall of Louisiana Borrower’s ability to repay the Mall of Louisiana Whole Loan.

The “Picardy Street Extension Parcel” is the portion of land subject to the extension and/or widening of Picardy Street by the City of Baton Rouge.

Real Estate Substitution. The Mall of Louisiana Borrower may obtain the release of a vacant, non-income producing, unimproved parcel, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing, (ii) simultaneous with the substitution, the Mall of Louisiana Borrower acquires an exchange parcel at or adjacent to the Mall of Louisiana Property of reasonably equivalent value to the release parcel, (iii) rating agency confirmation is obtained, and (iv) the loan to value ratio immediately after the substitution is less than or equal to 125%, provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan to value ratio.

Real Estate Expansion. The Mall of Louisiana Borrower may acquire one or more expansion parcels, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing, and (ii) the Mall of Louisiana Borrower acquires fee simple or leasehold interest in the expansion parcel. Any expansion parcel may be released (see “Partial Release” above.)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

MALL OF LOUISIANA

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Mall of Louisiana Borrower is required to obtain and maintain property insurance, commercial general liability insurance and business interruption insurance that covers acts of terrorism in an amount determined by the lender in its sole discretion (but not to exceed the full replacement cost of the Mall of Louisiana Property and 18-months of business interruption insurance), provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension thereof or substantially similar program (“TRIPRA”) is in effect, the Mall of Louisiana Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the annual premiums for property and business interruption insurance required under the related Mall of Louisiana Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

No. 3 – Marketplace at Millcreek

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$39,600,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$39,600,000			Location:	Buford, GA
% of Initial Pool Balance:	5.6%			Size:	401,947 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$98.52
Borrower:	DDRTC Marketplace at Mill Creek LLC			Year Built/Renovated:	2003/NAP
Borrower Sponsors:	DDR & TIAA-CREFF JV			Title Vesting:	Fee
Mortgage Rate:	3.820%			Property Manager:	Self-managed
Note Date:	August 14, 2017			4th Most Recent Occupancy (As of):	97.7% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.3% (12/31/2014)
Maturity Date:	September 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (10/6/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	97.2% (7/6/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,362,551 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$4,452,382 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$4,891,676 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$4,913,376 (TTM 6/30/2017)
Additional Debt Type:	NAP			U/W Revenues:	$6,395,033
				U/W Expenses:	$1,669,652
				U/W NOI:	$4,725,381
				U/W NCF:	$4,251,374
				U/W NOI DSCR:	3.08x
				U/W NCF DSCR:	2.77x
Escrows and Reserves(1):				U/W NOI Debt Yield:	11.9%
				U/W NCF Debt Yield:	10.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$75,800,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 9, 2017
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.2%
Replacement Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	52.2%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Marketplace at Millcreek Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail center located in Buford, Georgia (the “Marketplace at Millcreek Property”). The Marketplace at Millcreek Mortgage Loan was originated on August 14, 2017 by Wells Fargo Bank, National Association. The Marketplace at Millcreek Mortgage Loan had an original principal balance of $39,600,000, has an outstanding principal balance as of the Cut-off Date of $39,600,000 and accrues interest at an interest rate of 3.820% per annum. The Marketplace at Millcreek Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Marketplace at Millcreek Mortgage Loan. The Marketplace at Millcreek Mortgage Loan matures on September 11, 2027. Following the lockout period, the borrower has the right to defease the Marketplace at Millcreek Mortgage Loan in whole, but not in part, on any date before March 11, 2027. In addition, the Marketplace at Millcreek Mortgage Loan is prepayable without penalty on or after March 11, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$39,600,000	68.7%	Loan payoff(1)	$57,307,446	99.4%
Borrower sponsors’ new cash contribution	18,042,994	31.3	Closing costs	335,548	0.6
Total Sources	$57,642,994	100.0%	Total Uses	$57,642,994	100.0%

(1)	The Marketplace at Millcreek Property was previously securitized in BACM 2007-3.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

MARKETPLACE AT MILLCREEK

The Property. The Marketplace at Millcreek Property is a 401,947 square foot anchored retail center situated on a 54.6-acre site and located in Buford, Georgia approximately 30 miles northeast of Atlanta central business district. Constructed in 2003, the Marketplace at Millcreek Property is situated directly across from the Simon-owned Mall of Georgia, which is the largest shopping mall in the state of Georgia in terms of leasable retail space, and A-rated by Green Street Advisors. The Marketplace at Millcreek Property is anchored by Ross Dress for Less, Marshalls, Burlington Coat Factory (currently subleasing the Toys “R” Us space), Bed Bath & Beyond, and Stein Mart. The Marketplace at Millcreek Property is also shadow anchored by Costco, which is not part of the collateral. The remainder of the rent roll is granular with 24 tenants comprising no more than 5.9% of the net rentable area or 7.2% of the annual base rent. The Marketplace at Millcreek Property contains 2,214 surface parking spaces, resulting in a parking ratio of 5.5 spaces per 1,000 square feet. As of July 6, 2017, the Marketplace at Millcreek Property was 97.2% occupied by 29 tenants. Since 2007, the Marketplace at Millcreek Property has averaged 95.4% occupancy.

The following table presents certain information relating to the tenancy at the Marketplace at Millcreek Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s / S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Anchor Tenants
Ross Dress for Less	NR/A3/A-	30,093	7.5%	$11.75	$353,593	7.2%	NAV	NAV	1/31/2023(3)
Marshalls	NR/A2/A+	30,000	7.5%	$11.00	$330,000	6.7%	$259(4)	5.6%(4)	5/31/2022(5)
Toys “R” Us(6)	CC/B3/CCC-	50,000	12.4%	$5.88(6)	$294,250(6)	6.0%	NAV	NAV	1/31/2020(7)
Stein Mart	NR/NR/NR	30,000	7.5%	$9.25	$277,500	5.6%	$135(8)	9.5%(8)	9/30/2023(9)
Bed Bath & Beyond	NR/Baa1/BBB+	33,889	8.4%	$8.00	$271,112	5.5%	NAV	NAV	1/31/2020(9)
Total Anchor Tenants		173,982	43.3%	$8.77	$1,526,455	30.9%

Major Tenants
DSW	NR/NR/NR	23,783	5.9%	$15.00	$356,745	7.2%	$174(10)	10.6%(10)	1/31/2024(11)
Michael’s	NR/NR/BB-	23,582	5.9%	$13.06	$307,981	6.2%	$189(8)	8.8%(8)	2/29/2020(11)
Cost Plus World Market	NR/Baa1/BBB+	18,225	4.5%	$16.75	$305,269	6.2%	NAV	NAV	1/31/2018(11)
Total Major Tenants		65,590	16.3%	$14.79	$969,995	19.6%

Non-Major Tenants		151,176	37.6%	$16.15	$2,441,259	49.4%

Occupied Collateral Total		390,748	97.2%	$12.64	$4,937,708	100.0%

Vacant Space		11,199	2.8%

Collateral Total		401,947	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Ross Dress For Less has two, five-year extension option.

(4)	Sales PSF and Occupancy Costs are for the trailing twelve months as of January 31, 2017.

(5)	Marshalls has one, five-year extension option.

(6)	Toys “R” Us subleased all 50,000 square feet space to Burlington Coat Factory. The Annual U/W Base Rent and Annual U/W Base Rent PSF is based on the rent Toys “R” Us paying to the borrower. The appraiser concluded to a market rent of $10.00 per square foot for the Toys “R” us space, which is approximately 70% higher than the underwritten base rent. Toys “R” Us filed for Chapter 11 bankruptcy protection on September 18, 2017. See “–Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in the Free Writing Prospectus.

(7)	Toys “R” Us has five, five-year extension options.

(8)	Sales PSF and Occupancy costs are for the trailing 12 months as of December 31, 2016

(9)	Tenant has four, five-year extension options.

(10)	Sales PSF and Occupancy Costs are for the trailing twelve months as of May 31, 2017.

(11)	Tenant has two, five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

MARKETPLACE AT MILLCREEK

The following table presents certain information relating to the lease rollover schedule at the Marketplace at Millcreek Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	1	1,473	0.4%	1,473	0.4%	$32,627	0.7%	$22.15
2017	2	33,072	8.2%	34,545	8.6%	$417,141	8.4%	$12.61
2018	1	18,225	4.5%	52,770	13.1%	$305,269	6.2%	$16.75
2019	3	24,197	6.0%	76,967	19.1%	$355,766	7.2%	$14.70
2020	9	146,662	36.5%	223,629	55.6%	$1,572,438	31.8%	$10.72
2021	2	4,611	1.1%	228,240	56.8%	$100,236	2.0%	$21.74
2022	4	40,759	10.1%	268,999	66.9%	$543,185	11.0%	$13.33
2023	2	60,093	15.0%	329,092	81.9%	$631,093	12.8%	$10.50
2024	2	29,264	7.3%	358,356	89.2%	$493,712	10.0%	$16.87
2025	1	4,787	1.2%	363,143	90.3%	$86,166	1.7%	$18.00
2026	1	23,450	5.8%	386,593	96.2%	$304,850	6.2%	$13.00
2027	0	0	0.0%	386,593	96.2%	$0	0.0%	$0.00
Thereafter	1	4,155	1.0%	390,748	97.2%	$95,226	1.9%	$22.92
Vacant	0	11,199	2.8%	401,947	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	401,947	100.0%			$4,937,708	100.0%	$12.64

(1)	Information obtained from the underwritten rent roll.

(2)	Total Annual UW Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Marketplace at Millcreek Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/6/2016(1)	7/6/2017(2)
97.7%	92.3%	100.0%	100.0%	97.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Marketplace at Millcreek Property:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,658,124	$4,650,491	$5,102,916	$5,141,903	$5,190,468	81.2%	$12.91
Percent Rent	54,897	68,659	70,168	69,511	69,511	1.1	0.17
Total Reimbursables	1,119,345	1,107,802	1,111,941	1,096,567	1,343,158	21.0	3.34
Other Income	41,714	111,257	38,957	13,751	51,420	0.8	0.13
Less Vacancy & Credit Loss	0	0	0	0	(259,523)(1)	(4.1)	(0.65)
Effective Gross Income	$5,874,080	$5,938,209	$6,323,982	$6,321,731	$6,395,033	100.0%	$15.91

Total Operating Expenses	$1,511,529	$1,485,827	$1,432,307	$1,408,354	$1,669,652	26.1%	$4.15

Net Operating Income	$4,362,551	$4,452,382	$4,891,676	$4,913,376	$4,725,381	73.9%	$11.76
Replacement Reserves	0	0	0	0	148,720	2.3	0.37
TI/LC	0	0	0	0	325,287	5.1	0.81
Net Cash Flow	$4,362,551	$4,452,382	$4,891,676	$4,913,376	$4,251,374	66.5%	$10.58

NOI DSCR	2.84x	2.90x	3.19x	3.20x	3.08x
NCF DSCR	2.84x	2.90x	3.19x	3.20x	2.77x
NOI DY	11.0%	11.2%	12.4%	12.4%	11.9%
NCF DY	11.0%	11.2%	12.4%	12.4%	10.7%

(1)	The underwritten economic vacancy is 5.0%. Marketplace at Millcreek Property was 97.2% physically occupied as of July 6, 2017.

Appraisal. As of the appraisal valuation date of July 9, 2017, the Marketplace at Millcreek Property had an “as-is” appraised value of $75,800,000.

Market Overview and Comparable Properties. The Marketplace at Millcreek Property is located in the city of Buford, Georgia, approximately 30.0 miles northeast of the Atlanta central business district. The Marketplace at Millcreek Property is located along Buford Drive, and directly across from the Simon-owned Mall of Georgia, which is A-rated by Green Street Advisors. Mall of Georgia is a 1.7 million square foot super regional mall with more than 200 local, national and international stores, and is the largest shopping mall in the state of Georgia in terms of leasable retail space. The Marketplace at Millcreek Property benefits from its location along Buford Drive, which connects with Interstate 85 and Lawrenceville to the south, and Interstate 985 and Sugar Hill to the north. According to the appraisal, the surrounding neighborhood is part of the rapidly expanding commercial development along

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

MARKETPLACE AT MILLCREEK

Interstate 85, and residential development is concentrated in all directions around the Marketplace at Millcreek Property. The population within the surrounding neighborhood has shown moderate growth over the past seven years and experienced substantial growth from 2000 to 2010.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Marketplace at Millcreek Property was 3,145, 51,522 and 146,855, respectively; while the 2017 estimated average household income within the same radii was $78,807, $92,199 and $92,933, respectively. According to a third party market research report, the Marketplace at Millcreek Property is located within the Gwinnett Mall/Duluth submarket which contains approximately 16.9 million square feet of retail space with a 6.8% vacancy rate and an average asking rental rate of $16.03 per square foot, gross.

The following table presents certain information relating to comparable properties to the Marketplace at Millcreek Property:

Competitive Properties(1)

	Marketplace at Millcreek (Subject)	Mill Creek Station	Mill Creek Crossing	Mall of Georgia Shops	Lawrenceville Market	North Point Market Center
Location	Buford, GA	Buford, GA	Buford, GA	Buford, GA	Lawrenceville, GA	Alpharetta, GA
Distance from Subject	--	0.9 miles	1.9 miles	Adjacent	8.5 miles	21.0 miles
Year Built/Renovated	2003/NAP	2000/NAP	1998/NAP	2003/NAP	1995/NAP	1994/NAP
Anchors	Ross Dress For Less, Marshalls, Toys “R” Us, Stein Mart, Bed Bath & Beyond	NAP	Walmart, Lowes	NAP	Home Depot, Target, Hobby Lobby, AMC, Marshalls, Old Navy, PetsMart, Ross Dress for Less	Babies “R” Us, Dick’s Sporting Goods, Marshalls, Bed Bath & Beyond
Total GLA	401,947 SF(2)	35,975 SF	383,532 SF	18,430 SF	499,749 SF	427,053 SF
Total Occupancy	97.2%(2)	100.0%	99.0%	94.0%	100.0%	95.0%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

The Borrower. The borrower is DDRTC Marketplace at Mill Creek LLC, a Delaware limited liability company and single purpose entity with one independent director. DDRTC Marketplace at Mill Creek LLC is 100.0% indirectly owned by DDRTC Core Retail Fund, LLC, a joint venture between TREA Retail Property Portfolio 2006 LLC (“TREA”), a wholly-owned subsidiary of Teachers Insurance and Annuity Association (“TIAA”) (85.0% membership interest), and DDR TC LLC, a wholly-owned subsidiary of DDR Corp. (“DDR”) (15.0% membership interest). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marketplace at Millcreek Mortgage Loan. DDRTC Core Retail Fund, LLC is the guarantor of certain nonrecourse carveouts under the Marketplace at Millcreek Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are DDR & TIAA CREFF JV. DDR (NYSE: DDR) is a self-administered and self-managed real estate investment trust in the business of acquiring, owning, developing, redeveloping, expanding, leasing and managing shopping centers. Headquartered in Beachwood, Ohio, DDR’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. As of February 10, 2017, DDR’s portfolio consisted of 317 shopping centers (including 152 centers owned through joint ventures) and more than 650 acres of undeveloped land (of which approximately 100 acres are owned through unconsolidated joint ventures) throughout 35 states as well as Puerto Rico (14 assets). TIAA serves approximately 5.0 million active and retired employees participating at more than 15,000 institutions and had over $938.0 billion in combined assets under management as of the first quarter of 2017. As of June 30, 2017, TIAA’s Real Estate Account had $24.8 billion in net assets.

Escrows. The loan documents do not require ongoing monthly escrows for taxes as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Marketplace at Millcreek Property taxes have been paid. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Marketplace at Millcreek Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The loan documents do not require ongoing monthly escrows for replacement reserves as long as (i) no event of default has occurred and is continuing, and (ii) the Marketplace at Millcreek Property is being adequately maintained as determined by the lender based on annual site inspections.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the Marketplace at Millcreek Property are required to be deposited into the lockbox account within one business day of receipt. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the Marketplace at Millcreek Mortgage Loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Cash Trap Event Period” means the occurrence of (i) an event of default or (ii) the trailing 12-month net operating income (“NOI”) debt yield falling below 7.75% for two consecutive calendar quarters. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default, and with respect to clause (ii), upon the trailing 12-month NOI debt yield being greater than or equal to 8.25% for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

MARKETPLACE AT MILLCREEK

In lieu of a cash flow sweep, the borrower may provide a letter of credit, or a guaranty from DDRTC Core Retail Fund, LLC, or post cash, equal to an amount that would have otherwise been swept in a cash flow sweep event, but not less than the amount swept assuming an NOI that yields a 7.75% NOI debt yield, refreshed annually on the anniversary of the trigger event.

Property Management. The Marketplace at Millcreek Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Marketplace at Millcreek Property provided that certain conditions are satisfied, including (i) no event of default under the Marketplace at Millcreek Mortgage Loan documents has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Marketplace at Millcreek Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iv) if requested by lender, rating agency confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2017-C40 certificates.

Partial Release. Not permitted

Real Estate Substitution. Not permitted

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Marketplace at Millcreek Property, as well as business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Marketplace at Millcreek Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the Marketplace at Millcreek Property is completed, or the 18-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – SAVA Holdings IHG Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$37,000,000			Specific Property Type:	Various
Cut-off Date Balance:	$37,000,000			Location:	Various
% of Initial Pool Balance:	5.2%			Size:	429 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$86,247
Borrower Name:	Four9Nine Holdings, LLC			Year Built/Renovated:	Various
Borrower Sponsor:	Suhas S. Naik			Title Vesting:	Fee
Mortgage Rate:	5.0100%			Property Manager:	Self-managed
				4th Most Recent Occupancy (As of):	NAV
Note Date:	August 31, 2017			3rd Most Recent Occupancy (As of):	85.3% (12/31/2014)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.0% (12/31/2015)
Maturity Date:	September 6, 2027			Most Recent Occupancy (As of):	90.0% (12/31/2016)
IO Period:	24 months			Current Occupancy (As of):	89.9% (TTM 7/31/2017)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months			4th Most Recent NOI (As of):	$4,047,326 (12/31/2014)
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$4,712,578 (12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,180,258 (12/31/2016)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$5,226,587 (TTM 7/31/2017)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None			U/W Revenues:	$13,439,151
Additional Debt Type:	NAP			U/W Expenses:	$8,261,742
				U/W NOI:	$5,177,409
				U/W NCF:	$4,639,843
				U/W NOI DSCR:	2.17x
Escrows and Reserves(1):				U/W NCF DSCR:	1.94x
				U/W NOI Debt Yield:	14.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.5%
Taxes	$470,193	$49,756	NAP	As-Is Appraised Value(2):	$64,900,000
Insurance	$96,409	Springing	NAP	As-Is Appraisal Valuation Dates:	Various
FF&E	$0	$44,797	NAP	Cut-off Date LTV Ratio(2):	57.0%
PIP Reserve	$4,507,400	NAP	NAP	LTV Ratio at Maturity or ARD:	49.3%
Seasonality Reserve	$67,129	NAP	NAP

(1)	See “Escrows” section.

(2)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “SAVA Holdings IHG Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering three select service hotel properties located in Fort Worth, Texas and Plano, Texas (the “SAVA Holdings IHG Portfolio Properties”). The SAVA Holdings IHG Porfolio Mortgage Loan was originated on August 31, 2017 by Rialto Mortgage Finance, LLC. The SAVA Holdings IHG Portfolio Mortgage Loan had an original principal balance of $37,000,000, has an outstanding principal balance as of the Cut-off Date of $37,000,000 and accrues interest at an interest rate of 5.0100% per annum. The SAVA Holdings IHG Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The SAVA Holdings IHG Portfolio Mortgage Loan matures on September 6, 2027.

Following the lockout period, the borrower has the right to defease the SAVA Holdings IHG Portfolio Mortgage Loan in whole, and in part (see “Partial Release” section), on any date before June 6, 2027. In addition, the SAVA Holdings IHG Portfolio Mortgage Loan is prepayable without penalty on or after June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAVA HOLDINGS IHG PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$37,000,000	80.4%	Loan Payoff	$28,476,419	61.9%
Borrower Sponsor’s new cash contribution	9,014,365	19.6	Reserves	5,141,131	11.2
			Closing Costs	1,104,469	2.4
			Partnership Buyout(1)	11,292,346	24.5
Total Sources	$46,014,365	100.0%	Total Uses	$46,014,365	100.0%

(1)	$11.29 million was used to buy out a previous partner and admit a new preferred partner, who contributed the borrower sponsor’s new cash contribution at the Sava Holdings IHG Portfolio Mortgage Loan origination.

The Properties. The SAVA Holdings IHG Portfolio Properties are comprised of one extended stay hotel, one select service hotel and one limited service hotel properties built between 2007 and 2008 totaling 429 rooms that as of July 31, 2017, were 89.9% occupied with individual hotel occupancies ranging from 85.4% to 94.7%.

Candlewood Suites DFW South

The Candlewood Suites DFW South property is a 174-room, four-story, extended-stay hotel located in Fort Worth, Texas. The Candlewood Suites DFW South property is situated on a 4.3-acre lot and has 140 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per room. The Candlewood Suites DFW South property opened in 2007. The Candlewood Suites DFW South property largely accommodates training programs at American Airlines, as 100 of the 174 rooms are under contract by American Airlines Group since the hotel’s opening. The most recent contract with American Airlines Group has a three-year term for the period of November 1, 2017 through October 31, 2020. The Candlewood Suites DFW South property has a required property improvement plan (“PIP”) to be completed from 2017 through 2019 at an estimated cost of $1,113,853 ($6,401 per room), for which $1,280,931 ($7,362 per room) was reserved upfront.

The Candlewood Suites DFW South property guestroom configuration includes 158 studio suites and 16 one-bedroom suites. Guestroom amenities include a kitchenette, a refrigerator, a coffeemaker and a safe. Other amenities include a large fitness room, lobby workstation, market pantry, lending locker, guest laundry area and an outdoor patio and barbecue area. The Candlewood Suites DFW South property also provides an 800 square foot meeting room.

Holiday Inn DFW Airport South

The Holiday Inn DFW Airport South property is a 143-room, six-story select-service hotel located in Fort Worth, Texas. The Holiday Inn DFW Airport South property is situated on a 3.0-acre lot and has 145 parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Holiday Inn DFW Airport South property opened in 2008. The Holiday Inn DFW Airport South Property has a required property improvement plan (“PIP”) to be completed in 2019 at an estimated cost of $1,395,863 ($9,761 per room), for which $1,605,242 ($11,225 per room) was reserved upfront.

The Holiday Inn DFW Airport South property guestroom configuration includes 84 king rooms, 49 double-queen rooms and 10 one-bedroom suites. Guest room amenities include a mini-refrigerator, microwave, coffeemaker and a safe. The Holiday Inn DFW Airport South property features a market pantry and One Bar & Bistro restaurant with seating capacity of 90. Other amenities include a fitness center, business center, outdoor swimming pool, and guest laundry area and airport/local shuttle. The Holiday Inn DFW Airport South property also provides two meeting rooms, a 2,100 square foot meeting room that can be divided into three separate rooms and a 350 square foot meeting room.

Staybridge Suites Plano

The Staybridge Suites Plano property is a 112-room, four-story, limited-service hotel located in Plano, Texas. The Staybridge Suites Plano property is situated on a 2.6-acre lot and has 114 parking spaces, resulting in a parking ratio of 1.0 spaces per room. The Staybridge Suites Plano property opened in 2007. The Staybridge Suites Plano property has a required property improvement plan (“PIP”) to be completed in 2018 and 2019 at an estimated cost of $1,409,763 ($12,587 per room), for which $1,621,227 ($14,475 per room) was reserved upfront.

The Staybridge Suites Plano property guestroom configuration includes 62 queen rooms, 25 one-bedroom suites, 10 king rooms, eight double double rooms and seven two-bedroom suites. Guest room amenities include a mini-kitchen equipped with a refrigerator, dishwasher, a two-burner stove, a microwave and a coffeemaker. The Staybridge Suites Plano property features a market pantry and a 40-seat complimentary services area which serves daily complimentary breakfast and a complimentary evening manager’s reception Monday-Wednesday. Other amenities include an indoor swimming pool and whirlpool, fitness room, guest laundry area, business center, a sport court, outdoor patio and barbecue area and guest storage rooms. The Staybridge Suites Plano property also provides a 1,200 square foot meeting room and a 240 square foot meeting room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAVA HOLDINGS IHG PORTFOLIO

The following table presents certain information relating to the unit mix of the SAVA Holdings IHG Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	No. of Units	Appraised Value(1)	Allocated Cut-off Date LTV
Candlewood Suites DFW South	$13,000,000	35.1%	94.7%	2007/NAP	174	$25,800,000	50.4%
Holiday Inn DFW Airport South	$12,000,000	32.4%	85.4%	2008/NAP	143	$19,100,000	62.8%
Staybridge Suites Plano	$12,000,000	32.4%	88.1%	2007/NAP	112	$20,000,000	60.0%
Total/Weighted Average	$37,000,000	100.0%	89.9%		429	$64,900,000	57.0%
(1)	See “Appraisal” section.

2017 Accommodated Room Night Demand(1)

Property	Commercial	Group	Contract	Leisure	Extended Stay
Candlewood Suites DFW South	15%	0%	15%	10%	60%
Holiday Inn DFW Airport South	50%	10%	10%	30%	0%
Staybridge Suites Plano	25%	10%	0%	15%	50%

(1)	Information obtained from the appraisals dated from May 22, 2017 through May 23, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the SAVA Holdings IHG Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 7/31/2017	U/W	% of U/W Total Revenue	U/W $ per Room(1)
Occupancy	85.3%	87.0%	90.0%	89.9%	86.2%
ADR	$82.31	$86.35	$88.78	$89.50	$93.31
RevPAR	$70.19	$75.11	$79.90	$80.44	$80.44

Room Revenue	$10,990,667	$11,761,635	$12,511,152	$12,595,275	$12,595,275	93.7%	$29,360
F&B Revenue	560,309	638,151	613,577	641,835	641,835	4.8	1,496
Other Revenue(2)	228,285	219,209	200,442	202,041	202,041	1.5	471
Total Department Expenses	3,222,916	3,349,047	3,439,892	3,399,181	3,399,181	25.3	7,923
Gross Operating Profit	$8,556,345	$9,269,948	$9,885,279	$10,039,970	$10,039,970	74.7%	$23,403

Total Undistributed Expenses	3,879,861	3,925,622	4,026,167	4,127,633	4,127,763	30.7	9,622
Profit Before Fixed Charges	$4,676,484	$5,344,326	$5,859,112	$5,912,337	$5,912,207	44.0%	$13,781

Total Fixed Charges	629,158	631,748	678,854	685,750	734,798	5.5	1,713

Net Operating Income	$4,047,326	$4,712,578	$5,180,258	$5,226,587	$5,177,409	38.5%	$12,069
FF&E	0	0	0	0	537,566	4.0	1,253
Net Cash Flow	$4,047,326	$4,712,578	$5,180,258	$5,226,587	$4,639,843	34.5%	$10,815

NOI DSCR	1.70x	1.97x	2.17x	2.19x	2.17x
NCF DSCR	1.70x	1.97x	2.17x	2.19x	1.94x
NOI DY	10.9%	12.7%	14.0%	14.1%	14.0%
NCF DY	10.9%	12.7%	14.0%	14.1%	12.5%

(1)	Based on 429 rooms.

(2)	Other Revenue consists of revenue from meeting rooms, sundry shop, telephone, and guest laundry.

Appraisal. As of the appraisal valuation dates of May 9, 2017 through May 10, 2017, the SAVA Holdings IHG Portfolio Properties had a portfolio aggregate “as-is” appraised value of $59,400,000. The appraiser also concluded a portfolio aggregate “when complete” appraised value of $67,800,000 for the SAVA Holdings IHG Portfolio Properties as of June 1, 2018. For purposes of calculating the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD, the “as-is” value of $19,100,000 was used for the Holiday Inn DFW Airport South property and “as-complete” values of $25,800,000 and $20,000,000 for the Candlewood Suites DFW South property and Staybridge Suites Plano property, respectively, were used.

Environmental Matters. According to Phase I environmental assessments, each dated May 5, 2017, there was no evidence of any recognized environmental conditions at the SAVA Holdings IHG Portfolio Properties.

Market Overview and Competition. The SAVA Holdings IHG Portfolio Properties are located in two diverse markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Candlewood Suites DFW South

The Candlewood Suites DFW South property is located in Fort Worth, Tarrant County, Texas, within the Dallas-Fort Worth, TX-OK metropolitan statistical area. Arlington is the seventh-largest city in Texas and is located twelve miles east of Downtown Fort Worth and 20 miles west of Downtown Dallas. Major employers include AMR/American Airlines, Lockheed Martin, Fort Worth Independent School District, Texas Health Resources, NAS-Fort Worth-JRB and Arlington Independent School District. Other businesses in the area include Globe Life Park in Arlington, Six Flags Over Texas, Six Flags Hurricane Harbor, The University of Texas at Arlington, and the AT&T Stadium. According to the appraisal, the 2017 estimated population within a one-, three-, and five-mile radius of the Candlewood Suites DFW South property was 9,459, 67,930, and 233,065 respectively. The estimated average household income within the same radii is $55,620, $64,366, and $70,032.

Primary regional access routes serving the Dallas/Fort Worth Metroplex include Interstates 20, 30, 35, and 45, as well as U.S. Highways 67, 75, and 287. Interstate 20 traverses the southern sector of the metro area and extends to such cities as Abilene and Midland to the west and Shreveport, Louisiana to the east. Interstate 30 commences in west Fort Worth and, after serving as a major east/west route through the metro area, extends in a northeasterly direction to Greenville and Texarkana. Interstate 35, which divides into eastern and western sections when passing through the respective Dallas and Fort Worth metro areas, provides access to Oklahoma City to the north and Austin and San Antonio to the south. Interstate 45 commences near Downtown Dallas and extends in a southeasterly direction, providing access to the Houston metropolitan area. Primary access to the Candlewood Suites DFW South property is provided by Reggis Court. Access is also available from Center Station Drive. The Candlewood Suites DFW South Property is located near the intersection of State Highways 360 and 183, which are the nearest major highways. Overall, the Candlewood Suites DFW South property benefits from very good accessibility and good visibility attributes. The Candlewood Suites DFW South property’s neighborhood is generally defined by State Highway 183 to the north, State Highway 161 to the east, the DART rail lines to the south, and State Highway 360 to the west. The neighborhood is characterized by quick-service restaurants, hotel, office buildings, and multi-family housing. Other businesses and entities in the area include Bank of America mortgage call center, Kubota Tractor Corporation, AT&T Stadium and Six Flags Over Texas. In addition, American Airlines operation center is located just west of the Candlewood Suites DFW South property’s neighborhood. Restaurants located near the Candlewood Suites DFW South property include Taco Bell, McDonald’s, and Starbuck. Hotels near the Candlewood Suites DFW South property include Hampton Inn & Suites, Candlewood Suites, and Marriott.

Holiday Inn DFW Airport South

The Holiday Inn DFW Airport South property is located in Fort Worth, Tarrant County, Texas, within the Dallas-Fort Worth, TX-OK metropolitan statistical area. Arlington is the seventh-largest city in Texas and is located twelve miles east of Downtown Fort Worth and 20 miles west of Downtown Dallas. Major employers include AMR/American Airlines, Lockheed Martin, Fort Worth Independent School District, Texas Health Resources, NAS-Fort Worth-JRB and Arlington Independent School District, Oher businesses in the area include Globe Life Park in Arlington, Six Flags Over Texas, Six Flags Hurricane Harbor, The University of Texas at Arlington, and the AT&T Stadium. According to the appraisal, the 2017 estimated population within a one-, three-, and five-mile radius of the Holiday Inn DFW Airport South property was 7,777, 69,003 and 236,953, respectively. The estimated average household income within the same radii is $56,409, $64,237, and $69,446.

Primary regional access routes serving the Dallas/Fort Worth Metroplex include Interstates 20, 30, 35, and 45, as well as U.S. Highways 67, 75, and 287. Interstate 20 traverses the southern sector of the metro area and extends to such cities as Abilene and Midland to the west and Shreveport, Louisiana to the east. Interstate 30 commences in west Fort Worth and, after serving as a major east/west route through the metro area, extends in a northeasterly direction to Greenville and Texarkana. Interstate 35, which divides into eastern and western sections when passing through the respective Dallas and Fort Worth metro areas, provides access to Oklahoma City to the north and Austin and San Antonio to the south. Interstate 45 commences near Downtown Dallas and extends in a southeasterly direction, providing access to the Houston metropolitan area. Primary access to the Holiday Inn DFW Airport South property is provided by Center Station Drive. Access is also available from Centreport Drive. The Holiday Inn DFW Airport South property is located near a busy intersection and is relatively simple to locate from State Highways 360 and 183, which are the nearest major highways. Overall, the Holiday Inn DFW Airport South property benefits from very good accessibility and good visibility attributes. The Holiday Inn DFW Airport South property’s neighborhood is generally defined by State Highway 183 to the north, State Highway 161 to the east, the DART rail lines to the south, and State Highway 360 to the west. The neighborhood is characterized by quick-service restaurants, hotel, office buildings, and multi-family housing. Other businesses and entities in the area include AMR corporate headquarters, Bank of America mortgage call center, Kubota Tractor Corporation, AT&T Stadium and Six Flags Over Texas. In addition, American Airlines operation center is located just west of the Holiday Inn DFW Airport South property’s neighborhood. Restaurants located near the Holiday Inn DFW Airport South property include Taco Bell, McDonald’s, and Starbuck. Hotels near the Holiday Inn DFW Airport South property include Hampton Inn & Suites, Candlewood Suites, and Marriott.

Staybridge Suites Plano

The Staybridge Suites Plano property is located in Plano, Collin County, Texas, within the Dallas-Fort Worth-Arlington, TX metropolitan statistical area. Plano is located between the suburbs of Richardson and Frisco. The area features a unique combination of office towers, upscale shopping, urban residential communities, and restaurants. This region is home to a multitude of global corporate headquarters and technology-related companies. Major employers include Plano ISD, Capital One Finance, Bank of America Home Loans, HP Enterprise Services, and Ericsson. Other business in the greater Plano area include J.C. Penney Company, Dr. Pepper Snapple Group (DPS), and Frito-Lay, PepsiCo, FedEx, Toyota Motor Company. According to the appraisal, the 2017 estimated population within a one-, three-, and five-mile radius of the Staybridge Suites Plano property was 8,196, 119,999 and 342,337, respectively. The estimated average household income within the same radii is $66,089, $106,940 and $102,318.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAVA HOLDINGS IHG PORTFOLIO

Primary regional access routes serving the Dallas/Fort Worth Metroplex include Interstates 20, 30, 35, and 45, as well as U.S. Highways 67, 75, and 287. Interstate 20 traverses the southern sector of the metro area and extends to such cities as Abilene and Midland to the west and Shreveport, Louisiana, to the east. Interstate 30 commences in west Fort Worth and, after serving as a major east/west route through the metro area, extends in a northeasterly direction to Greenville and Texarkana. Interstate 35, which divides into eastern and western sections when passing through the respective Dallas and Fort Worth metro areas. Interstate 45 commences near Downtown Dallas and extends in a southeasterly direction, providing access to the Houston metropolitan area. Primary access to the Staybridge Suites Plano property is provided by Silverglen Drive. The Staybridge Suites Plano property is located near a major north/south arterial in Plano and is accessible via the Dallas North Tollway, U.S. Highway 75, and President George Bush Turnpike. The Staybridge Suites Plano property is served by the Dallas/Fort Worth International Airport and Dallas Love Field airport, which is located approximately 14 miles to the southwest approximately eleven miles southwest of the hotel, respectively. The Staybridge Suites Plano property’s neighborhood is generally defined by Park Boulevard to the north, Dallas North Tollway to the west, Campbell Road to the south, and Custer Road to the east. The neighborhood is characterized by restaurants, hospitals, office buildings, higher-education institutions, apartment complexes, single-family homes, and retail shopping centers. Other businesses and entities in the area include Atmos Energy, Collin County Community College, The University of Texas at Dallas, and Baylor Scott & White Medical Center - Plano. Restaurants located near the Staybridge Suites Plano property include Cafe Brazil, Geisha Steak & Sushi, and McDonald’s. Hotels near the Staybridge Suites Plano property include the existing Hilton Garden Inn Dallas/Richardson and a Residence Inn by Marriott which is under construction.

The following tables present certain information relating to the SAVA Holdings IHG Portfolio Properties historical occupancy, ADR RevPAR and penetration rates:

Historical Occupancy, ADR and RevPAR(1)

TTM July 2015			TTM July 2016			TTM July 2017
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Candlewood Suites DFW South	92.6%	$61.62	$57.07	93.0%	$64.52	$59.99	94.3%	$67.41	$63.5
Holiday Inn DFW Airport South	77.9%	$103.71	$80.76	85.2%	$101.60	$86.55	85.4%	$102.66	$87.6
Staybridge Suits Plano	83.1%	$104.79	$87.08	86.9%	$109.84	$95.41	88.1%	$111.15	$97.9

(1)	Information obtained from a third party hospitality research report dated August 16, 2017.

Historical Penetration Rates(1)

	TTM July 2015			TTM July 2016			TTM July 2017
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Candlewood Suites DFW South	135.6%	68.6%	93.0%	121.9%	69.0%	84.1%	121.7%	71.1%	86.5%
Holiday Inn DFW Airport South	107.5%	86.3%	92.8%	115.4%	81.1%	93.6%	116.6%	81.0%	94.4%
Staybridge Suits Plano	106.1%	100.0%	106.0%	105.4%	99.6%	105.0%	112.0%	100.9%	113.1%

(1)	Information obtained from a third party hospitality research report dated August 16, 2017.

The Borrowers. The borrower is Four2Nine Holdings, LLC single purpose Delaware limited liability companies, with two independent directors in its organizational structure. The borrower is owned by Three429, LLC, the sole member and manager of the borrower. Three 429, LC is managed by Suhas S. Naik and Ajay Kothari. Suhas S. Naik, is the guarantor of certain nonrecourse carveouts under the SAVA Holdings IHG Portfolio Mortgage Loan and the full recourse guarantor of $9,250,000. Suhas S. Naik filed Chapter 11 bankruptcy in 2010 in connection with a maturity default on the construction financing on three hotels, including two of the Sava Hotel IHG Portfolio Properties (the DFW South property and the Staybridge Suites Plano property). See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor of the SAVA Holdings IHG Portfolio Mortgage Loan is Suhas S. Naik. Mr. Naik has more than 25 years of real estate experience. Sava Holdings, Ltd. is a boutique hotel development company headquartered in Irving, Texas with 745 rooms currently under management in the Dallas Fort Worth Metroplex and another 427 rooms under construction. The company specializes in the acquisition, design, development, construction, and management of hospitality projects.

Escrows. The loan documents provided for upfront escrows in the amount of $470,193 for real estate taxes, $96,409 for insurance, $67,129 for a seasonality reserve, and $4,507,400 for a PIP reserve. The loan documents also provide for monthly escrows in the amount of $49,756 for real estate taxes and the applicable seasonality reserve monthly deposit (as defined below). The loan documents do not require monthly escrows for insurance provided that the SAVA Holdings IHG Portfolio Properties are (i) insured via an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and proof of payment of the insurance premiums when due; and (ii) no event of default exists.

The borrower is required to pay monthly seasonality reserves commencing in 2018 for the months of January – November of each year for the term of the SAVA Holdings IHG Portfolio Mortgage Loan. The monthly amount will be equal to quotient of (i) the aggregate amount of monthly net cash flow shortfall of the most recent trailing 12-month period through January multiplied by 1.20, (ii) divided by 11.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The borrower is required to pay monthly FF&E reserves of (i) an amount equal to one-twelfth 4% of gross income and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. During the initial 24 months of the SAVA Holdings IHG Portfolio Mortgage Loan a portion of the monthly FF&E reserves equal to 2% of the gross income shall be retained by the lender and will not be disbursed to the borrower until after (i) the initial 24 month period; (ii) delivery of an officer’s certificate and other documentation confirming completion of all property improvement plan work for each individual property; and (iii) no event of default exists.

Lockbox and Cash Management. The SAVA Holdings IHG Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The borrower has directed all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. Funds in the lockbox are transferred daily into the cash management account, where they are applied in accordance with the loan documents. All excess cash flow will be applied as follows (i) to the property improvement plan reserve account following loan closing until the renewal of the Holiday Inn DFW Airport South property franchise agreement and following the occurrence and continuance of a Franchise Trigger Event; (ii) to the excess cash flow subaccount during any other Cash Sweep Event (as defined below), and/or (iii) if no Cash Sweep Event period is continuing, excess funds are released to the Borrower.

Additionally, following the completion of all the property improvement for all the individual properties, the borrower may request any remaining property improvement reserve funds be released to the borrower provided that (i) no Cash Sweep Event period is continuing, and (ii) the debt yield for the SAVA Holdings IHG Portfolio Mortgage Loan is not less than 12.0%.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) the occurrence of a Franchise Trigger Event. A Cash Sweep Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the current amortization schedule) is greater than 1.15x for two consecutive quarters or the date on which the low debt service coverage ratio cure shall have occurred, among other conditions. Clause (iv) may be cured if the Cash Sweep Event is caused solely by the occurrence by a Franchise Trigger Event (as defined below), which may be cured by the occurrence of the applicable Franchise Trigger Event cure (as defined below).

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x.

A “Franchise Trigger Event” will occur (i) twelve months prior to the applicable expiration date under the franchise agreement; (ii) any failure to complete any property improvement plan work for the Candlewood Suites DFW South property or the Staybridge Suites Plano property by the earlier of (a) the date required by the franchisor and (b) the date that is twelve months after the origination date, and (iii) for the Holiday Inn DFW Airport South property (a) by the date required by the franchisor, or (b) from and after the origination date until the cure of a Cash Sweep Event.

A Franchise Trigger Event will expire, if the lender has received an acceptable comfort letter from the franchisor and, (A) with respect clause (i), (ii) or (iii) borrower has entered into an extension of the existing franchise agreement or a new franchise agreement has been executed with franchisor or a replacement franchisor acceptable to the lender and all related property improvement plan requirements have been completed and paid in full or (B) with respect to clause (ii) all related property improvement plan work being completed and paid in full.

Property Management. The SAVA Holdings IHG Portfolio Properties are managed by Aquila Lodging, LLC an affiliate of the borrower.

Assumption. The borrower has a right to transfer the SAVA Holdings IHG Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C40 Certificates.

Partial Release. Following the second anniversary of the issuance of the WFCM Series 2017-C40 Certificates and prior to June 6, 2027, the borrowers are permitted to obtain the release of one or more individual properties in connection with a partial defeasance, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) delivery of defeasance collateral in an amount equal to 120.0% of the released property’s original allocated loan balance; (iii) the amortizing debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) with respect to the remaining properties will be no less than the greater of (a) 1.94x and (b) the amortizing debt service coverage ratio immediately prior to the release; and (iv) the loan to value ratio with respect to the remaining properties will be no greater than the lesser of (a) 57.0% and (b) the loan to value ratio immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SAVA HOLDINGS IHG PORTFOLIO

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SAVA Holdings IHG Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

No. 5 – Wilshire Pacific Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$32,850,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$32,850,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	4.6%			Size:	107,737 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$304.91
Borrower Names(1):	Various			Year Built/Renovated:	1974/2010
Borrower Sponsors:	Bruce Abrams; Robert Hanasab; Paul Minoo; Robert Hanasab as trustee of the Robert Hanasab Trust			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	Self-managed
Note Date:	August 30, 2017			4th Most Recent Occupancy (As of):	81.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	78.0% (12/31/2015)
Maturity Date:	September 11, 2027			2nd Most Recent Occupancy (As of):	81.0% (12/31/2016)
IO Period:	120 Months			Current Occupancy (As of):	92.7% (9/1/2017)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP			4th Most Recent NOI(3):	NAV
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,395,745 (12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,520,352 (12/31/2016)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of)(4):	$2,888,235 (TTM 7/31/2017)
Lockbox Type:	Springing			U/W Revenues:	$4,696,734
Additional Debt:	None			U/W Expenses:	$1,265,398
Additional Debt Type:	NAP			U/W NOI(4):	$3,431,335
				U/W NCF:	$3,298,854
				U/W NOI DSCR:	2.51x
Escrows and Reserves(2):				U/W NCF DSCR:	2.42x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.4%
Taxes	$257,898	$42,983	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$59,000,000
Replacement Reserves	$0	$2,243	$80,730	As-Is Appraisal Valuation Date:	July 18, 2017
TI/LC Reserve	$500,000	$13,455	$500,000	Cut-off Date LTV Ratio:	55.7%
Rent Concession Reserve	$122,576	$0	NAP	LTV Ratio at Maturity or ARD:	55.7%

(1)	See “The Borrowers” section.

(2)	See “Escrows” section.

(3)	Historical operating history is not available as the borrower acquired the property in 2014 and such information was not provided by the seller.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Wilshire Pacific Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering an office building located in Los Angeles, California (the “Wilshire Pacific Plaza Property”). The Wilshire Pacific Plaza Mortgage Loan was originated on August 30, 2017 by Wells Fargo Bank, National Association. The Wilshire Pacific Plaza Mortgage Loan had an original principal balance of $32,850,000, has an outstanding principal balance as of the Cut-off Date of $32,850,000 and accrues interest at an interest rate of 4.100% per annum. The Wilshire Pacific Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the loan term. The Wilshire Pacific Plaza Mortgage Loan matures on September 11, 2027.

Following the lockout period, the borrower has the right to defease the Wilshire Pacific Plaza Mortgage Loan in whole, but not in part, on any date before May 11, 2027. In addition, the Wilshire Pacific Plaza Mortgage Loan is prepayable without penalty on or after May 11, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$32,850,000	100.0%	Loan payoff	$25,583,228	77.9%
			Upfront reserves	880,474	2.7
			Closing costs	271,864	0.8
			Return of equity	6,114,434	18.6
Total Sources	$32,850,000	100.0%	Total Uses	$32,850,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WILSHIRE PACIFIC PLAZA

The Property. The Wilshire Pacific Plaza Property comprises a six-story office building totaling 107,737 square feet of rentable area and located in the Brentwood District of West Los Angeles, California, approximately 14.0 miles west of the Los Angeles central business district (“CBD”). Built in 1974 and renovated in 2010, the Wilshire Pacific Plaza Property is situated on a 0.8-acre parcel that also includes a three-level subterranean parking garage. The 2010 renovation totaled approximately $4.2 million and consisted of significant interior and exterior upgrades, including a modern glass façade on the ground floor, elevator modernization, completely renovated lobby and upgrades to the common areas and outdoor plaza. The Wilshire Pacific Plaza Property has a diverse tenant base, which includes medical offices, dental offices, law firms, private equity firms, and a ground floor bank branch. The Wilshire Pacific Plaza Property features 45 surface parking spaces and 169 parking spaces in the below-grade parking structure, resulting in 214 total parking spaces and a parking ratio of 2.0 spaces per 1,000 square feet of net rentable area. As of September 1, 2017, the Wilshire Pacific Plaza Property was 92.7% occupied by 48 tenants.

The largest tenant at the Wilshire Pacific Plaza Property is Open Road Films, LLC (“Open Road Films”), which is headquartered at the property (11.8% of net rentable area; 12.1% of underwritten base rent). Open Road Films is a leading independent motion picture company that was founded in 2011 by AMC Entertainment Inc. and Regal Entertainment Group, the two largest theatrical exhibition companies in the United States. The company is known as a filmmaker-focused distributor that supports both box office hits and top prestige titles. Other than Open Road Films, no tenant accounts for more than 7.5% of the total net rentable area or 7.8% of total rent.

The following table presents certain information relating to the tenancy at the Wilshire Pacific Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Open Road Films	NR/NR/NR	12,740	11.8%	$39.51	$503,361	12.1%	7/31/2018(3)
Atkins North America(4)	NR/NR/BBB	8,049	7.5%	$40.44	$325,502	7.8%	3/31/2019
Biren Law Group	NR/NR/NR	5,062	4.7%	$43.80	$221,716	5.3%	4/30/2028
American Bullion, LLC	NR/NR/NR	4,726	4.4%	$36.00	$170,136	4.1%	10/31/2018
Cramer & Tynan, LLP	NR/NR/NR	3,748	3.5%	$34.80	$130,430	3.1%	7/31/2020
Total Major Tenants		34,325	31.9%	$39.36	$1,351,145	32.4%

Non-Major Tenants		65,504	60.8%	$42.95	$2,813,071	67.6%

Occupied Collateral Total		99,829	92.7%	$41.71	$4,164,216	100.0%

Vacant Space		7,908	7.3%

Collateral Total		107,737	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2018 of $102,226.

(3)	Open Road Films has two, five-year renewal options.

(4)	Atkins North America subleases its 8,049 square foot space to OmniForce, LLC, which pays $23.40 per square foot and has a lease expiration date of March 31, 2019, which is coterminous with Atkins North America’s lease. The appraisal concluded to a market rent of $44.40 per square foot for this space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WILSHIRE PACIFIC PLAZA

The following table presents certain information relating to the lease rollover schedule at the Wilshire Pacific Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	5	1,087	1.0%	1,087	1.0%	$28,500	0.7%	$26.22
2017	2	2,554	2.4%	3,641	3.4%	$95,795	2.3%	$37.51
2018	14	29,841	27.7%	33,482	31.1%	$1,116,820	26.8%	$37.43
2019	9	14,193	13.2%	47,675	44.3%	$577,478	13.9%	$40.69
2020	3	7,681	7.1%	55,356	51.4%	$299,200	7.2%	$38.95
2021	9	19,384	18.0%	74,740	69.4%	$898,290	21.6%	$46.34
2022	4	6,444	6.0%	81,184	75.4%	$291,915	7.0%	$45.30
2023	5	5,867	5.4%	87,051	80.8%	$259,033	6.2%	$44.15
2024	0	0	0.0%	87,051	80.8%	$0	0.0%	$0.00
2025	2	2,739	2.5%	89,790	83.3%	$135,412	3.3%	$49.44
2026	0	0	0.0%	89,790	83.3%	$0	0.0%	$0.00
2027	2	1,382	1.3%	91,172	84.6%	$70,948	1.7%	$51.34
Thereafter	2	8,657	8.0%	99,829	92.7%	$390,824	9.4%	$45.15
Vacant	0	7,908	7.3%	107,737	100.0%	$0	0.0%	$0.00
Total/Weighted Average	57(3)	107,737	100.0%			$4,164,216	100.0%	$41.71

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(3)	The Wilshire Pacific Plaza Property is occupied by 48 tenants operating on 57 leases.

The following table presents historical occupancy percentages at the Wilshire Pacific Plaza Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	9/1/2017(2)
81.0%	78.0%	81.0%	92.7%

(1)	Information obtained from historical occupancy report

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Wilshire Pacific Plaza Property:

Cash Flow Analysis

	2015	2016	TTM 7/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$3,151,318	$3,179,463	$3,495,462	$4,164,216	88.7%	$38.65
Grossed Up Vacant Space	0	0	0	351,115	7.5	3.26
Total Reimbursables	184,143	183,878	188,887	107,359	2.3	1.00
Other Income(2)	19,582	17,523	12,823	10,308	0.2	0.10
Parking Income(3)	338,053	400,583	502,887	515,268	11.0	4.78
Less Vacancy & Credit Loss	0	0	0	(451,533)(4)	(9.6)	(4.19)
Effective Gross Income	$3,693,096	$3,781,447	$4,200,059	$4,696,734	100.0%	$43.59

Total Operating Expenses	$1,297,352	$1,261,095	$1,311,824	$1,265,398	26.9%	$11.75

Net Operating Income	$2,395,745	$2,520,352	$2,888,235	$3,431,335	73.1%	$31.85
TI/LC	0	0	0	110,934	2.4	1.03
Replacement Reserves	0	0	0	21,547	0.5	0.20
Net Cash Flow	$2,395,745	$2,520,352	$2,888,235	$3,298,854	70.2%	$30.62

NOI DSCR	1.75x	1.85x	2.12x	2.51x
NCF DSCR	1.75x	1.85x	2.12x	2.42x
NOI DY	7.3%	7.7%	8.8%	10.4%
NCF DY	7.3%	7.7%	8.8%	10.0%

(1)	The increase in Base Rent from TTM 7/31/2017 to U/W is due to new leases totaling $579,765 and contractual rent steps through September 2018 totaling $102,226.

(2)	Other Income consists of signage income, late charges, key fees, and miscellaneous income.

(3)	Parking Income is based on the garage income of $311,268 for the period TTM July 31, 2017 plus the $17,000 per month rental rate of United Valet Parking to operate the surface parking lot.

(4)	The underwritten economic vacancy is 10.0%. The Wilshire Pacific Plaza Property was 92.7% physically occupied as of September 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WILSHIRE PACIFIC PLAZA

Appraisal. As of the appraisal valuation date of July 18, 2017, the Wilshire Pacific Plaza Property had an “as-is” appraised value of $59,000,000.

Environmental Matters. According to the Phase I environmental report dated July 25, 2017, there was no evidence of any recognized environmental conditions at the Wilshire Pacific Plaza Property.

Market Overview and Competition. The Wilshire Pacific Plaza Property is located in the Brentwood District of West Los Angeles, California, approximately 2.2 miles east of Santa Monica, 4.8 miles west of Beverly Hills, 9.3 miles north of the Los Angeles International Airport, and 14.0 miles west of the Los Angeles CBD. Access to the neighborhood is provided by Wilshire Boulevard, the primary east-west roadway and main commercial corridor in the area, which runs from Santa Monica to the west and downtown Los Angeles to the east. Additionally, the Wilshire Pacific Plaza Property is located two blocks north of Santa Monica Boulevard, which serves most neighborhoods of West Los Angeles and runs east to downtown Los Angeles. The Wilshire Pacific Plaza Property is also located 1.5 miles west of Interstate-405 (the primary north-south thoroughfare in the region) and 3.5 miles north of Interstate-10 (the primary east-west thoroughfare in the region). Interstate-405 and Interstate-10 provide access to the Wilshire Pacific Plaza Property from all outlying areas of Los Angeles.

According to the appraisal, the Brentwood District is recognized as one of the most prestigious and desirable commercial and residential markets in Los Angeles. According to the appraisal, the Wilshire Pacific Plaza Property has a prominent location within the Brentwood District along Wilshire Boulevard, and has good visibility, as well as convenient access to Santa Monica, Westwood, and numerous west Los Angeles submarkets. The estimated 2016 population within a one-, three- and five-mile radius of the Wilshire Pacific Plaza Property was 44,421, 267,265, 507,174, respectively; and the estimated 2016 average household income within the same radii was $113,545, $128,399 and $128,394, respectively.

According to a third party market research report, the Wilshire Pacific Plaza Property is located in the Brentwood office submarket, which is part of the West Los Angeles office submarket cluster. As of the second quarter of 2017, the Brentwood submarket was comprised of 67 buildings totaling 4.2 million square feet and reported an 8.2% vacancy rate and an average asking rent of $46.69 per square foot gross.

The following table presents certain information relating to comparable office leases for the Wilshire Pacific Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term (Months)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Wells Fargo Center Brentwood, CA	1983	25	500,475	88.1%	0.9 mile	NAV	Q3 2017 / 80 Months	4,182	$45.00	FSG
Wilshire Landmark II Los Angeles, CA	1989	17	412,944	94.0%	0.6 mile	NAV	Q2 2016 / 60 Months	4,932	$43.20	FSG
Wilshire Landmark I Los Angeles, CA	1986	24	328,331	92.8%	0.6 mile	NAV	Q4 2016 / 39 Months	5,727	$56.40	FSG
12100 Wilshire Los Angeles, CA	1985	19	365,000	82.7%	0.1 mile	NAV	Q1 2017 / 61 Months	3,793	$48.72	FSG
Wilshire Brentwood Plaza	1985	15	500,475	89.7%	0.1 mile	NAV	Q2 2016 / 96 Months	15,413	$43.80	FSG
Gateway LA Los Angeles, CA	1986	14	147,815	92.6%	0.1 mile	NAV	Q2 2017 / 42 Months	2,994	$42.00	FSG
(1)	Information obtained from the appraisal and third party market research reports.

The Borrowers. The borrowers comprise five tenants-in-common: 12301 Wilshire Building I, LLC; 12301 Wilshire Building II, LLC; Ekeve I Investment, LLC; Ekeve II Investment, LLC; and One Wilshire Pacific Holdings, LLC. 12301 Wilshire Building I, LLC and 12301 Wilshire Building II, LLC, each of which are California limited liability companies; and Ekeve I Investment, LLC, Ekeve II Investment, LLC, and One Wilshire Pacific Holdings, LLC, each of which are Delaware limited liability companies. Each tenant-in-common is a single purpose entity, and the managing members of each tenant-in-common are the guarantors of certain nonrecourse carveouts under the Wilshire Pacific Plaza Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Bruce Abrams, Paul Minoo, Robert Hanasab, and Robert Hanasab as trustee of the Robert Hanasab Trust. Bruce Abrams founded the Sunrise Real Estate Group, LLC, a privately-held commercial real estate company based in Los Angeles. Robert Hanasab oversees all aspects of operations for Robhana Inc. and M & Y Management, which owns and/or manages over 2,000,000 square feet of commercial real estate and 50 apartment units, and Partners Capital, which specializes in deal sourcing, acquisitions and asset management. Paul Minoo is the president of 4M Investment Corp, a private equity investment firm based in Los Angeles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WILSHIRE PACIFIC PLAZA

Escrows. The loan documents provide for upfront reserves of $257,898 for real estate taxes, $500,000 for tenant improvements and leasing commissions (“TI/LC”), and $122,576 for outstanding rent concessions related to multiple leases. The loan documents also provide for ongoing monthly reserves of $42,983 for real estate taxes, $2,243 for replacement reserves (subject to a cap of $80,730), and $13,455 for TI/LC (subject to a cap of $500,000, which will be increased to $1.15 million during a Cash Trap Event Period (as defined below) if the borrower deposits $800,000 in cash or provides a letter of credit in the amount of $800,000). The loan documents do not require monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Wilshire Pacific Plaza Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of the payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period, the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the Wilshire Pacific Plaza Mortgage Loan documents and all operating expenses will be retained by the lender.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio (based on a hypothetical 30-year amortization period) being less than 1.10x (equivalent to a 1.53x debt service coverage ratio on an interest-only basis) at the end of any quarter. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default and with respect to clause (ii), upon (a) the amortizing debt service coverage ratio (based on a hypothetical 30-year amortization period) being at least 1.15x (equivalent to a 1.60x debt service coverage ratio on an interest-only basis) for two consecutive calendar quarters, or (b) the date in which the borrowers deposit $800,000 in the leasing reserve or deliver to the lender a letter of credit in the amount of $800,000, provided no event of default has occurred and is continuing.

Property Management. The Wilshire Pacific Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Wilshire Pacific Plaza Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C40 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Wilshire Pacific Plaza Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 17.0% for the Wilshire Pacific Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

No. 6 - Pinnacle Medical Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$29,000,000			Specific Property Type:	Medical
Cut-off Date Balance:	$29,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	4.1%			Size:	80,402 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$360.69
Borrower Name:	LP Scripps Lot I LLC			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Reza Paydar; Robert V. Lankford; Alex Roudi; JW Investments Trust; Lankford Family Trust; The Zayanderoudi Family Trust			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	August 30, 2017			4th Most Recent Occupancy (As of):	84.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	88.0% (12/31/2014)
Maturity Date:	September 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(2):	$1,647,903 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(2):	$2,318,062 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$2,740,438 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$2,794,493 (TTM 4/30/2017)
Additional Debt Type:	NAP

				U/W Revenues:	$3,668,639
				U/W Expenses:	$862,149
				U/W NOI:	$2,806,490
				U/W NCF:	$2,627,524
				U/W NOI DSCR:	2.22x
Escrows and Reserves(1):				U/W NCF DSCR:	2.08x
				U/W NOI Debt Yield:	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.1%
Taxes	$187,218	$31,203	NAP	As-Is Appraised Value:	$49,950,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 24, 2017
TI/LC Reserve	$0	$6,700	$250,000(1)	Cut-off Date LTV Ratio:	58.1%
Replacement Reserves	$0	$1,340	$50,000(1)	LTV Ratio at Maturity:	58.1%

(1)	See “Escrow” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Pinnacle Medical Plaza Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a class A medical office property located in San Diego, California (“Pinnacle Medical Plaza Property”). The Pinnacle Medical Plaza Mortgage Loan was originated on August 30, 2017 by Wells Fargo Bank, National Association. The Pinnacle Medical Plaza Mortgage Loan had an original principal balance of $29,000,000, has an outstanding principal balance as of the Cut-off Date of $29,000,000 and accrues interest at an interest rate of 4.300% per annum. The Pinnacle Medical Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the loan term. The Pinnacle Medical Plaza Mortgage Loan matures on September 11, 2027.

Following the lockout period, the borrower has the right to defease Pinnacle Medical Plaza Mortgage Loan in whole, but not in part, on any date before June 11, 2027. In addition, the Pinnacle Medical Plaza Mortgage Loan is prepayable without penalty on or after June 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

PINNACLE MEDICAL PLAZA

Sources and Uses

Sources			Uses
Original Mortgage Loan amount	$29,000,000	100.0%	Loan payoff	$25,632,152	88.5%
			Reserves	187218	0.6
			Closing costs	717,482	2.5
			Return of equity	2,463,148	8.5
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%

The Property. The Pinnacle Medical Plaza Property is a two-story, class A medical office building totaling 80,402 square feet located in San Diego, California, approximately 18.0 miles northeast of the San Diego central business district. The Pinnacle Medical Plaza Property was built by the sponsor in 2008 and is situated on a 9.8-acre site including 402 surface parking spaces, resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. Since construction, the sponsor has invested approximately $6.5 million ($81 per square foot) of capital improvements into the Pinnacle Medical Plaza Property, consisting primarily of dentistry and medical office build-outs. As of August 1, 2017, Pinnacle Medical Plaza Property was 100.0% occupied by nine tenants.

The largest tenant at the Pinnacle Medical Plaza Property is Sharp Health Care (“Sharp”; rated ‘Aa3’/’AA-’ by Moody’s/S&P), a not-for-profit regional health care delivery system headquartered in San Diego, California. Sharp initially signed a 10-year lease for 41,896 square feet in 2008 and expanded three times in 2012, 2015 and 2016. Sharp currently occupies 62,710 square feet at the Pinnacle Medical Plaza Property, representing 78.0% of the net rentable area and 79.7% of the underwritten base rent. The Sharp network includes four acute-care hospitals, three specialty hospitals and three affiliated medical groups with a total of 3,135 beds. In total, Sharp has more than 18,000 employees, including 2,600 physicians on staff and more than 1,500 physicians in affiliated medical groups. Sharp offers 36 diversified services and programs such as cancer treatment, heart and vascular care, orthopedics, mental health and pregnancy/childbirth. At the Pinnacle Medical Plaza Property, Sharp offers services in various fields, including pediatrics, OB/GYN, family medicine, gastroenterology, urology, dermatology and neurology, among others.

Sharp has successfully increased revenues from approximately $1.8 billion in 2006 to $3.4 billion in 2015, representing a compounded annual growth rate of approximately 6.6%. The Pinnacle Medical Plaza Property is located within 13.0 miles of three Sharp Hospitals totaling over 1,000 beds: Sharp Memorial Hospital (656 beds), Sharp Mary Birch Hospital for Women & Newborns (206 beds) and Sharp Mesa Vista Hospital (158 beds).

The following table presents certain information relating to the tenancy at Pinnacle Medical Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Sharp	NR/Aa3/AA-	62,710	78.0%	$38.39(1)	$2,407,495(1)	79.7%	11/30/2027(2)
San Diego Surgical Arts	NR/NR/NR	3,859	4.8%	$29.50	$113,855	3.8%	9/30/2028(3)
Home Dialysis Therapies	NR/NR/NR	2,988	3.7%	$33.09	$98,873	3.3%	12/31/2024(4)
Total Major Tenants		69,557	86.5%	$37.67	$2,620,223	86.8%

Non-Major Tenants		10,845	13.5%	$36.82	$399,366	13.2%

Occupied Collateral Total		80,402	100.0%	$37.56	$3,019,589	100.0%

Vacant Space		0	0.0%

Collateral Total		80,402	100.0%

(1)	Sharp’s Annual U/W Base Rent represents its average rent over the term of the Pinnacle Medical Plaza Mortgage Loan. Sharp has a current Annual U/W Base Rent of $34.76 per square foot.

(2)	Sharp has three, five-year renewal options.

(3)	San Diego Surgical Arts has two, five-year renewal options.

(4)	Home Dialysis Therapies has one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

PINNACLE MEDICAL PLAZA

The following table presents certain information relating to the lease rollover schedule at Pinnacle Medical Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	55	0.1%	55	0.1%	$0	0.0%	$0.00
2017	0	0	0.0%	55	0.1%	$0	0.0%	$0.00
2018	1	1,999	2.5%	2,054	2.6%	$79,160	2.6%	$39.60
2019	0	0	0.0%	2,054	2.6%	$0	0.0%	$0.00
2020	1	1,037	1.3%	3,091	3.8%	$41,065	1.4%	$39.60
2021	2	4,102	5.1%	7,193	8.9%	$141,519	4.7%	$34.50
2022	0	0	0.0%	7,193	8.9%	$0	0.0%	$0.00
2023	1	2,004	2.5%	9,197	11.4%	$72,361	2.4%	$36.11
2024	1	2,988	3.7%	12,185	15.2%	$98,873	3.3%	$33.09
2025	1	1,648	2.0%	13,833	17.2%	$65,261	2.2%	$39.60
2026	0	0	0.0%	13,833	17.2%	$0	0.0%	$0.00
2027	2	62,710	78.0%	76,543	95.2%	$2,407,495	79.7%	$38.39
Thereafter	1	3,859	4.8%	80,402	100.0%	$113,855	3.8%	$29.50
Vacant	0	0	0.0%	80,402	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	80,402	100.0%			$3,019,589	100.0%	$37.56

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at Pinnacle Medical Plaza Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	8/1/2017(2)
84.0%	88.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Pinnacle Medical Plaza Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016	TTM 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,808,323	$2,370,642	$2,756,182	$2,761,912	$2,864,324(2)	78.1%	$35.63
Grossed Up Vacant Space	0	0	0	0	155,264(3)	4.2	1.93
Total Reimbursables	605,543	788,884	857,654	872,118	804,315	21.9	10.00
Other Income	60	95	0	19,112	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(155,264)(3)	(4.2)	(1.93)
Effective Gross Income	$2,413,926	$3,159,621	$3,613,836	$3,653,142	$3,668,639	100.0%	$45.63

Total Operating Expenses	$766,023	$841,559	$873,398	$858,649	$862,149	23.5%	$10.72

Net Operating Income	$1,647,903	$2,318,062	$2,740,438	$2,794,493	$2,806,490	76.5%	$34.91
TI/LC	0	0	0	0	162,885	4.4	2.03
Capital Expenditures	0	0	0	0	16,080	0.4	0.20
Net Cash Flow	$1,647,903	$2,318,062	$2,740,438	$2,794,493	$2,627,524	71.6%	$32.68

NOI DSCR	1.30x	1.83x	2.17x	2.21x	2.22x
NCF DSCR	1.30x	1.83x	2.17x	2.21x	2.08x
NOI DY	5.7%	8.0%	9.4%	9.6%	9.7%
NCF DY	5.7%	8.0%	9.4%	9.6%	9.1%

(1)	The Net Operating Income increased from 2014 to 2015 because Sharp received 18 months of 50.0% rent abatement following its expansion in 2012. In addition, San Diego Surgical Arts began its lease in 2014 and was provided 10 months of rental abatements.

(2)	U/W Base Rent includes Sharp’s average rent over the term of the Pinnacle Medical Plaza Mortgage Loan.

(3)	The underwritten economic vacancy is 5.1%. The Pinnacle Medical Plaza Property was 100.0% physically occupied as of August 1, 2017.

Appraisal. As of the appraisal valuation date of May 24, 2017, Pinnacle Medical Plaza Property had an “as-is” appraised value of $49,950,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 31, 2017, there was no evidence of any recognized environmental conditions at Pinnacle Medical Plaza Property.

Market Overview and Competition. The Pinnacle Medical Plaza Property is located in northern San Diego, California, approximately 17.9 miles northeast of the San Diego central business district, along Interstate-15. The Pinnacle Medical Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

PINNACLE MEDICAL PLAZA

Property is located in the 266-acre Scripps Ranch Business Park, which is part of the larger 4,365-acre Scripps Ranch master-planned community. Large corporate users within the Scripps Ranch Business Park include Lockheed, MedImpact, Hitachi, Mitchell International, and Paychex, among others. According to the appraisal, Pinnacle Medical Plaza Property is one of the few class A medical and dental office properties in the Scripps Ranch submarket. According to the appraisal, the 2016 estimated population within a one-, three- and five- mile radius of Pinnacle Medical Plaza Property was 12,651, 136,188 and 246,143, respectively; and the average household income within the same radii was $141,252, $122,604 and $123,871, respectively.

According to the appraisal, the Pinnacle Medical Plaza Property is located within the Central County area of the San Diego County Medical Office Building market. As of the first quarter of 2017, the Central County area comprised approximately 113 medical office properties totaling 4.0 million square feet with a 5.7% vacancy rate. The appraiser concluded to market rents for the Pinnacle Medical Plaza Property of $37.80 per square foot, triple-net, for all medical office space less than 10,000 square feet; and $33.00 per square foot, triple-net, for medical office space greater than 10,000 square feet. Overall, the appraiser concluded that the in-place rent at Pinnacle Medical Plaza Property is 0.1% below market levels.

The following table presents certain information relating to comparable medical office leases for Pinnacle Medical Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Genesee Plaza San Diego, CA	1983/NAP	161,184	97%	10.5 miles	Roy Davis, MD	Feb. 2017 / 10.4 Years	5,315	$45.00	Modified Gross
Genesee Plaza San Diego, CA	1983/NAP	161,184	97%	10.5 miles	Scripps Health	Feb. 2016 / 4.0 Years	6,957	$47.40	Modified Gross
Torrey Reserve San Diego, CA	1999/NAP	10,774	71%	11.2 miles	Rady Children’s Hospital	Feb. 2016 / 5.0 Years	7,612	$45.00	NNN

Chancellor Park San Diego, CA	1989/NAP	195,733	95%	10.1 miles	UCSD Health	Mar. 2015 / 10.0 Years	34,316	$37.80	Modified Gross
Pacific Medical Plaza San Diego, CA	2009/NAP	50,925	100%	8.6 miles	UCSD MC/Family Practice	Dec. 2013 / 10.0 Years	17,794	$39.00	NNN
Lewis Medical Building San Diego, CA	1992/NAP	22,461	100%	15.9 miles	Regents of the University of CA	Oct. 2015 / 10.0 Years	22,461	$34.20	NNN
University Pacific Center San Diego, CA	1986/NAP	51,367	63%	17.1 miles	The Regents of UCSD	May. 2015 / 10.0 Years	15,601	$45.00	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower is LP Scripps Lot I LLC, a Delaware limited liability company. Reza Paydar, Robert V. Lankford, Alex Roudi, JW Investments Trust, Lankford Family Trust and The Zayanderoudi Family Trust are the guarantors of certain nonrecourse carveouts under the Pinnacle Medical Plaza Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Reza Paydar, Robert V. Lankford, Alex Roudi, JW Investments Trust, Lankford Family Trust, and The Zayanderoudi Family Trust. Mr. Paydar is a founding partner of Interwest Capital Corporation (“ICC”). Established in 2003, ICC’s commercial real estate portfolio consists of over $700.0 million in assets including more than 4,000 multifamily units and 1,000 hotel rooms.

Escrows. The Pinnacle Medical Plaza Mortgage Loan documents provide for an upfront escrow at origination in the amount of $187,218 for real estate taxes. The Pinnacle Medical Plaza Mortgage Loan documents provide for ongoing monthly escrows of $31,203 for real estate taxes, $6,700 for tenant improvements and leasing commissions (subject to a cap of $250,000 so long as no event of default is continuing and the debt yield is no less than 7.0%), $1,340 for replacement reserves (subject to a cap of $50,000 so long as no event of default is continuing and the Pinnacle Medical Plaza Property is being adequately maintained as reasonably determined by the lender). The Pinnacle Medical Plaza Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Pinnacle Medical Plaza Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Trap Event Period (as defined below), the Pinnacle Medical Plaza Mortgage Loan documents requires that the borrower establish a lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the Pinnacle Medical Plaza Property will be deposited into the lockbox account. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the Pinnacle Medical Plaza Mortgage Loan documents and all operating expenses will be retained by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

PINNACLE MEDICAL PLAZA

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt yield being less than 7.0% at the end of any calendar quarter; (iii) the date Sharp provides notice of its intention not to renew its lease or fails to exercise its extension option or renew its lease prior to May 31, 2025; (iv) the date that Sharp discontinues its business (i.e. “goes dark”) at the Pinnacle Medical Plaza Property; or (v) a decline in Sharp’s credit rating below ‘BBB-’ (or equivalent) by any of Fitch, Moody’s, S&P, Kroll, Morningstar or DBRS. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; with respect to clause (iii), either (A) the occurrence of a Sharp Re-Tenanting Event (as defined below) or (B) the lender receiving satisfactory evidence that Sharp has exercised its extension or renewal option pursuant to the terms reasonably satisfactory to the lender; with respect to clause (iv), either (A) the occurrence of a Sharp Re-Tenanting Event (as defined below) or Sharp resuming its normal business operations at the Pinnacle Medical Plaza Property for two consecutive calendar quarters; and with respect to clause (v), upon the date the credit rating of Sharp has been restored to investment-grade by the relevant rating agencies. If the Cash Trap Event Period is continuing solely as a result of clause (iii) or clause (iv), then the sum of all excess cash flow held by the lender and the amount of funds then on deposit in the tenant improvements and leasing commissions reserve account is subject to a cap of $4,500,000 and all swept funds above the cap are required to be disbursed to the borrower.

A “Sharp Re-Tenanting Event” shall mean that the lender has received satisfactory evidence that the entire Sharp space has been leased to one or more satisfactory replacement tenants that have taken occupancy of the applicable space, are conducting normal business operations in such space and are paying full, unabated rent pursuant to the terms of a lease reasonably satisfactory to the lender under which all tenant improvement costs and leasing commissions have been paid or are adequately reserved for by the lender, such evidence to include, without limitation, a satisfactory estoppel from each such replacement tenant(s) affirming the foregoing.

Property Management. Pinnacle Medical Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Pinnacle Medical Plaza Property provided that certain conditions are satisfied, including (i) no event of default under the Pinnacle Medical Plaza Mortgage Loan documents has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Pinnacle Medical Plaza Property, then a replacement management agreement with a qualified manager must be executed acceptable to the lender; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iv) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2017-C40 certificates.

Rights of First Offer. Sharp has continuing rights of first offer to purchase the Pinnacle Medical Plaza Property and lease available space at the Pinnacle Medical Plaza Property. A Subordination, Non-Disturbance and Attornment Agreement was entered into with Sharp, which states that the right of first offer does not apply to a foreclosure, including judicial and nonjudicial foreclosure and deed-in-lieu of foreclosure, but will apply to subsequent transfers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Pinnacle Medical Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pinnacle Medical Plaza Property, as well as loss of rents and/or business interruption insurance for a period no less than 12 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of Pinnacle Medical Plaza Property during the loan term. At the time of loan closing, Pinnacle Medical Plaza Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 5.0% for the Pinnacle Medical Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

No. 7 – Winslow Bay Commons

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,800,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$25,800,000			Location:	Mooresville, NC
% of Initial Pool Balance:	3.6%			Size:	255,598 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$100.94
Borrower Name:	DDRTC Winslow Bay Commons LLC			Year Built/Renovated:	2003/NAP
Borrower Sponsors:	DDRTC Core Retail Fund, LLC			Title Vesting:	Fee
Mortgage Rate:	3.820%			Property Manager:	Self-managed
Note Date:	August 14, 2017			4th Most Recent Occupancy (As of):	98.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.7% (12/31/2014)
Maturity Date:	September 11, 2027			2nd Most Recent Occupancy (As of):	97.6% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	98.6% (9/30/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	99.4% (7/6/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,521,217 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$3,509,635 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$3,578,409 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$3,552,567 (TTM 6/30/2017)
Additional Debt Type:	NAP			U/W Revenues:	$4,485,287
				U/W Expenses:	$914,550
				U/W NOI:	$3,570,737
				U/W NCF:	$3,258,501
				U/W NOI DSCR:	3.57x
				U/W NCF DSCR:	3.26x
Escrows and Reserves(1):				U/W NOI Debt Yield:	13.8%
				U/W NCF Debt Yield:	12.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$56,350,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 17, 2017
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.8%
Replacement Reserves	$0	Springing	$0	LTV Ratio at Maturity:	45.8%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (“Winslow Bay Commons Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail center located in Mooresville, North Carolina (“Winslow Bay Commons Property”). The Winslow Bay Commons Mortgage Loan was originated on August 14, 2017 by Wells Fargo Bank, National Association. The Winslow Bay Commons Mortgage Loan had an original principal balance of $25,800,000, has an outstanding principal balance as of the Cut-off Date of $25,800,000 and accrues interest at an interest rate of 3.820% per annum. Winslow Bay Commons Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments throughout the term of the Winslow Bay Commons Mortgage Loan. The Winslow Bay Commons Mortgage Loan matures on September 11, 2027.

Following the lockout period, the borrower has the right to defease Winslow Bay Commons Mortgage Loan in whole, but not in part, on any date before March 11, 2027. In addition, the Winslow Bay Commons Mortgage Loan is prepayable without penalty on or after March 11, 2027.

Sources and Uses

Sources			Uses
Original Mortgage Loan amount	$25,800,000	68.0%	Loan payoff(1)	$37,680,787	99.4%
Borrower sponsor’s new cash equity	12,117,347	32.0	Closing costs	236,560	0.6
Total Sources	$37,917,347	100.0%	Total Uses	$37,917,347	100.0%

(1)	The previous loan on the Subject was securitized in BACM 2007-3.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

WINSLOW BAY COMMONS

The Property. The Winslow Bay Commons Property is a 255,598 square foot anchored retail center situated on a 39.1-acre site and located in Mooresville, North Carolina. The Winslow Bay Commons Property consists of six buildings, five of which were built in 2003 and one of which was built in 2005. The Winslow Bay Commons Property is anchored by Dick’s Sporting Goods and Ross Dress for Less, and other major tenants include Cost Plus World Market, T.J. Maxx, HomeGoods, Petsmart and Michaels. The remainder of the rent roll is granular with no other tenant making up more than 5.0% of the underwritten income. The Winslow Bay Commons Property is also shadow anchored by a SuperTarget, which is not part of the collateral. The Winslow Bay Commons Property has 1,456 surface parking spaces, resulting in a parking ratio of 5.7 spaces per 1,000 square feet. As of July 6, 2017, the Winslow Bay Commons Property was 99.4% occupied by 29 tenants. Since 2007, the Winslow Bay Commons Property has averaged 97.0% occupancy.

The following table presents certain information relating to the tenancy at Winslow Bay Commons Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Dick’s Sporting Goods	NR/NR/NR	45,644	17.9%	$12.75	$581,961	15.0%	NAV	NAV	1/31/2019(3)
Ross Dress For Less	NR/A3/A-	30,187	11.8%	$11.00	$332,057	8.6%	NAV	NAV	1/31/2019 (4)
Total Anchor Tenants		75,831	29.7%	$12.05	$914,018	23.6%

Major Tenants
Cost Plus World Market	NR/Baa1/BBB+	18,300	7.2%	$17.00	$311,100	8.0%	$149	13.3%	1/31/2019 (5)
T.J. Maxx	NR/A2/A+	30,000	11.7%	$9.35	$280,500	7.3%	$358	3.4%	3/31/2018(6)
HomeGoods	NR/A2/A+	24,335	9.5%	$10.50	$255,518	6.6%	$235	5.6%	4/30/2022 (7)
Petsmart	NR/B1/B+	19,435	7.6%	$12.95	$251,683	6.5%	NAV	NAV	1/31/2019 (8)
Michaels	NR/NR/BB-	21,300	8.3%	$11.75	$250,275	6.5%	$213	6.6%	3/31/2023 (9)
Total Major Tenants		113,370	44.4%	$11.90	1,349,076	34.9%

In Place Tenants		64,897	25.4%	$24.72	$1,604,562	41.5%

Occupied Collateral Total		254,098	99.4%	$15.22	$3,867,656	100.0%

Vacant Space		1,500	0.6%

Collateral Total		255,598	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Sales PSF and Occupancy Costs are for the trailing 12 months as of December 31, 2016.

(3)	Dick’s Sporting Goods has four, five-year renewal options.

(4)	Ross Dress for Less has three, five-year renewal options.

(5)	Cost Plus World Market has two, five-year renewal option.

(6)	T.J. Maxx has two, five-year renewal option.

(7)	HomeGoods has four, five-year renewal options.

(8)	Petsmart has four, five-year renewal options.

(9)	Michaels has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

WINSLOW BAY COMMONS

The following table presents certain information relating to the lease rollover schedule at Winslow Bay Commons Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	1	1,400	0.5%	1,400	0.5%	$38,472	1.0%	$27.48
2017	0	0	0.0%	1,400	0.5%	$0	0.0%	$0.00
2018	6	61,772	24.2%	63,172	24.7%	$884,262	22.9%	$14.31
2019	13	132,866	52.0%	196,038	76.7%	$1,934,717	50.0%	$14.56
2020	1	1,400	0.5%	197,438	77.2%	$35,000	0.9%	$25.00
2021	1	1,400	0.5%	198,838	77.8%	$49,896	1.3%	$35.64
2022	2	25,735	10.1%	224,573	87.9%	$277,358	7.2%	$10.78
2023	3	25,525	10.0%	250,098	97.8%	$431,579	11.2%	$16.91
2024	1	0	0.0%	250,098	97.8%	$108,372	2.8%	$0.00
2025	0	0	0.0%	250,098	97.8%	$0	0.0%	$0.00
2026	0	0	0.0%	250,098	97.8%	$0	0.0%	$0.00
2027	1	4,000	1.6%	254,098	99.4%	$108,000	2.8%	$27.00
Thereafter	0	0	0.0%	254,098	99.4%	$0	0.0%	$0.00
Vacant	0	1,500	0.6%	255,598	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	255,598	100.0%			$3,867,656	100.0%	$15.22

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at Winslow Bay Commons Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/30/2016(1)(2)	7/6/2017(3)
98.9%	97.7%	97.6%	98.6%	99.4%

(1)	Information obtained from the borrower.

(2)	2016 historical vacancy is taken as of third quarter.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Winslow Bay Commons Property:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,726,712	$3,739,956	$3,749,355	$3,777,884	$3,867,656	86.2%	$15.13
Grossed Up Vacant Space	0	0	0	0	$42,900	1.0	.17
Total Reimbursables	551,517	581,729	604,843	626,341	698,382	15.6	2.73
Other Income	26,055	20,455	72,708	71,878	71,878	1.6	0.28
Less Vacancy & Credit Loss	0	0	0	0	(195,528)(1)	(4.4)	(.76)
Effective Gross Income	$4,304,283	$4,342,140	$4,426,906	$4,476,103	$ 4,485,287	100.0%	$17.55

Total Operating Expenses	$783,067	$832,505	$848,497	$923,536	$914,550	20.4%	$3.58

Net Operating Income	$3,521,217	$3,509,635	$3,578,409	$3,552,567	$ 3,570,737	79.6%	$13.97
TI/LC	0	0	0	0	225,293	5.0	0.88
Replacement Reserves	0	0	0	0	86,943	1.9	0.34
Net Cash Flow	$3,521,217	$3,509,635	$3,578,409	$3,552,567	$3,258,501	72.6%	$12.75

NOI DSCR	3.52x	3.51x	3.58x	3.56x	3.57x
NCF DSCR	3.52x	3.51x	3.58x	3.56x	3.26x
NOI DY	13.6%	13.6%	13.9%	13.8%	13.8%
NCF DY	13.6%	13.6%	13.9%	13.8%	12.6%

(1)	The underwritten economic vacancy is 5.0%. The Winslow Bay Commons Property was 99.4% physically occupied as of July 6, 2017.

Appraisal. As of the appraisal valuation date of July 17, 2017, The Winslow Bay Commons Property had an “as-is” appraised value of $56,350,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 11, 2016, there was no evidence of any recognized environmental conditions at the Winslow Bay Commons Property.

Market Overview and Competition. The Winslow Bay Commons Property is located in Mooresville, North Carolina, approximately 27.9 miles north of Charlotte, North Carolina. The Winslow Bay Commons Property benefits from its location at the intersection of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

WINSLOW BAY COMMONS

Interstate 77 and Route 150, which experiences an average daily traffic count of 28,000 vehicles. The surrounding area is improved with complementary retail and commercial uses, including Sam’s Club, Lowe’s and a Walmart Superstore. According to a third party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Winslow Bay Commons Property was 4,988, 28,593, and 65,502, respectively. The 2017 estimated average household income within the same radii was $102,869, $89,644, and $90,508, respectively. Per the appraisal, the surrounding area is a very attractive residential area for commuters to Charlotte and those wanting to live on or near Lake Norman. Homes on Lake Norman and within devleopments with lake access are some of the most desired neighborhoods in the Charlotte region with approximately 195 homes priced above $1 million within a three-mile radius of the Winslow Bay Commons Property.

According to the appraisal, the Winslow Bay Commons Property is located in the Iredell County submarket of the Charlotte retail market. As of mid-year 2017, the submarket reported total inventory of approximately 10.5 million square feetwith a current vacancy rate of 5.1%. The appraiser concluded to market rents for the Winslow Bay Commons Property of $12.00 per square foot for anchor space, $16.50 per square foot for junior anchor space, $20.00 per square foot for in-line space over 4,000 square feet, and $25.00 per square foot for in-line space less than 2,500 square feet, all on a triple-net basis. In total, the appraiser concluded that the in-place rents at the Winslow Bay Commons Property are approximately 2.7% below market.

The following table presents certain information relating to comparable properties the Winslow Bay Commons Property:

Comparable Properties(1)

	Winslow Bay Commons (Subject)	Mooresville Crossing I & II	Plantation Pointe	Mooresville Crossings	Consumer Square	Mooresville Festival
Location	Mooresville, NC	Mooresville, NC	Mooresville, NC	Mooresville, NC	Mooresville, NC	Mooresville , NC
Distance from Subject	--	0.1 miles	0.1 miles	0.3 miles	0.8 miles	0.8 miles
Year Built/Renovated	2003	2007/2009	2005/2014	1998/2016	1999/NAP	1990/2004
Anchors	Target, (Shadow Anchor), Dick’s Sporting Goods, Ross Dress for Less	Best Buy, Bed, Bath & Beyond, Old Navy, Staples, Petco, Ashley Furniture	Sam’s Club	Lowe’s Home Improvement, Hobby Lobby	Walmart, Gander Mountain, Ollie’s Bargain Outlet, Planet Fitness, Rugged Wearhouse, Dollar Tree, Jo-Ann	Belk, Kohl’s, Big Lots
Total GLA	255,598 SF(2)	238,698 SF	154,730 SF	178,827 SF	579,391 SF	215,935 SF
Total Occupancy	99.4%(2)	99.0%	100.0%	100.0%	96.0%	97.0%

(1)	Information obtained from the appraisal.

(2)	Information obtained from underwritten rent roll.

The Borrower. The borrower is DDRTC Winslow Bay Commons LLC, a Delaware limited liability company and single purpose entity with one independent director. DDRTC Winslow Bay Commons LLC is 100.0% indirectly owned by DDRTC Core Retail Fund, LLC, a joint venture between TREA Retail Property Portfolio 2006 LLC (“TREA”), a wholly-owned subsidiary of Teachers Insurance and Annuity Association (“TIAA”) (85.0% membership interest), and DDR TC LLC, a wholly-owned subsidiary of DDR Corp. (“DDR”) (15.0% membership interest). DDRTC Core Retail Fund, LLC is the guarantor of certain nonrecourse carveouts under the Winslow Bay Commons Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are DDRTC Core Retail Fund, LLC. DDR is a self-administered and self-managed real estate investment trust in the business of acquiring, owning, developing, redeveloping, expanding, leasing and managing shopping centers. Headquartered in Beachwood, Ohio, DDR’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. As of February 10, 2017, DDR’s portfolio consisted of 317 shopping centers (including 152 centers owned through joint ventures) and more than 650 acres of undeveloped land (of which approximately 100 acres are owned through unconsolidated joint ventures) throughout 35 states as well as Puerto Rico (14 assets). TIAA serves approximately 5.0 million active and retired employees participating at more than 15,000 institutions and had over $938.0 billion in combined assets under management as of the first quarter of 2017. As of June 30, 2017, TIAA’s Real Estate Account had $24.8 billion in net assets.

Escrows. The Winslow Bay Commons Mortgage Loan documents do not require ongoing monthly escrows for taxes as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Winslow Bay Commons Property taxes have been paid. The Winslow Bay Commons Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Winslow Bay Commons Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Winslow Bay Commons Mortgage Loan documents do not require ongoing monthly escrows for replacement reserves as long as (i) no event of default has occurred and is continuing, and (ii) the Winslow Bay Commons Property is being adequately maintained as determined by the lender based on annual site inspections.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the Winslow Bay Commons Property will be deposited into the lockbox account within one business day of receipt. During a Cash Trap

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

WINSLOW BAY COMMONS

Event Period, all excess cash flow after payment of all sums due and payable under the Winslow Bay Commons Mortgage Loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Cash Trap Event Period” means the occurrence of (i) an event of default or (ii) the trailing 12-month net operating income (“NOI”) debt yield falling below 7.75% for two consecutive calendar quarters. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default, and with respect to clause (ii), upon the trailing 12-month NOI debt yield being greater than or equal to 8.25% for two consecutive calendar quarters.

In lieu of a cash flow sweep, the borrower may provide a letter of credit, or a guaranty from DDRTC Core Retail Fund, LLC, or post cash, equal to an amount that would have otherwise been swept in a cash flow sweep event, but not less than the amount swept assuming an NOI that yields a 7.75% NOI debt yield, refreshed annually on the anniversary of the trigger event.

Property Management. The Winslow Bay Commons Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer Winslow Bay Commons Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C40 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Winslow Bay Commons Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Winslow Bay Commons Property, as well as business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Winslow Bay Commons Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the Winslow Bay Commons Property is completed, or the 18-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

No. 8 – Del Amo Fashion Centerr

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AA-/BBB-/Baa1			Property Type:	Retail
Original Principal Balance(1):	$25,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$25,000,000			Location:	Torrance, CA
% of Initial Pool Balance:	3.5%			Size:	1,769,525 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$259.56
Borrower Names:	Del Amo Fashion Center Operating Company, L.L.C.			Year Built/Renovated:	1961/2017
Borrower Sponsor:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Title Vesting:	Fee
Mortgage Rate:	3.6575%			Property Manager:	Self-managed
Note Date:	May 12, 2017			4th Most Recent Occupancy (As of)(3):	93.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	86.1% (12/31/2015)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of) (3):	91.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of) (3):	85.2% (5/15/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	85.2% (5/15/2017)
Seasoning:	4 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$28,984,156 (12/31/2014)
Call Protection:	L(28),D(85),O(7)			3rd Most Recent NOI (As of):	$35,039,436 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$51,101,092 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$53,218,707 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$81,259,520
				U/W Expenses:	$21,915,628
				U/W NOI(4):	$59,343,892
				U/W NCF(4):	$56,965,434
Escrows and Reserves(2):				U/W NOI DSCR(1):	3.48x
				U/W NCF DSCR(1):	3.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.9%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value(5):	$1,155,000,000
Replacement Reserves	$0	Springing	$446,400	As-Is Appraisal Valuation Date(5):	April 23, 2017
TI/LC Reserve	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1)(5):	39.8%
Other	$8,071,240	$0	NAP	LTV Ratio at Maturity or ARD(1)(5):	39.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Del Amo Fashion Center Senior Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

(5)	As of the appraisal valuation date of April 23, 2017, the Del Amo Fashion Center Property had an “as-is” appraised value of $1,155,000,000. The appraiser also concluded to an “as-stabilized” value of $1,255,000,000 as of May 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 36.6% and an “as-stabilized” loan-to-value ratio at maturity of 36.6%.

The Mortgage Loan. The mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) that is evidenced by 17 pari passu promissory A-notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, 17 promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other (such A-Notes and B-Notes, collectively, the “Del Amo Fashion Center Senior Loan”) and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation (collectively, the “Del Amo Fashion Center Subordinate Loan”), which are secured by a first priority fee mortgage encumbering 1,769,525 square feet of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-2-4 and B-2-4, in the aggregate principal amount of $25,000,000, are from each of the A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the WFCM 2017-C40 securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

DEL AMO FASHION CENTER

The Del Amo Fashion Center Whole Loan was co-originated on May 12, 2017 by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale. The Del Amo Fashion Center Whole Loan had an original principal balance of $585,000,000, has an outstanding principal balance as of the Cut-off Date of $585,000,000 and accrues interest at an interest rate of 3.6575% per annum. The Del Amo Fashion Center Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest only through the term of the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan matures on June 1, 2027.

Notes A-2-4 and B-2-4, which will be contributed to the WFCM 2017-C40 Trust, had an aggregate original principal balance of $25,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000 and represent a non-controlling interest in the Del Amo Fashion Center Whole Loan. The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	CGCMT 2017-B1	No
A-2-1	$12,125,000	DAFC 2017-AMO	No
A-2-2-A	$24,547,333	WFCM 2017-C39	No
A-2-2-B	$12,273,667	Barclays Bank PLC	No
A-2-3	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	WFCM 2017-C40	No
A-3-1	$12,125,000	DAFC 2017-AMO	No
A-3-2	$40,912,500	UBS 2017-C3	No
A-3-3	$36,821,250	UBS 2017-C2	No
A-3-4	$4,091,250	UBS 2017-C4 (expected)	No
A-4-1	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	DAFC 2017-AMO	No
B-2-2-A	$5,452,667	WFCM 2017-C39	No
B-2-2-B	$2,726,333	Barclays Bank PLC	No
B-2-3	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	WFCM 2017-C40	No
B-3-1	$2,700,000	DAFC 2017-AMO	No
B-3-2	$9,087,500	UBS 2017-C3	No
B-3-3	$8,178,750	UBS 2017-C2	No
B-3-4	$908,750	UBS 2017-C4 (expected)	No
B-4-1	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	BANK 2017-BNK6	No
Subordinate Loan	$125,700,000	DAFC 2017-AMO	No
Total	$585,000,000
(1)	The promissory notes currently held by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale and are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The B-Notes are subordinate to the A-Notes.

Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original whole loan amount(1)	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	3,288,487	0.6
			Return of Equity:	70,584,168	12.1
Total Sources	$585,000,000	100.0%	Total Uses	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of seventeen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, seventeen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000, and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 square feet of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million square feet Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel, restaurants including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant), entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open), as well as over 100 in-line retailers and brands including 25 first-to-market brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Collateral anchors include J.C. Penney and Nordstrom. The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. Included in the collateral are 11,892 parking spaces (approximately 6.7 spaces per 1,000 square feet).

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700, floor to ceiling living plant walls, skylights and lounge areas with complimentary Wi-Fi, (ii) the addition of approximately 350,000 square feet of in-line shops, the Nordstrom anchor and a multi-level parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads, BRIO Tuscan Grille and EMC Seafood & Raw Bar (which is expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s which is expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DEL AMO FASHION CENTER

The following table presents certain information relating to the tenancy at the Del Amo Fashion Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$2.80	$457,325	0.9%	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(4)	$0(4)	0.0%(4)	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$39.93	$3,066,624	6.1%	$961,500(6)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$14.67(5)	$3,523,949	7.0%

Major Tenants
LA Fitness	NR/NR/NR	47,137	2.7%	$38.02	$1,792,237	3.6%	N/A	N/A	1/31/2022
Dave & Buster’s(7)	NR/NR/NR	42,336	2.4%	$34.00	$1,439,424	2.9%	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$16.25	$1,352,163	2.7%	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$42.90	$1,076,189	2.1%	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$39.20	$1,050,625	2.1%	$328	12.0%	10/31/2027
Burlington Coat Factory	NR/NR/NR	60,000	3.4%	$14.00	$840,000	1.7%	N/A	N/A	1/31/2025(8)
Marshalls(7)	NR/A2/A+	30,716	1.7%	$24.50	$752,542	1.5%	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$66.19	$741,858	1.5%	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$39.62	$712,799	1.4%	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$35.00	$707,595	1.4%	$377	13.4%	1/31/2018
Total Major Tenants		364,702	20.6%	$28.70	10,465,431	20.8%

Non-Major Tenants(9)		764,810	43.2%	$47.61	$36,415,851	72.2%

Occupied Collateral Total		1,507,658	85.2%	$33.43	$50,405,231	100.0%

Vacant Space		261,867	14.8%

Collateral Total		1,769,525	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 1, 2018.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 31, 2017 for Old Navy and XXI Forever, and 2016 for all other tenants.

(4)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(5)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Nordstrom square footage. Including Nordstrom, the Annual U/W Base Rent PSF is $9.32.

(6)	Sales PSF represents Sales per screen, based on 18 screens.

(7)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(8)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(9)	Non-Major Tenants include eleven tenants (2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

As of the trailing-twelve-month period that ended on March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. While the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales per square foot have grown from $441 per square foot to $611 per square foot, representing a 39% increase from 2013 to the trailing twelve month period that ended on March 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DEL AMO FASHION CENTER

The following table presents a summary of historical comparable in-line sales at the Del Amo Fashion Center Property:

Comparable In-Line Sales Summary(1)

	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the borrower sponsor and only include tenants reporting comparable sales.

The following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary

Tenant Name	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral) (2)(4)	$32,500,000	$30,200,000	NAV(5)	$96
Nordstrom(6)	NAV	NAV	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theaters(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales (PSF) reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center Property, totaling 423,307 square feet. Sales figures are representative of both stores. The 2014 sales figures represents three Macy’s stores.

(4)	Sears occupies 313,495 square feet, with approximately two levels being used for merchandizing and one level being used for office space. When excluding the office space, the adjusted estimated Sales figure is approximately $144 per square feet.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen, based on 18 screens.

The following table presents certain information relating to the lease rollover schedule at the Del Amo Fashion Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM/2017	8	26,342	1.5%	26,342	1.5%	$1,040,552	2.1%	$39.50
2018	11	204,233	11.5%	230,575	13.0%	$2,054,097	4.1%	$10.06
2019	16	45,696	2.6%	276,271	15.6%	$2,051,118	4.1%	$44.89
2020	12	88,993	5.0%	365,264	20.6%	$2,174,566	4.3%	$24.44
2021	10	115,598	6.5%	480,862	27.2%	$4,593,303	9.1%	$39.74
2022	11	67,982	3.8%	548,844	31.0%	$3,243,680	6.4%	$47.71
2023	4	75,763	4.3%	624,607	35.3%	$1,365,309	2.7%	$18.02
2024	17	51,974	2.9%	676,581	38.2%	$3,595,680	7.1%	$69.18
2025	44	176,862	10.0%	853,443	48.2%	$8,913,244	17.7%	$50.40
2026	56	222,472	12.6%	1,075,915	60.8%	$11,548,229	22.9%	$51.91
2027	22	202,821	11.5%	1,278,736	72.3%	$6,772,847	13.4%	$33.39
Thereafter	6	228,922	12.9%	1,507,658	85.2%	$3,052,606	6.1%	$13.33
Vacant	0	261,867	14.8%	1,769,525	100.0%	$0	0.0%	$0.00
Total/Weighted Average	217	1,769,525	100.0%			$50,405,231	100.0%	$33.43

(1)	Information was obtained from the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases that are not yet in occupancy (Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018)), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Del Amo Fashion Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	5/15/2017(2)(3)
93.5%	86.1%	91.5%	85.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). It also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Del Amo Fashion Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	63.4%	$29.13
Grossed Up Vacant Space(3)	0	0	0	0	11,430,694	14.1	6.46
Total Reimbursables	12,142,979	15,224,540	25,514,526	26,374,801	25,211,150	31.0	14.25
Specialty Leasing Income(4)	1,960,645	2,348,117	3,373,175	3,266,342	3,366,899	4.1	1.90
Other Income(5)	584,173	964,983	1,396,597	1,359,783	1,135,576	1.4	0.64
Less Vacancy & Credit Loss	(316,274)	(134,368)	(441,700)	(630,344)	(11,430,694)	(14.1)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	100.0%	$45.92

Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	27.0%	$12.39

Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	73.0%	$33.54
Capital Expenditures	0	0	0	0	223,460	0.3	0.13
TI/LC	0	0	0	0	2,154,999	2.7	1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	70.1%	$32.19

NOI DSCR(6)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(6)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI DY(6)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF DY(6)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	U/W Base Rent includes contractual rent steps through July 1, 2018.

(2)	The increase in U/W Base Rent from TTM 3/31/2017 Base Rent is partially due to the inclusion of ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Grossed up vacant space includes gross-up rent and recoveries.

(4)	Specialty leasing income includes income from temporary rental of available in-line space, kiosks, and carts as well as miscellaneous sources such as special events.

(5)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(6)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

Appraisal. As of the appraisal valuation date of April 23, 2017, the Del Amo Fashion Center Property had an “as-is” appraised value of $1,155,000,000. The appraiser also concluded to an “as-stabilized” value of $1,255,000,000 as of May 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 36.6%.

Environmental Matters. According to a Phase I environmental site assessment dated April 17, 2017, there was no evidence of any recognized environmental conditions at the Del Amo Fashion Center Property.

Market Overview and Competition. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 square feet (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 per square foot, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 per square foot. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable properties to the Del Amo Fashion Center Property:

Competitive Set(1)

	Del Amo Fashion Center (Subject)	South Bay Galleria	Promenade on the Peninsula	Manhattan Village	South Bay Pavilion
Location	Torrance, CA	Redondo Beach, CA	Rancho Palos Verdes, CA	Manhattan Beach, CA	Carson, CA
Distance from Subject	--	3.5 miles	5.4 miles	7.5 miles	8.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1961/2017	1984/2014	1981/NAP	1981/NAP	1973/NAP
Anchors	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	Macy’s, Kohl’s, Cinemas	Equinox Fitness, Cinemas	Macy’s, Fry’s Electronics, Ralph’s/CVS	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas
Total GLA	1,769,525 SF	960,200 SF	374,186 SF	620,008 SF	1,016,554 SF
Total Occupancy	85.2%(2)	84.9%	80.6%	99.4%	82.2%

(1)	Information obtained from the appraisal.

(2)	As of May 15, 2017 which includes (i) ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and (ii) three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent. See “Cash Flow Analysis” section.

The Borrower. The borrower is Del Amo Fashion Center Operating Company, L.L.C. (the “Del Amo Fashion Center Borrower”), a Delaware limited liability company and single-purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Del Amo Fashion Center Whole Loan. Simon Property Group, L.P. is the non-recourse carveout guarantor. The Del Amo Fashion Center Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsor. The sponsor is a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”).

Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG, rated A3/A by Moody’s and S&P). Simon is a publicly-traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

Escrows. No upfront escrows were collected at origination.

During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrower will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrower fails to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

At loan origination, the Del Amo Fashion Center Whole Loan guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Del Amo Fashion Center

Lockbox and Cash Management. The Del Amo Fashion Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business day of receipt. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrower is required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred weekly for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrower, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) without the manager being replaced within 60 days, (iv) a DSCR Trigger Period, or (v) a Nordstrom Trigger Event (as defined below).

A Lockbox Event will end, provided no event of default is continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrower.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrower’s failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being re-leased to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Property Management. The Del Amo Fashion Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Del Amo Fashion Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Del Amo Fashion Center Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C40 certificates and similar confirmations from each rating agency rating any securities backed by any of the Del Amo Fashion Center Companion Loans with respect to the ratings of such securities.

Partial Release. The borrower is permitted to release certain unimproved, non-incoming producing parcels of the Del Amo Fashion Center Property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the proposed release not having a material adverse effect on property value, the borrower’s business operations or financial condition, or borrower’s ability to repay the Del Amo Fashion Center Whole Loan; (iii) a borrower certificate that such release will not violate any major lease or reciprocal easement-related provisions; and (iv) an opinion of counsel a that the REMIC trust will not fail to maintain its REMIC status due to the unimproved property free release, among other things.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Del Amo Fashion Center Whole Loan includes twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000 that are expected to be contributed to the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Del Amo Fashion Center Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring the Del Amo Fashion Center Property only (excluding the wind, flood and earthquake components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

No. 9 – Pleasant Prairie Premium Outlets

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$25,000,000			Specific Property Type:	Outlet Mall
Cut-off Date Balance(1):	$25,000,000			Location:	Pleasant Prairie, WI
% of Initial Pool Balance:	3.5%			Size:	402,615 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$360.15
Borrower Name:	Pleasant Prairie Premium Outlets, LLC			Year Built/Renovated:	1987/NAP
Borrower Sponsor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.995%			Property Manager:	Self-managed
Note Date:	August 16, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.0% (12/31/2014)
Maturity Date:	September 1, 2027			2nd Most Recent Occupancy (As of):	96.3% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	96.1% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.0% (7/26/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(88),O(7)			4th Most Recent NOI (As of):	$13,920,618 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI (As of):	$14,589,102(12/31/2015)
Additional Debt(1):	Yes			2nd Most Recent NOI (As of):	$15,157,388(12/31/2016)
Additional Debt Type(1):	Pari Passu			Most Recent NOI (As of):	$15,826,567 (TTM 6/30/2017)
				U/W Revenues:	$22,589,594
				U/W Expenses:	$6,316,284
				U/W NOI:	$16,273,310
				U/W NCF:	$15,604,536
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.77x
				U/W NCF DSCR(1):	2.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.2%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$290,000,000
Replacement Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 20, 2017
T/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.0%
				LTV Ratio at Maturity(1):	50.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Pleasant Prairie Premium Outlets Whole Loan (as defined below).

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Pleasant Prairie Premium Outlets Mortgage Loan”) is part of a whole loan (the “Pleasant Prairie Premium Outlets Whole Loan”) evidenced by four pari passu promissory notes, secured by the fee interest in a 402,615 square foot outlet mall located in Pleasant Prairie, Wisconsin (the “Pleasant Prairie Premium Outlets Property”). The Pleasant Prairie Premium Outlets Whole Loan was co-originated on August 16, 2017 by Citi Real Estate Funding Inc. and Wells Fargo Bank, National Association. The Pleasant Prairie Premium Outlets Whole Loan had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 3.995% per annum. The Pleasant Prairie Premium Outlets Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through its term. The Pleasant Prairie Premium Outlets Whole Loan matures on September 1, 2027.

The Pleasant Prairie Premium Outlets Mortgage Loan, evidenced by Note A-4, will be contributed to the WFCM 2017-C40 Trust, had an original principal balance of $25,000,000 and has an outstanding principal balance as of the Cut-off Date of $25,000,000. The controlling Note A-1 had an original principal balance of $34,000,000 and is expected to be contributed to the CGCMT 2017-P8 Trust. Notes A-2 and A-3, with an aggregate original principal balance of $86,000,000, are currently held by Citi Real Estate Funding Inc. and Wells Fargo Bank, National Association, respectively, and are expected to contributed to one or more future securitizations. Each of the mortgage loans evidenced by Note A-1, A-2 and A-3 are referred to herein as the “Pleasant Prairie Premium Outlets Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus. The following table presents a summary of the promissory notes comprising the Pleasant Prairie Premium Outlets Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PLEASANT PRAIRIE PREMIUM OUTLETS

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$34,000,000	CGCMT 2017-P8	Yes
A-2	$41,000,000	Citi Real Estate Funding Inc.	No
A-3	$45,000,000	Wells Fargo Bank, National Association	No
A-4	$25,000,000	WFCM 2017-C40	No
Total	$145,000,000

Following the lockout period, the borrower has the right to defease the Pleasant Prairie Premium Outlets Whole Loan in whole, but not in part, on any date before March 1, 2027. In addition, The Pleasant Prairie Premium Outlets Premium Outlets Property Whole Loan is prepayable without penalty on or after March 1, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 1, 2020. If October 1, 2020 occurs prior to two years after securitization of the last note, the borrower has the right to prepay the Pleasant Prairie Premium Outlets Whole Loan prior to the expiration of the lockout period with payment of the greater of 1.0% or a yield maintenance premium, provided the remaining notes are defeased at the same time.

Sources and Uses

Sources			Uses
Original loan amount	$145,000,000	100.0%	Recapitalization(1)	$144,317,359	99.5%
			Closing costs	682,641	0.5
Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%

(1)	The Pleasant Prairie Premium Outlets Property was previously unencumbered.

The Property. The Pleasant Prairie Premium Outlets Property is a 402,615 square foot outlet mall located in Pleasant Prairie, Wisconsin, approximately 12.3 miles north of Chicago’s northern suburbs and 38.6 miles south of Milwaukee. The Pleasant Prairie Premium Outlets Property was built in three phases in 1987, 1989 and 2006. The five largest tenants by underwritten base rent are The North Face, Nike Factory Store, Gap Outlet, Under Armour and Banana Republic Factory; and additional tenants include Brooks Brothers, Hugo Boss, Kate Spade, Lacoste, Michael Kors, and Tumi. The Pleasant Prairie Premium Outlets Property is positioned along the east side of Interstate-94 (which runs south from Wisconsin to Indiana and through downtown Chicago) and benefits from the local sales tax rate of 5.50% compared to Chicago’s sales tax rate of 10.25%. For the trailing 12-month period ending June 30, 2017, the Pleasant Prairie Premium Outlets Property reported overall sales of $509 per square foot. The Pleasant Prairie Premium Outlets Property has 2,134 surface parking spaces, resulting in a parking ratio of 5.3 spaces per 1,000 square feet. As of July 26, 2017, the Pleasant Prairie Premium Outlets Property was 93.0% occupied by 85 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PLEASANT PRAIRIE PREMIUM OUTLETS

The following table presents certain information relating to the tenancy at the Pleasant Prairie Premium Outlets Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date
Major Tenants
The North Face	NR/A3/A	6,500	1.6%	$103.92	$675,481(5)	4.6%	$1,604	8.6%	9/30/2026
Nike Factory Store	NR/A1/AA-	20,200	5.0%	$28.84	$582,495(6)	4.0%	$893(7)	5.5%(7)	1/31/2028
Gap Outlet	BB+/Baa2/BB+	11,000	2.7%	$52.31	$575,460(8)	3.9%	$451	11.7%	1/31/2022
Under Armour	NR/Baa2/BB+	11,250	2.8%	$50.23	$565,051(9)	3.9%	$751	9.9%	9/30/2025
Banana Republic Factory	BB+/Baa2/BB+	7,800	1.9%	$57.12	$445,517(10)	3.0%	$466	16.5%	3/31/2021
Old Navy	BB+/Baa2/BB+	16,115	4.0%	$26.40	$425,436(11)	2.9%	$487	9.4%	1/31/2022
Michael Kors	NR/NR/NR	5,500	1.4%	$76.38	$420,116	2.9%	$1,299	8.0%	9/30/2025
Adidas/Rockport	NR/NR/NR	10,000	2.5%	$31.93	$319,300	2.2%	$654	8.5%	1/31/2027
Columbia Sportswear Company	NR/NR/NR	7,500	1.9%	$41.75	$313,125	2.1%	$706	8.8%	1/31/2019
Total Major Tenants		95,865	23.8%	$45.08	$4,321,981	29.5%

Non-Major Tenants		278,651	69.2%	$37.15	$10,351,539	70.5%

Occupied Collateral Total		374,516	93.0%	$39.18	$14,673,520	100.0%

Vacant Space		28,099	7.0%

Collateral Total		402,615	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $806,485. Approximately $589,092 is attributed to the net present value of certain tenants’ rent steps through the lesser of the tenant’s lease expiration term or the Pleasant Prairie Premium Outlets Whole Loan Maturity Date.

(4)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending in June 30, 2017, unless otherwise noted.

(5)	The North Face’s Annual U/W Base Rent includes the net present value of rent steps through its lease expiration, which total $116,481. The North Face pays a current base rent of $86.00 per square foot.

(6)	Nike Factory Store’s Annual U/W Base Rent includes the net present value of rent steps through the Pleasant Prairie Premium Outlets Whole Loan Maturity Date, which total $163,547. Nike Factory Store pays a current base rent of $20.74 per square foot.

(7)	Nike Factory Store’s Sales PSF and Occupancy Cost are based on the trailing 12-month period ending April 30, 2017.

(8)	Gap Outlet’s Annual U/W Base Rent includes the net present value of rent steps through its lease expiration, which total $53,950. Gap Outlet pays a current base rent of $47.41 per square foot.

(9)	Under Armour’s Annual U/W Base Rent includes the net present value of rent steps through its lease expiration, which total $89,964. Under Armour pays a current base rent of $42.23 per square foot.

(10)	Banana Republic Factory’s Annual U/W Base Rent includes the net present value of rent steps through its lease expiration, which total $22,289. Banana Republic Factory pays a current base rent of $54.26 per square foot.

(11)	Old Navy’s Annual U/W Base Rent includes the net present value of rent steps through its lease expiration, which total $32,554. Old Navy pays a current base rent of $24.38 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PLEASANT PRAIRIE PREMIUM OUTLETS

The following table presents certain information relating to the lease rollover schedule at the Pleasant Prairie Premium Outlets Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,022	0.3%	1,022	0.3%	$60,000	0.4%	$58.71
2017	7	23,080	5.7%	24,102	6.0%	$752,305	5.1%	$32.60
2018	6	31,472	7.8%	55,574	13.8%	$1,063,371	7.2%	$33.79
2019	12	40,200	10.0%	95,774	23.8%	$1,463,976	10.0%	$36.42
2020	5	16,385	4.1%	112,159	27.9%	$539,781	3.7%	$32.94
2021	20	82,892	20.6%	195,051	48.4%	$3,270,185	22.3%	$39.45
2022	8	54,211	13.5%	249,262	61.9%	$1,938,839	13.2%	$35.76
2023	6	29,081	7.2%	278,343	69.1%	$1,168,923	8.0%	$40.20
2024	0	0	0.0%	278,343	69.1%	$0	0.0%	$0.00
2025	2	16,750	4.2%	295,093	73.3%	$985,167	6.7%	$58.82
2026	7	26,693	6.6%	321,786	79.9%	$1,624,204	11.1%	$60.85
2027	10	32,530	8.1%	354,316	88.0%	$1,224,274	8.3%	$37.64
Thereafter	1	20,200	5.0%	374,516	93.0%	$582,495	4.0%	$28.84
Vacant	0	28,099	7.0%	402,615	100.0%	$0	0.0%	$0.00
Total/Weighted Average	85	402,615	100.0%			$14,673,520	100.0%	$39.18

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Pleasant Prairie Premium Outlets Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/26/2017(2)
100.0%	97.0%	96.3%	96.1%	93.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pleasant Prairie Premium Outlets Property:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,212,614	$12,488,959	$13,535,045	$13,825,230	$15,343,467(1)	67.9%	$38.11
Total Reimbursables	6,543,670	6,659,008	6,720,028	6,837,527	7,320,293	32.4	18.18
Other Income	301,921	296,661	335,867	446,774	433,881	1.9	1.08
Percentage Rent	1,222,636	1,378,887	645,234	685,673	533,877	2.4	1.33
Less Vacancy & Credit Loss	(3,279)	12,646	(88,773)	(126,881)	(1,041,923)(2)	(4.6)	(2.59)
Effective Gross Income	$20,277,562	$20,836,161	$21,147,401	$21,668,323	$22,589,594	100.0%	$56.11

Total Operating Expenses	$6,356,944	$6,247,059	$5,990,013	$5,841,756	$6,316,284	28.0%	$15.69

Net Operating Income	$13,920,618	$14,589,102	$15,157,388	$15,826,567	$16,273,310	72.0%	$40.42
Replacement Reserves	0	0	0	0	80,523	0.4	0.20
TI/LC	0	0	0	0	588,251	2.6	1.46
Net Cash Flow	$13,920,618	$14,589,102	$15,157,388	$15,826,567	$15,604,536	69.1%	$38.76

NOI DSCR(3)	2.37x	2.48x	2.58x	2.69x	2.77x
NCF DSCR(3)	2.37x	2.48x	2.58x	2.69x	2.66x
NOI DY(3)	9.6%	10.1%	10.5%	10.9%	11.2%
NCF DY(3)	9.6%	10.1%	10.5%	10.9%	10.8%

(1)	U/W Base Rent includes contractual rent steps totaling $806,485, approximately $589,092 of which is attributed to the net present value of certain tenants’ rent steps through the lesser of the tenant’s lease expiration term or the Pleasant Prairie Premium Outlets Whole Loan Maturity Date.

(2)	The underwritten economic vacancy is 4.5%. The Pleasant Prairie Premium Outlets Property was 93.0% physically occupied as of July 26, 2017.

(3)	The debt service coverage ratios and debt yields are based on the Pleasant Prairie Premium Outlets Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PLEASANT PRAIRIE PREMIUM OUTLETS

Appraisal. As of the appraisal valuation date of July 20, 2017, the Pleasant Prairie Premium Outlets Property had an “as-is” appraised value of $290,000,000.

Environmental Matters. According to the Phase I environmental report dated July 28, 2017, there was no evidence of any recognized environmental conditions at the Pleasant Prairie Premium Outlets Property.

Market Overview and Competition. The Pleasant Prairie Premium Outlets Property is located in Pleasant Prairie, Wisconsin, within Kenosha County. Kenosha’s economy is primarily driven by the healthcare and manufacturing industries, and according to the appraisal, notable employers include United Hospital System, Aurora Health Care, Snap-on, and Birchwood Foods. Recently there has been significant development occurring in Kenosha that is enhancing the local economy. Amazon recently completed construction on a 1.5 million square foot distribution center located approximately 6.7 miles north of the Pleasant Prairie Premium Outlets Property along Interstate-94 at a total cost of approximately $250.0 million. Amazon has hired more than 1,500 new full- and part-time employees for this distribution center. Meijer also recently completed a large distribution center as it expands operations into Wisconsin. Finally, Uline, a global shipping specialization company, is headquartered in Kenosha County and is located directly across Interstate-94 from the Pleasant Prairie Premium Outlets Property.

The 2017 estimated population and average household income within a five-mile radius of the Pleasant Prairie Premium Outlets Property was 29,255 and $103,225, respectively. Additionally, the Pleasant Prairie Premium Outlets Property benefits from its location near Chicago, which has a population of approximately 9.7 million people, and Milwaukee, which has a population of approximately 1.6 million people. The Pleasant Prairie Premium Outlets Property is located approximately 38.6 miles south of Milwaukee, 12.3 miles north of Chicago’s northern suburbs and 50.9 miles north of downtown Chicago. The Pleasant Prairie Premium Outlets Property benefits from its location near the border of Illinois as the sales tax rate of 5.5% in Wisconsin is significantly lower than the sales tax rate of 10.25% in Illinois, which is a positive demand driver for shoppers to travel from Illinois to Wisconsin. The Pleasant Prairie Premium Outlets Property is adjacent to Interstate-94, which runs south from Wisconsin to Indiana and through downtown Chicago and has an average daily traffic count of 96,300 vehicles near the Pleasant Prairie Premium Outlets Property. The Pleasant Prairie Premium Outlets Property also has multiple access points from the east, north and west.

According to the appraisal, the Pleasant Prairie Premium Outlets Property is located within the Kenosha East retail submarket. As of the second quarter of 2017, the submarket reported total inventory of approximately 9.9 million square feet with a 4.6% vacancy rate. The appraiser concluded to market rents for the Pleasant Prairie Premium Outlets Property ranging from $38.00 to $100.00 per square foot.

The following table presents certain information relating to comparable properties to the Pleasant Prairie Premium Outlets Premium Outlets Property:

Competitive Properties(1)

	Pleasant Prairie Premium Outlets (Subject)	Outlet at the Dells	Johnson Creek Premium Outlets	The Outlet Shoppes at Oshkosh	Chicago Premium Outlets	Lighthouse Premium Outlets
Location	Pleasant Prairie, WI	Baraboo, WI	Johnson Creek, WI	Oshkosh, WI	Aurora, IL	Michigan City, IN
Distance from Subject	--	141 miles	72 miles	119 miles	70 miles	113 miles
Year Built/Renovated	1987/NAP	2006	1998	1970	2004	1987/1997

Anchors	The North Face, Nike Factory Store, Gap Outlet, Under Armour	Nike, Levi’s, J. Crew, GAP	GAP, Nike, Ann Taylor, Columbia	GAP, Nike, Famous Footwear, The North Face	GAP, J. Crew, Lands’ End, Levi’s, Nike	GAP, Levi’s, Nike, The North Face

Total GLA (SF)(1)	402,615	264,929	277,585	271,007	911,765	456,466
Total Occupancy(1)	93.0%	96.8%	97.5%	98.7%	97.9%	100.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Pleasant Prairie Premium Outlets, LLC, a Delaware limited liability company and single purpose entity with one independent director. Pleasant Prairie Premium Outlets, LLC, is 100.0% directly owned by Simon Property Group, L.P. (“Simon”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pleasant Prairie Premium Outlets Whole Loan. Simon is the guarantor of certain nonrecourse carveouts under the Pleasant Prairie Premium Outlets Whole Loan. Simon’s liability is capped at $29.0 million.

The Borrower Sponsor. The borrower sponsor is Simon, a self-administered and self-managed real estate investment trust. Simon owns, develops, and manages retail real estate properties, which consist primarily of malls, Premium Outlets and The Mills. As of December 31, 2016, Simon owned or held an interest in 206 income-producing properties in the United States, which consisted of 108 malls, 67 Premium Outlets, 14 Mills, four lifestyle centers, and 13 other retail properties in 37 states and Puerto Rico.

Escrows. The loan documents do not require upfront escrows. The borrower provided a guaranty for outstanding tenant improvements and leasing commissions related to tenants DXL ($177,000), Asics ($105,600), Starbucks ($79,975) and Fila ($54,000).

The loan documents do not require ongoing monthly escrows for replacement reserves and rollover reserves as long as (i) no event of default has occurred and is continuing, and (ii) the trailing four calendar quarter debt service coverage ratio (“DSCR”) is greater than or equal to 1.95x for two consecutive calendar quarters. The loan documents do not require ongoing monthly escrows for taxes as long as (a) no event of default has occurred and is continuing, (b) the DSCR is greater than or equal to 1.95x for two consecutive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PLEASANT PRAIRIE PREMIUM OUTLETS

calendar quarters and (c) the borrower provides the lender with evidence that the Pleasant Prairie Premium Outlets Property taxes have been paid. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (1) no event of default has occurred and is continuing, (2) the DSCR is greater than or equal to 1.95x for two consecutive calendar quarters and (3) borrower provides the lender with evidence that the Pleasant Prairie Premium Outlets Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Pleasant Prairie Premium Outlets Whole Loan requires a lender-controlled lockbox, which is already in place, and that the borrower direct all tenants to deposit all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business day of receipt. Prior to the occurrence of a Lockbox Event Period (as defined below), all funds are required to be distributed to the borrower. During a Lockbox Event Period, all rents are required to be swept to a lender-controlled cash management account.

A “Lockbox Event Period” means the occurrence of (i) an event of default, (ii) the trailing four calendar quarter DSCR falling below 1.70x for two consecutive calendar quarters, or (iii) any bankruptcy of the borrower or manager. A Lockbox Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), the trailing four calendar quarter DSCR remaining equal to or greater than 1.70x for two consecutive calendar quarters; and with respect to clause (iii), the dismissal of such bankruptcy without any adverse consequences to the Pleasant Prairie Premium Outlets Property or manager’s ability to perform in accordance with the loan documents.

Property Management. The Pleasant Prairie Premium Outlets Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Pleasant Prairie Premium Outlets Property provided that certain conditions are satisfied, including (i) no event of default under the Pleasant Prairie Premium Outlets Whole Loan documents has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Pleasant Prairie Premium Outlets Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iv) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2017-C40 certificates and similar confirmations from each rating agency rating any securities backed by any of the Pleasant Prairie Premium Outlets Property Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Additional Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pleasant Prairie Premium Outlets Property, subject to a cap of two times the annual insurance premiums (excluding the wind, flood and earthquake components of such insurance premiums), as well as business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Pleasant Prairie Premium Outlets Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the Pleasant Prairie Premium Outlets Property is completed, or the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Gehl Foods Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$22,500,000			Specific Property Type:	Warehouse
Cut-off Date Balance:	$22,500,000			Location:	Germantown, WI
% of Initial Pool Balance:	3.2%			Size:	628,657 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$35.79
Borrower:	AGNL Dairy, L.L.C.			Year Built/Renovated:	Various – See Table
Borrower Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting:	Fee
Mortgage Rate:	4.220%			Property Manager:	Self-managed
Note Date:	September 14, 2017			4th Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(3):	NAV
Maturity Date:	October 11, 2027			2nd Most Recent Occupancy(3):	NAV
IO Period:	60 months			Most Recent Occupancy(3):	NAV
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (10/1/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAV
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(3):	NAV
Additional Debt(1):	Yes			Most Recent NOI(3):	NAV
Additional Debt Type(1):	Future Mezzanine			U/W Revenues:	$2,958,752
				U/W Expenses:	$664,174
				U/W NOI:	$2,294,578
				U/W NCF:	$2,110,139
				U/W NOI DSCR:	1.73x
				U/W NCF DSCR:	1.59x
Escrows and Reserves(2):				U/W NOI Debt Yield:	10.2%
				U/W NCF Debt Yield:	9.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$34,500,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 13, 2017
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.2%
Replacement Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	59.4%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	The borrower sponsors recently acquired the Gehl Foods Portfolio Properties from the tenant and a lease was not previously in-place.

The Mortgage Loan. The mortgage loan (the “Gehl Foods Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in three industrial warehouse facilities in Germantown, Wisconsin (collectively the “Gehl Foods Portfolio Properties”). The Gehl Foods Portfolio Mortgage Loan was originated on September 14, 2017 by Wells Fargo Bank, National Association. The Gehl Foods Portfolio Mortgage Loan had an original principal balance of $22,500,000, has an outstanding principal balance as of the Cut-off Date of $22,500,000 and accrues interest at an interest rate of 4.220% per annum. The Gehl Foods Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The Gehl Foods Portfolio Mortgage Loan matures on October 11, 2027.

Following the lockout period, the borrower has the right to prepay the Gehl Foods Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before July 11, 2027, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Gehl Foods Portfolio Mortgage Loan is prepayable without penalty on or after July 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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GEHL FOODS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$22,500,000	64.4%	Purchase price	$34,420,000	98.6%
Borrower sponsors’ new cash contribution	12,416,733	35.6	Closing costs	496,733	1.4
Total Sources	$34,916,733	100.0%	Total Uses	$34,916,733	100.0%

The Properties. The Gehl Foods Portfolio Properties comprise three industrial warehouse buildings totaling approximately 628,657 square feet and located in Germantown, Wisconsin, approximately 18 miles northwest of Milwaukee. As of October 1, 2017 the properties were 100.0% occupied by Gehl Foods LLC (“Gehl Foods”) under a triple net master lease (the “Gehl Foods Lease”). The Gehl Foods Lease commenced on May 4, 2017 and has an initial term of 20 years expiring June 30, 2037, along with four, five-year renewal options that extend the lease to 2057.

Gehl Foods is known for its technical expertise in aseptic food and beverage processing, a capital-intensive process that allows food products to maintain a longer shelf life without refrigeration or preservatives. The company has two primary segments: the beverage segment and the cheese sauce segment. Gehl Foods’ beverage segment includes nutritional protein drinks, weight loss shakes, sports drinks, organic milk, pudding, and iced coffees, which are either private label or co-manufactured. Gehl Foods has an estimated 5%-15% market share in the beverage segment. Gehl Foods’ cheese sauce segment includes products that are sold to convenience stores, food service distributors, concession providers, cinemas, and restaurants. Gehl Foods is a top producer in the cheese sauce segment with an estimated 30%-40% market share.

The Gehl Foods Portfolio Properties are mission-critical facilities that represent the tenant’s entire production and distribution footprint. Over the last 10 years, Gehl Foods has invested over $100 million in equipment at the Gehl Foods Portfolio Properties, including $20 million in 2017 for an additional bottling and labeling line. The Gehl Foods Portfolio Properties comprise the Crusader Court, Main Street and Freistadt Road properties (see table below). The Crusader Court property is used for storage and mixing of raw materials that are then transported to the Main Street property. After batching and bottling at the Main Street property, all products are then transported to the Freistadt Road property for labeling, storage and distribution.

In March 2015, Wind Point Partners (“Wind Point”), a private equity firm based in Chicago, acquired Gehl Foods from the Gehl family. Since 1984, Wind Point has raised over $3 billion in commitments and acquired more than 100 companies. Wind Point is an experienced investor in the food and beverage industry with a current portfolio that also includes Nonni’s and Evans Food Group.

The Freistadt Road property comprises 287,863 square feet of rentable area and is situated on a 29.7-acre site. Built in 2005, the Freistadt Road property contains 1.1% office space, 22-foot clear heights and 13 dock high overhead doors. The Freistadt Road property comprises 83 surface parking spaces, equating to a parking ratio of 0.3 spaces per 1,000 square feet of rentable area.

The Main Street property comprises 233,652 square feet of rentable area and is situated on a 10.1-acre site. Built in phases from 1917 to 2012, the Main Street property contains 3.9% office space, 12- to 20-foot clear heights and 13 dock high overhead doors. The Main Street property comprises 172 surface parking spaces, equating to a parking ratio of 0.7 spaces per 1,000 square feet of rentable area.

The Crusader Court property comprises 107,142 square feet of rentable area and is situated on a 7.2-acre site. Built in 2002, the Crusader Court property contains 5.3% office space, 14- to 20-foot clear heights and 8 dock high overhead doors. The Crusader Court property comprises 45 parking spaces, equating to a parking ratio of 0.4 spaces per 1,000 square feet of rentable area.

The following table presents certain information relating to the Gehl Foods Portfolio Properties:

Property Name	Location	Allocated Cut- Off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Freistadt Road	Germantown, WI	$10,700,000	47.6%	100.0%	2005/NAP	287,863	$16,450,000	65.0%
Main Street	Germantown, WI	$7,800,000	34.7%	100.0%	1917/NAP	233,652	$11,950,000	65.3%
Crusader Court	Germantown, WI	$4,000,000	17.8%	100.0%	2002/NAP	107,142	$6,100,000	65.6%
Total/Weighted Average		$22,500,000	100.0%	100.0%		628,657

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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GEHL FOODS PORTFOLIO

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Gehl Foods	NR/NR/NR	628,657	100.0%	$3.84(1)	$ 2,415,345	100.0%	6/30/2037(2)
Occupied Collateral Total		628,657	100.0%	$3.84	$ 2,415,345	100.00%

Vacant Space		0	0.0%

Collateral Total		628,657	100.00%

(1)	The Annual U/W Base Rent PSF shown represents allocated rental rates of $4.00 per square foot for the Crusader Court and Freistadt Road properties and $3.58 per square foot for the Main Street property.

(2)	Gehl Foods has four, 5-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at the Gehl Foods Portfolio Properties:

Lease Expiration Schedule (1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	3	628,657	100.0%	628,657	100.0%	$2,415,345	100.0%	$3.84
Vacant	0	0	0.0%	628,657	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	628,657	100.0%			$2,415,345	100.0%	$3.84

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Gehl Foods Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	10/1/2017(2)
NAV	NAV	NAV	NAV	100.0%

(1)	The borrower sponsors recently acquired the Gehl Foods Portfolio Properties from the tenant and a lease was not previously in-place.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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GEHL FOODS PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Gehl Foods Portfolio Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,415,345	81.6%	$3.84
Total Reimbursables	664,174	22.4	1.06
Less Vacancy & Credit Loss	(120,767)(2)	(4.1)	(0.19)
Effective Gross Income	$2,958,752	100.0%	$4.71

Total Operating Expenses	$664,174	22.4%	$1.06

Net Operating Income	$2,294,578	77.6%	$3.65
Replacement Reserves	94,299	3.2	0.15
TI/LC	90,141	3.0	0.14
Net Cash Flow	$2,110,139	71.3%	$3.36

NOI DSCR	1.73x
NCF DSCR	1.59x
NOI DY	10.2%
NCF DY	9.4%

(1)	Historical statements are unavailable as the borrower sponsors recently acquired the Gehl Foods Portfolio Properties from the tenant and a lease was not previously in-place.

(2)	The underwritten economic vacancy is 5.0%. The Gehl Foods Portfolio Properties were 100.0% physically occupied as of October 1, 2017.

Appraisal. As of the appraisal valuation date of July 13, 2017, the Gehl Foods Portfolio Properties had an aggregate “as-is” appraised value of $34,500,000. As of the same date, the appraiser also concluded to an aggregate “go-dark” appraised value for the Gehl Foods Portfolio Properties of $23,450,000.

Market Overview and Comparable Properties. The Gehl Foods Portfolio Properties are located in the city of Germantown, Wisconsin, approximately 18 miles northwest of the Milwaukee central business district. All three of the Gehl Foods Portfolio Properties are located within three miles of Interstate 41 (the Freistadt Road property is approximately 1.5 miles east of Interstate 41, while the Main Street and Crusader Court properties are approximately 2.7 miles east of Interstate 41); and the three properties are all within 2.0 miles of one another (the Main Street and Crusader Court properties are adjacent to one another, while the Freistadt Road property is approximately 2.0 miles northwest). Within a five-mile radius of the Gehl Foods Portfolio Properties, the 2017 estimated population ranged from 41,186 to 46,186; and within the same radius, the average household income ranged from $91,984 to $95,147.

According to a third party market research report, the Gehl Foods Portfolio Properties are located within the Washington submarket of the Milwaukee industrial market. As of the second quarter of 2017, the submarket reported total inventory of 19.7 million square feet with a 3.4% vacancy rate and average asking rent of $4.13 per square foot. For the same period, the overall Milwaukee industrial market reported total inventory of 198.2 million square feet with a 4.5% vacancy rate and average asking rent of $3.95 per square foot.

The following table presents certain information relating to comparable industrial leases to the Gehl Foods Portfolio Properties:

Comparable Leases(1)

Property Name/Location	Year Built	Tenant Name	Total SF	Distance to Subject	Clear Height (ft)	Dock Doors	Rent PSF	Lease Type
Former Harley Davidson Warehouse / Franklin, WI	1996	Baptista’s Bakery	246,348	30.3 miles	30-31’	22 ext	$3.79	NNN
5401 W. Donges Bay Rd. / Mequon, WI	1971	Almo Distribution	442,188	7.9 miles	24-26’	41 ext	$3.50	NNN
Former Sam’s Club / Milwaukee, WI	1991	Sellars Absorbant Materials, Inc.	138,330	9.7 miles	16-24’	6 ext	$3.00	NNN
West Bend Distribution Facility / West Bend, WI	2004	Gardner Pet Group, Inc.	160,000	17.2 miles	28-28’	15 ext	$3.75	NNN
1630 Enterprise / Sturtevant, WI	1998	Goodwill Retail	237,900	45.1 miles	24’	16 ext	$4.50	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrower. The borrower is AGNL Dairy, L.L.C. a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gehl Foods Portfolio Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the Gehl Foods Portfolio Mortgage Loan. The guarantors’ liability related to environmental matters is capped at $22.5 million.

The Borrower Sponsors. The sponsors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., which are each owned and controlled by Angelo, Gordon & Co, L.P. (“Angelo Gordon”). Founded in 1988, Angelo Gordon is a privately-held registered investment advisor with approximately $28.0 billion assets under management. Angelo Gordon engages in all aspects of real estate investment and management, including acquisition, financing, disposition, leasing and construction management. The firm has real estate professionals in New York, Los Angeles, London, Hong Kong, Seoul, Tokyo and Shanghai and since 1993 has acquired properties valued at over $13.0 billion.

Escrows. The loan documents do not require ongoing monthly escrows for taxes as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Gehl Foods Portfolio Properties’ taxes have been paid and (iii) the Gehl Foods Lease is not in full force and effect. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (a) no event of default has occurred and is continuing, (b) the borrower provides the lender with evidence that the Gehl Foods Portfolio Properties are insured via an acceptable blanket insurance policy and such policy is in full force and effect and (c) the Gehl Foods Lease is not in full force and effect. The loan documents do not require ongoing replacement reserves as long as no Cash Trap Event Period (as defined below) has occurred and is continuing, subject to a cap of $188,597.

Lockbox and Cash Management. The Gehl Foods Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in-place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds will be retained by the lender as additional collateral for the Gehl Foods Portfolio Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of: (i) an event of default or; (ii) the amortizing debt service coverage ratio being less than 1.20x for one calendar quarter; (iii) the date that Gehl Foods discontinues its business (i.e. “goes dark”) at 50% of the total leasable area of either the Freistadt Road or Main Street properties; (iv) the date that Gehl Foods (or its parent) becomes insolvent or a debtor in any action or proceeding under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors; or (v) the Gehl Foods Lease is terminated as a result of a default beyond any applicable notice and cure period set forth in such lease.

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for one calendar quarter; with respect to clause (iii) upon the occurrence of a Gehl Foods Go Dark Trigger Cure Event (as defined below); with respect to clause (iv) upon the occurrence of a Gehl Foods Bankruptcy Trigger Cure Event (as defined below); or with respect to clause (v) upon the occurrence of a Gehl Foods Lease Cure Event (as defined below).

A “Gehl Foods Go Dark Trigger Cure Event” will occur upon the earlier of (i) a Gehl Foods Lease Cure Event; (ii) recommencement of operations by Gehl Foods at the applicable property; (iii) the deposits of excess cash flow equaling two years of underwritten base rent and recoveries under the Gehl Foods Lease; or (iv) the borrower depositing with the lender a letter of credit in the amount of rent and reimbursements under the Gehl Foods Lease for the succeeding 18-month period.

A “Gehl Foods Bankruptcy Trigger Cure Event” will occur upon the earlier of (i) the date on which the borrower has delivered evidence to the lender that the Gehl Foods Lease has been assumed by or assigned to one or more replacement tenants satisfactory to the lender, without any modifications to the Gehl Foods Lease, pursuant to a valid bankruptcy court order; (ii) the date on which Gehl Foods ceases to be a debtor in any action or proceeding under creditors rights laws and has not otherwise rejected the Gehl Foods Lease; or (iii) in the event the Gehl Foods Lease is rejected by Gehl Foods in any action or proceeding under creditors rights laws, upon a Gehl Foods Lease Cure Event.

A “Gehl Foods Lease Cure Event” will occur upon (A) the borrower entering into one or more leases with one or more replacement tenants acceptable to the lender, each at a net effective rental rate of not less than the net effective rental rate under the Gehl Foods Lease, for a term of not less than the term remaining under the Gehl Foods Lease, (B) the borrower delivering to the lender a copy of each replacement lease and a subordination, non-disturbance and attornment agreement from each replacement tenant, (C) each replacement tenant occupying all of its space, being open for business and paying full unabated rent, (D) all tenant improvement work to be performed by borrower has been completed and paid in full and (E) the borrower having paid all leasing brokerage commissions in connection with each replacement lease.

Property Management. The Gehl Foods Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the three-time right to transfer the Gehl Foods Portfolio Properties, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C40 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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GEHL FOODS PORTFOLIO

Partial Release. The Gehl Foods Portfolio Mortgage Loan permits the release of any of the Gehl Foods Portfolio Properties in connection with a sale of such property, upon satisfaction of the following conditions (among others): (i) payment of a release price equal to 115% of the allocated amount for the release property (along with any applicable yield maintenance); (ii) the debt service coverage ratio following the release is no less than the greater of the debt service coverage ratio immediately preceding the release and 1.40x; (iii) the LTV following the release is no greater than the lesser of the LTV prior to the release and 65.0%; and (iv) the debt yield following the release is no less than the greater of the debt yield prior to the release and 8.5%.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness, provided (i) prior written notice of 30 days is provided to the lender specifying the origination date of the permitted mezzanine loan, (ii) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (iii) the mezzanine loan will have a term that is at least coterminous with the Gehl Foods Portfolio Mortgage Loan, (iv) the combined loan-to-value ratio for the Gehl Foods Portfolio Mortgage Loan and permitted mezzanine loan will not be greater than 65%, (v) the debt service coverage ratio of the Gehl Foods Portfolio Mortgage Loan and the permitted mezzanine loan is equal to or greater than 1.20x, (vi) the combined debt yield for the Gehl Foods Portfolio Mortgage Loan and permitted mezzanine loan is equal to or greater than 8.0%; and (vii) a rating agency confirmation from each of Fitch, KBRA, and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C40 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Gehl Foods Portfolio Properties (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Gehl Foods Portfolio Properties on actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the Gehl Foods Portfolio Properties is completed, or the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – iStar Leased Fee Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Leased Fee
Cut-off Date Balance(1):	$20,000,000			Location(6):	Various
% of Initial Pool Balance:	2.8%			Size(6):	Various
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF/Room:	NAP
Borrowers:	Various			Year Built/Renovated(6):	Various/Various
Borrower Sponsor(2):	iStar Inc.			Title Vesting(6):	Various
Mortgage Rate:	3.795%			Property Manager:	NAP
Note Date:	March 30, 2017			4th Most Recent Occupancy:	NAP
Anticipated Repayment Date:	April 6, 2027			3rd Most Recent Occupancy:	NAP
Maturity Date:	April 6, 2028			2nd Most Recent Occupancy:	NAP
IO Period:	120 months			Current Occupancy:	NAP
Loan Term (Original):	120 months
Seasoning:	6 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			4th Most Recent NOI:	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI:	NAP
Call Protection:	L(30),GRTR 1% or YM or D(85),O(5)			2nd Most Recent NOI:	NAP
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI:	NAP
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(7):	NAP
				U/W Expenses(7):	NAP
				U/W NOI(7):	$18,511,396
				U/W NCF(7):	$18,511,396
				U/W NOI DSCR(1):	2.12x
				U/W NCF DSCR(1):	2.12x
Escrows and Reserves:				U/W NOI Debt Yield(1):	8.2%
				U/W NCF Debt Yield(1):	8.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(8):	$346,160,000
Taxes(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date(8):	Various
Insurance(4)	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(8):	65.6%
Ground Rent Funds(5)	$0	Springing	NAP	LTV Ratio at Maturity(1)(8):	65.6%

(1)	See “The Mortgage Loan” section. All statistical information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the iStar Leased Fee Portfolio Whole Loan (as defined below).

(2)	The guarantor of certain nonrecourse carveouts under the iStar Leased Fee Portfolio Whole Loan is iStar Inc. The iStar Leased Fee Portfolio Whole Loan documents provide for Safety, Income and Growth Inc. (“SAFE”) to become the non-recourse carveout guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SAFE has a market capitalization in excess of $500,000,000 or net worth in excess of $250,000,000. There can be no assurance as to whether, or when, any of these transactions will occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

(3)	During the continuance of a Trigger Period (as defined in the iStar Leased Fee Portfolio Whole Loan documents) (and to the extent that a Borrower Reserve Period (as defined in the iStar Leased Fee Portfolio Whole Loan documents) caused by a Tax Reserve Trigger Event (as defined in the iStar Leased Fee Portfolio Whole Loan documents) or a Ground Lease Termination Event (as defined in the iStar Leased Fee Portfolio Whole Loan documents) is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing.

(4)	During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined in the iStar Leased Fee Portfolio Whole Loan documents) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrowers maintain an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing.

(5)	During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event (as defined in the iStar Leased Fee Portfolio Whole Loan documents) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

(6)	See “The Properties” section.

(7)	See “Cash Flow Analysis” section. Underwriting and Financial Information is based on the current annual ground lease payments due under the ground leases described under “The Properties” below and is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. The estimated “Look Through” DSCR and “Look Through” DY based on the U/W estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties is approximately 7.26x and 27.9% respectively.

(8)	The iStar Leased Fee Portfolio Properties valued individually reflect a cumulative “as-is” appraised value of $346,160,000. The appraiser also concluded to an appraised value of $360,100,000 for the portfolio if sold in its entirety to a single buyer, which would result in a Cut-off Date LTV Ratio of 63.0%. Additionally, the appraiser concluded to an estimated fee simple appraised value of $714,450,000 (i.e. assuming that the iStar Leased Fee Portfolio Properties were unencumbered by the ground leases), which would result in a Cut-off Date LTV Ratio of 31.8%.

The Mortgage Loan. The mortgage loan (the “iStar Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “iStar Leased Fee Portfolio Whole Loan”), that is evidenced by six senior pari passu notes (Notes A-1-1, A-1-2, A-1-3-1, A-1-3-2, A-2 and A-3) secured by (a) a first priority fee mortgage encumbering the land under seven hotel properties, three office properties, one

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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multifamily property and one self storage property and (b) a first priority fee and leasehold mortgage encumbering a leasehold interest and a portion of the fee interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”). The iStar Leased Fee Portfolio Whole Loan was originated on March 30, 2017 by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. The iStar Leased Fee Portfolio Whole Loan had an original principal balance of $227,000,000, has an outstanding principal balance as of the Cut-off Date of $227,000,000 and and accrues interest at an interest rate of 3.795% per annum (the “Initial Interest Rate”). The iStar Leased Fee Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 114 months as of the Cut-off Date and requires interest-only payments through the anticipated repayment date (“ARD”). The ARD is April 6, 2027 and the final maturity date is April 6, 2028. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, the iStar Leased Fee Portfolio Whole Loan will accrue interest at a per annum rate equal to the greater of (i) 3.0% above the interpolated U.S. treasury swap rate, (ii) 3.0% above the interpolated U.S. treasury rate and (iii) 6.795%. (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until paid in full and (b) second to the payment of Accrued Interest.

Note A-1-3-2, which will be contributed to the WFCM 2017-C40 Trust, had an original principal balance of $20,000,000 and has an outstanding principal balance as of the Cut-off Date of $20,000,000 and represents a non-controlling interest in the iStar Leased Fee Portfolio Whole Loan. Note A-1-1, which had an original principal balance of $55,000,000 was contributed to the MSC 2017-H1 Trust. Note A-1-1 represents the controlling interest in the iStar Leased Fee Portfolio Whole Loan. The non-controlling Note A-1-2, which had an original principal balance of $40,600,000, was contributed to the WFCM 2017-C38 securitization trust. The non-controlling Note A-1-3-1, which had an original principal balance of $20,600,000, was contributed to the WFCM 2017-C39 securitization trust. The non-controlling Note A-2, which had an original principal balance of $45,400,000, was contributed to the DBJPM 2017-C6 securitization trust. The non-controlling Note A-3, which had an original principal balance of $45,400,000, was contributed to the BANK 2017-BNK5 securitization trust. Notes A-1-1, A-1-2, A-1-3-1, A-1-3-2, A-2 and A-3 are collectively referred to as the “iStar Leased Fee Portfolio Pari Passu Companion Loans”. The See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$55,000,000	MSC 2017-H1	Yes
A-1-2	$40,600,000	WFCM 2017-C38	No
A-1-3-1	$20,600,000	WFCM 2017-C39	No
A-1-3-2	$20,000,000	WFCM 2017-C40	No
A-2	$45,400,000	DBJPM 2017-C6	No
A-3	$45,400,000	BANK 2017-BNK5	No
Total	$227,000,000

Following the lockout period, the borrower has the right to defease the iStar Leased Fee Portfolio Whole Loan in whole on any date before November 9, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 30, 2020. In addition, following the lockout period, on any date prior to November 9, 2026, the borrower has the right to prepay the iStar Leased Fee Portfolio Whole Loan in whole as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. Following the lockout period, the iStar Leased Fee Portfolio may be prepaid in part in connection with a partial release (see “Partial Release” section). The iStar Leased Fee Portfolio Whole Loan is prepayable without penalty on or after November 9, 2026.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$227,000,000	100.0%	Return of equity	$221,757,129	97.7%
			Closing costs	5,242,871	2.3
Total Sources	$227,000,000	100.0%	Total Uses	$227,000,000	100.0%

(1)	Immediately after loan origination, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV ratio of 66.8%.

The Properties. The iStar Leased Fee Portfolio Properties are located in ten different states and underlie improvements consisting of seven hotels (2,488 keys, 78.1% of allocated loan amount (“ALA”)), three offices (1,169,928 SF, 19.7% of ALA), one multifamily complex (207 units, 1.6% of ALA) and one self-storage facility (104,000 SF, 0.6% of ALA). Five of the properties (74.6% of the ALA) (the “Hilton Properties”) are ground leased under a single lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from the borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties lease will expire in approximately nine years on December 31, 2025 and may be extended with respect to any or all of the Hilton Properties, with two additional five year extension periods remaining. One Ally Center (14.1% of ALA) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30 year renewal options. No other leasehold owner accounts for more than 3.3% of ALA. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 18 years and an average remaining initial ground lease term of approximately 28 years, or approximately 48 years when fully extended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

Property Name	Whole Loan Cut-off Date ALA	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee / Leasehold(1)	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee	Forsyth Physicians Center SPE 1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee	DRV Greentec, LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee	Dallas Suites RE, LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee	CA / Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee	Lock Up - Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total:	$227,000,000					$18,511,396	$346,160,000

(1)	The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property.

(2)	HLT Operate DTWC LLC has two, five year renewal options.

(3)	500 Webward LLC has two, 30 year renewal options.

(4)	Forsyth Physicians Center SPE 1, LLC has two, 30 year renewal options.

(5)	DRV Greentec LLC has two, 15 year renewal options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four, 10 year renewal options.

The following table presents certain information relating to the improvements which underlie the iStar Leased Fee Portfolio Properties:

Property Name	Location	Property Type	Year Built / Renovated	Look-Through NOI	Units / SF / Rooms	Look Through Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1983 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	Seattle, WA	Hotel	1969 / 2011	$14,682,914	850	85.0%	$140,000,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1991 / 2012	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / NAP	$13,920,739	957,355	100.0%	$174,620,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / 2016	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2009	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Office	2017 / NAP	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / NAP	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2015	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / NAP	$754,685	104,000	84.0%	$13,800,000
Total:				$63,394,131			$714,450,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of The Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the iStar Leased Fee Portfolio Properties:

Cash Flow Analysis

Property Name	U/W Base Rent(1)	Overage Rent(2)	U/W NOI	% of U/W NOI	U/W NOI DSCR	“Look Through” Fee Simple U/W NOI	“Look Through” Fee Simple U/W NOI DSCR
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total:	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	U/W Base Rent is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

Market Overview and Competition. The iStar Leased Fee Portfolio is comprised of 12 properties located in ten states and eleven distinct markets, listed below by descending Allocated Cut-off Date Loan Amount.

Property Name	Address	Estimated 2016 Population (five-mile radius)(1)	Estimated Average 2016 Household Income (five-mile radius)(1)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, Seattle, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700 and 7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 West Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

(1)	Based on various appraisal reports for the iStar Leased Fee Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

No. 12 – 45 Eisenhower Drive

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$19,975,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$19,949,869			Location:	Paramus, NJ
% of Initial Pool Balance:	2.8%			Size:	174,912 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$114.06
Borrower:	45 Eisenhower Venture, LLC			Year Built/Renovated:	1986/2016
Borrower Sponsors:	Steven Bergman; Michael Bergman			Title Vesting:	Leasehold
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	September 8, 2017			4th Most Recent Occupancy(4):	83.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	78.1% (12/31/2014)
Maturity Date:	September 6, 2027			2nd Most Recent Occupancy(4):	77.5% (12/31/2015)
IO Period:	NAP			Most Recent Occupancy (As of)(4):	79.9% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4)(5):	90.0% (7/1/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	$1,889,063 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI(4):	$1,730,813 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(4):	$1,751,577 (12/31/2016)
Additional Debt:	None			Most Recent NOI(4):	$2,193,727 (TTM 7/31/2017)
Additional Debt Type:	NAP

				U/W Revenues:	$3,991,814
				U/W Expenses:	$1,833,588
Escrows and Reserves:				U/W NOI:	$2,158,225
				U/W NCF:	$1,863,413
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.73x
Taxes	$69,175	$34,587	NAP	U/W NCF DSCR:	1.49x
Insurance(1)	$0	Springing	NAP	U/W NOI Debt Yield:	10.8%
Replacement Reserves	$0	$2,915	NAP	U/W NCF Debt Yield:	9.3%
TI/LC Reserve(2)	$900,000	$21,864	$900,000	As-Is Appraised Value:	$28,400,000
Deferred Maintenance	$9,375	$0	NAP	As-Is Appraisal Valuation Date:	June 13, 2017
Ground Rent Reserve	$76,089	$0	NAP	Cut-off Date LTV Ratio:	70.2%
Other(3)	$143,901	$0	NAP	LTV Ratio at Maturity or ARD:	57.3%

(1)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing, (ii) insurance requirements are being satisfied by a blanket policy acceptable to the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

(2)	Ongoing monthly TI/LC reserves are not required so long as no event of default has occurred and is continuing and to the extent that the balance of the TI/LC reserves is at least (i) $900,000 prior to the satisfaction of the M&T Renewal Criteria (as defined) or (ii) $700,000 after the satisfaction of the M&T Renewal Criteria. A “M&T Renewal Criteria” will mean that the lender will have received (i) reasonably satisfactory evidence that M&T Bank has renewed its lease in accordance with the term set forth in such lease for a term of not less than five years and (ii) an updated tenant estoppel certificate from M&T Bank confirming that, among other things (a) such renewal and terms of such renewal, (b) the M&T Bank lease is in full force and effect, (c) M&T Bank is in physical occupancy of its respectable space and paying full contractual rent and (d) there is no default by the borrower under the M&T Bank lease.

(3)	The Upfront Other Reserve represents $35,182 for outstanding gap and free rent for M&T Bank and $108,719 for outstanding tenant improvements.

(4)	See “Historical Occupancy” and “Cash Flow Analysis” sections.

(5)	Current Occupancy includes 4,308 square feet occupied by M&T Bank (the “Expansion Space”), which has a lease commencement date of August 1, 2017; however, the tenant is in the process of building out the space. The tenant expects to take occupancy by October 15, 2017, but no later than December 1, 2017. M&T Bank will also receive one month of free rent. All gap and free rent amounts were deposited into escrow by the borrower on the origination date.

The Mortgage Loan. The mortgage loan is evidenced by a single promissory note secured by the leasehold interest in a suburban office building located in Paramus, New Jersey (the “45 Eisenhower Drive Property”), approximately 12.0 miles west of midtown Manhattan. The 45 Eisenhower Drive Property was built in 1986, and according to the borrower, renovated between 2004 and 2016 at a cost of approximately $2.3 million, and is situated on a 9.7-acre site. Major tenants at the 45 Eisenhower Drive Property include M&T Bank/Hudson Savings (“M&T Bank”), Koch Modular Process Systems (“KMPS”) and Camerican International (“Camerican”). The property serves as the northern New Jersey headquarters for M&T Bank, and serves as the headquarters for KMPS and Camerican. Amenities at the property include a full-service café with patio seating, a day-care center (which is also a tenant at the 45 Eisenhower Drive Property), on-site property management and full-time lobby personnel. The 45 Eisenhower Drive Property contains 664 surface parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. As of July 1, 2017, the 45 Eisenhower Drive Property was 90.0% occupied by 21 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

45 EISENHOWER DRIVE

The 45 Eisenhower Drive Property is located in Paramus, New Jersey, adjacent to the Garden State Parkway, 0.7 miles from Route 17 and 12.0 miles west of Manhattan. Additional access to the 45 Eisenhower Drive Property is provided by State Route 4 located to the south. State Route 17 and State Route 4 connect the property to Interstate 80, which provides east/west access to the surrounding area. The 45 Eisenhower Drive Property is located proximate to the Arcola Country Club, the Ridgewood Country Club, the Paramus Golf Course and the Garden State Plaza Shopping Center. According to the appraisal, the estimated 2017 population within a three- and five-mile radius of the 45 Eisenhower Drive Property was 149,073, and 566,159, respectively. The estimated 2017 median household income within the same radii was $88,655 and $71,508, respectively. According to a third party market research report, the 45 Eisenhower Drive Property is located in the Route 4/17 office submarket within the Bergen Central office submarket cluster in the Northern New Jersey office market. As of the first quarter of 2017, the Route 4/17 office submarket comprised 193 buildings totaling 6.1 million square feet with a reported vacancy rate of 12.4% and an asking rent of $27.57 PSF. For the same period, the Route 4/17 class B office submarket comprised 82 buildings totaling 2.4 million square feet with a reported vacancy rate of 6.5% and an asking rent of $25.05 PSF. As of the first quarter of 2017, the Bergen Central submarket cluster reported an overall inventory of 11.0 million square feet with a reported vacancy rate of 12.9%. The appraiser concluded to a market rent of $24.00 per square foot, modified gross, with $0.50 per square foot annual rent increase.

Sources and Uses

Sources			Uses
Original loan amount	$19,975,000	100.0%	Payoff Existing Debt	$17,906,675	89.6%
			Reserves	1,198,540	6.0
			Closing costs	452,776	2.3
			Return of equity	417,010	2.1
Total Sources	$19,975,000	100.0%	Total Uses	$19,975,000	100.0%

The following table presents certain information relating to the tenancy at the 45 Eisenhower Drive Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
M&T Bank(3)(4)	NR/NR/A-	42,609	24.4%	$24.50	$1,043,921	27.6%	7/31/2019(5)(6)
KMPS	NR/NR/NR	20,564	11.8%	$24.00	$493,536	13.0%	2/28/2023(7)
Camerican	NR/NR/NR	16,363	9.4%	$19.75	$323,169	8.5%	9/30/2026(8)(9)
Cloud Akademie / Lightbridge	NR/NR/NR	12,728	7.3%	$24.00	$305,472	8.1%	2/28/2031(10)
Wealth Preservation	NR/NR/NR	8,098	4.6%	$24.50	$198,401	5.2%	8/31/2023(11)
Total Major Tenants		100,362	57.4%	$23.56	$2,364,499	62.5%

Non-Major Tenants		57,078	32.6%	$24.86	$1,418,801	37.5%

Occupied Collateral Total		157,440	90.0%	$24.03	$3,783,300	100.0%

Vacant Space		17,472	10.0%

Collateral Total		174,912	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2018, totaling $33,479.

(3)	M&T Bank recently expanded at the 45 Eisenhower Drive Property for a portion of the 5th floor totaling 4,308 square feet.

(4)	M&T Bank is entitled to one month of free rent for the Expansion Space.

(5)	A cash flow sweep will commence if the borrower fails to satisfy the M&T Renewal Criteria on or before the date that is 12 months prior to the expiration of the M&T Bank lease.

(6)	M&T Bank has two, five-year lease renewal options on its fourth floor space (38,301 square feet).

(7)	KMPS has one, five-year lease renewal option.

(8)	Camerican has the one-time right to terminate its lease as of the end of the 84th month of the lease term (September 30, 2023), with 12 months’ written notice and a termination fee equal to the unamortized tenant improvements and leasing costs, amortized over the original term of the lease at a 5% interest rate.

(9)	Camerican has one, five-year lease renewal option.

(10)	Cloud Akademie / Lightbridge has two, five-year lease renewal options.

(11)	Wealth Preservation has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

45 EISENHOWER DRIVE

The following table presents certain information relating to the lease rollover schedule at the 45 Eisenhower Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1	0.0%	1	0.0%	$2,400	0.1%	$2,400.00
2017	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2018	3	11,714	6.7%	11,715	6.7%	$318,821	8.4%	$27.22
2019(4)	2	45,532	26.0%	57,247	32.7%	$1,116,996	29.5%	$24.53
2020	2	7,080	4.0%	64,327	36.8%	$177,183	4.7%	$25.03
2021	4	13,752	7.9%	78,079	44.6%	$328,709	8.7%	$23.90
2022	2	6,561	3.8%	84,640	48.4%	$156,375	4.1%	$23.83
2023	3	31,419	18.0%	116,059	66.4%	$756,727	20.0%	$24.08
2024	2	12,290	7.0%	128,349	73.4%	$297,449	7.9%	$24.20
2025	0	0	0.0%	128,349	73.4%	$0	0.0%	$0.00
2026	1	16,363	9.4%	144,712	82.7%	$323,169	8.5%	$19.75
2027	0	0	0.0%	144,712	82.7%	$0	0.0%	$0.00
Thereafter	1	12,728	7.3%	157,440	90.0%	$305,472	8.1%	$24.00
Vacant	0	17,472	10.0%	174,912	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	174,912	100.0%			$3,783,300	100.0%	$24.03

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	The roll in 2019 is driven by M&T Bank’s lease expiration. A cash flow sweep will commence if the borrower fails to satisfy the M&T Renewal Criteria on or before the date that is 12 months prior to the expiration of the M&T Bank lease.

The following table presents historical occupancy percentages at the 45 Eisenhower Drive Property:

Historical Occupancy

12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)	12/31/2016(1)(3)	7/1/2017(3)(4)(5)
83.9%	78.1%	77.5%	79.9%	90.0%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from 2013 to 2014 is driven by two tenants vacating, SuperMedia (14,030 square feet), who had filed for bankruptcy and Trans Systems (14,000 square feet), whose business model forced them to move to a more urban location, Newark, New Jersey.

(3)	The increase in occupancy from 2016 to July 1, 2017 is primarily due to three new leases executed by the borrower totaling 9,940 square feet and M&T Bank executing a lease for the Expansion Space.

(4)	Information obtained from the underwritten rent roll.

(5)	Occupancy as of July 1, 2017 includes 4,308 square feet occupied by M&T Bank, which has a lease commencement date of August 1, 2017; however, the tenant is in the process of building out the space. The tenant expects to take occupancy by October 15, 2017, but no later than December 15, 2017. M&T Bank will also receive one month of free rent. All gap and free rent amounts were deposited into escrow by the borrower on the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

45 EISENHOWER DRIVE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 45 Eisenhower Drive Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(2)	TTM 7/31/2017(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(3)	$3,410,111	$3,185,883	$3,147,768	$3,609,213	$3,783,300	94.8%	$21.63
Grossed Up Vacant	0	0	0	0	418,576	10.5	2.39
Total Reimbursables	253,923	329,121	356,797	400,902	311,651	7.8	1.78
Other Income(4)	39,483	35,664	22,510	22,625	22,625	0.6	0.13
Less Vacancy & Credit	0	0	0	0	(544,338)(5)	(13.6)	(3.11)
Effective Gross	$3,703,518	$3,550,669	$3,527,075	$4,032,740	$3,991,814	100.0%	$22.82

Total Operating Expenses	$1,814,455	$1,819,856	$1,775,498	$1,839,013	$1,833,588	45.9%	$10.48
Net Operating Income	$1,889,063	$1,730,813	$1,751,577	$2,193,727	$2,158,225	54.1%	$12.34
TI/LC	0	0	0	0	259,830(6)	6.5	1.49
Capital Expenditures	0	0	0	0	34,982	0.9	0.20
Net Cash Flow	$1,889,063	$1,730,813	$1,751,577	$2,193,727	$1,863,413	46.7%	$10.65

NOI DSCR	1.51x	1.38x	1.40x	1.75x	1.73x
NCF DSCR	1.51x	1.38x	1.40x	1.75x	1.49x
NOI DY	9.5%	8.7%	8.8%	11.0%	10.8%
NCF DY	9.5%	8.7%	8.8%	11.0%	9.3%

(1)	The decrease in Net Operating Income from 2014 to 2015 is attributable to two tenants vacating, SuperMedia (14,030 square feet), who had filed for bankruptcy and Trans Systems (14,000 square feet), whose business model forced them to move to a more urban location, Newark, New Jersey.

(2)	The increase in Net Operating Income from 2016 to TTM 7/31/2017 is primarily driven by three new leases executed by the borrower totaling $234,701 in base rent.

(3)	U/W Base Rent includes include contractual rent steps through August 2018, totaling $33,479.

(4)	Other Income comprises antenna income from Nextel/Sprint.

(5)	The underwritten economic vacancy is 12.0%. The 45 Eisenhower Drive Property was 90.0% leased as of July 1, 2017.

(6)	U/W TI/LC is inclusive of a TI/LC credit equivalent to one-tenth of the upfront TI/LC reserve of $90,000.

The following table presents certain information relating to comparable office leases for the 45 Eisenhower Drive Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Class	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Heights Plaza 777 Terrace Ave. Hasbrouck Heights, NJ	1980/NAP	6	199,000	A	5.3 miles	WTEC Energy	April 2017 / 10.6 Yrs	17,215	$22.50	MG
461 From Road 461 From Road Paramus, NJ	1988/NAP	5	253,554	A	2.9 miles	IBM	May 2016 / 5.6 Yrs	7,884	$26.50	MG
The Atrium 80 Route 4 East Paramus, NJ	1984/NAP	4	165,212	B	1.8 miles	Worldwide Logistic	April 2016 / 7.6 Yrs	9,620	$22.00	MG
Two University Plaza 2 University Plaza Hackensack, NJ	1978/NAP	6	148,403	A	4.4 miles	Osen, LLC	April 2015 / 3.0 Yrs	3,500	$22.50	MG
Park 80 West Plaza I & II 250 Pehle Ave. Saddle Brook, NJ	1972/2005	6	493,856	A	4.2 miles	JP Morgan	April 2015 / 10.0 Yrs	13,633	$26.50	MG

(1)	Information obtained from the appraisal and third party reports.

Ground Lease. The 45 Eisenhower Drive Property is subject to a ground lease with Quad Associates. The ground lease at 45 Eisenhower Drive Property expires on January 1, 2058 and the borrower is obligated to pay an annual ground rent of $304,075. The ground rent is subject to escalations every five years equal to the percentage increase in the Consumer’s Price Index; however, the escalation will not exceed 10.0% for any adjustment period. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

No. 13 – Hilton Garden Inn Chicago/North Loop

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Select Service
Cut-off Date Balance(1):	$19,905,023			Location:	Chicago, IL
% of Initial Pool Balance:	2.8%			Size:	191 Rooms
Loan Purpose:	Acquisition			Cut-off Date Balance Per Room(1):	$177,165
Borrower Name:	AFP 110 Corp.; AFP Thirty Eight LLC; AFP Thirty Nine LLC			Year Built/Renovated:	2015/NAP
Sponsor:	United Capital Corp.			Title Vesting:	Fee
Mortgage Rate:	4.800%			Property Manager:	Self-managed
Note Date:	June 7, 2017			3rd Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	NAV
Maturity Date:	June 11, 2027			Most Recent Occupancy (As of):	75.7% (12/31/2016)
IO Period:	NAP			Current Occupancy (As of):	77.1% (6/30/2017)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			4th Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI(4):	NAV
Call Protection:	L(28),D(88),O(4)			2nd Most Recent NOI (As of):	$3,601,992 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$3,739,909 (TTM 6/30/2017)
Additional Debt(1):	Yes			U/W Revenues:	$10,141,170
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$6,423,078
				U/W NOI:	$3,718,092
				U/W NCF:	$3,312,445
				U/W NOI DSCR(1):	1.74x
Escrows and Reserves:				U/W NCF DSCR(1):	1.55x
				U/W NOI Debt Yield(1):	11.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.8%
Taxes	$118,556	$44,449	NAP	As-Is Appraised Value:	$59,300,000
Insurance	$0	Springing(2)	NAP	As-Is Appraisal Valuation Date:	April 21, 2017
Replacement Reserve	$0	$33,648	NAP	Cut-off Date LTV Ratio(1):	57.1%
Seasonality Reserve	$0	Springing(3)	NAP	LTV Ratio at Maturity or ARD(1):	46.8%

(1)	The Hilton Garden Inn Chicago/North Loop Whole Loan (as defined below), which had an original principal balance of $34,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $20,000,000, has an outstanding principal balance of $19,905,023 as of the Cut-Off Date and will be contributed to the WFCM 2017-C40 Trust. The non-controlling Note A-2 had an original principal balance of $14,000,000 and was contributed to the WFCM 2017-C39 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Hilton Garden Inn Chicago/North Loop Whole Loan.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) Hilton Garden Inn Chicago/North Loop Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	Monthly seasonality reserves of $178,386 from August through October are not required so long as (i) no event of default has occurred and is continuing and (ii) the amortizing debt service coverage ratio from the preceding December through February is greater than or equal to 1.00x.

(4)	Historical operating history prior to 2016 is not available because the Hilton Garden Inn Chicago/North Loop Property was built in 2015.

The Hilton Garden Inn Chicago/North Loop Mortgage Loan part of a whole loan (the “Hilton Garden Inn/North Loop Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in a 191-room select service hotel located in Chicago, Illinois (the “Hilton Garden Inn Chicago/North Loop Property”).

The Hilton Garden Inn Chicago/North Loop Property was built in 2015 and is situated on a 0.1-acre site. The Hilton Garden Inn Chicago/North Loop Property is comprised of 39 standard double queen guestrooms and 152 standard king guestrooms. The guestrooms are equipped with a telephone, desk with chair, dresser, nightstand, lamps, lounge chair, flat-screen television, mini-fridge, microwave, clock radio, coffee maker, iron and ironing board, and hair dryer. Amenities at the Hilton Garden Inn Chicago/North Loop Property include a restaurant and lounge, known as the Garden Grille and Bar, 24-hour grab-and-go Pavilion Pantry market, approximately 266 square feet of meeting space, fitness center and business center. The Hilton Garden Inn Chicago/North Loop Property is located in downtown Chicago, along the southern bank of the Chicago River in the North Loop neighborhood of the central business district. According to the appraisal, the market segmentation at the Hilton Garden Inn Chicago/North Loop Property is 55% corporate, 10% meeting and group, and 35% leisure. The franchise agreement expires on March 31, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

HILTON GARDEN INN CHICAGO/NORTH LOOP

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$20,000,000	WFCM 2017-C40	Yes
A-2	$14,000,000	WFCM 2017-C39	No
Total	$34,000,000

Sources and Uses

Sources			Uses
Original loan amount	$34,000,000	58.3%	Purchase Price	$58,000,000	99.4%
Borrower sponsors’ new cash contribution	24,326,504	41.7	Closing Costs	326,504	0.6
Total Sources	$58,326,504	100.0%	Total Uses	$58,326,504	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn Chicago/North Loop			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2017	78.8%	$190.31	$150.00	77.1%	$179.30	$138.23	97.8%	94.2%	92.2%
TTM 6/30/2016	76.8%	$190.35	$146.12	63.7%	$183.57	$116.97	83.0%	96.4%	80.1%
TTM 6/30/2015(2)	80.4%	$191.43	$153.89	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated July 18, 2017. The competitive set includes the following hotels: Courtyard Chicago Downtown River North, Hilton Garden Inn Chicago Downtown Magnificent Mile, Hampton Inn Majestic Chicago Theatre District, aloft Hotel Chicago City Center, Comfort Suites Michigan Avenue Loop Chicago, Hyatt Place Chicago Downtown River North, and Hampton Inn Chicago Downtown North Loop Michigan Avenue.
(2)	TTM 6/30/2015 Occupancy, ADR and RevPAR prior to 2016 are not available because the Hilton Garden Inn Chicago/North Loop Property was built in 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Garden Inn Chicago/North Loop Property:

Cash Flow Analysis

	2016	TTM 6/30/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	75.7%	77.1%	77.1%
ADR	$179.58	$177.91	$177.91
RevPAR	$135.95	$137.23	$137.23

Room Revenue	$9,477,968	$9,567,147	$9,567,147	94.3%	$50,090
F&B Revenue	245,152	273,288	273,288	2.7	1,431
Other Revenue(1)	169,543	300,735	300,735	3.0	1,575
Total Revenue	$9,892,663	$10,141,170	$10,141,170	100.0%	$53,095

Total Department Expenses	2,596,410	2,589,924	2,589,924	25.5	13,560
Gross Operating Profit	$7,296,253	$7,551,246	$7,551,246	74.5%	$39,535

Total Undistributed Expenses	2,590,100	2,700,153	2,721,970	26.8	14,251
Profit Before Fixed Charges	$4,706,153	$4,851,093	$4,829,276	47.6%	$25,284

Total Fixed Charges	1,104,161	1,111,184	1,111,184	11.0	5,818

Net Operating Income	$3,601,992	$3,739,909	$3,718,092	36.7%	$19,466
FF&E	0	0	405,647	4.0	2,124
Net Cash Flow	$3,601,992	$3,739,909	$3,312,445	32.7%	$17,343

NOI DSCR	1.68x	1.75x	1.74x
NCF DSCR	1.68x	1.75x	1.55x
NOI DY	10.6%	11.1%	11.0%
NCF DY	10.6%	11.1%	9.8%

(1)	Other Revenue includes parking revenue (guest fees for off-site valet parking), no shows, gift shop, meeting room rental, telephone, and miscellaneous items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

No. 14 – Sentinel Business Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$17,500,000			Specific Property Type:	Warehouse
Cut-off Date Balance:	$17,455,975			Location:	San Antonio, TX
% of Initial Pool Balance:	2.5%			Size:	328,412 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$53.15
Borrower:	Sentinel Business Owner, LLC			Year Built/Renovated:	1980/2007
Borrower Sponsor:	Forester Investments			Title Vesting:	Fee
Mortgage Rate:	4.495%			Property Manager:	Self-Managed
Note Date:	August 4, 2017			4th Most Recent Occupancy (As of)(2):	92.4% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	82.8% (12/31/2014)
Maturity Date:	August 6, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	NAP			Most Recent Occupancy (As of):	91.7% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	97.4% (8/1/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,534,152 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$1,512,618 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,738,290 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(3):	$1,599,638 (TTM 3/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$2,440,438
				U/W Expenses:	$673,128
				U/W NOI(3):	$1,767,310
				U/W NCF:	$1,566,988
				U/W NOI DSCR:	1.66x
Escrows and Reserves:				U/W NCF DSCR:	1.47x
				U/W NOI Debt Yield:	10.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.0%
Taxes	$70,781	$35,391	NAP	As-Is Appraised Value:	$24,000,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 14, 2017
Replacement Reserve	$340,219	$4,105	NAP	Cut-off Date LTV Ratio:	72.7%
TI/LC Reserve	$164,000	$13,684	$493,000	LTV Ratio at Maturity:	58.9%

(1)	Ongoing monthly reserves for insurance are not required so long as the Sentinel Business Center Property (as defined below) is insured via an acceptable blanket insurance policy.

(2)	The decrease from 4th Most Recent Occupancy to 3rd Most Recent Occupancy is primarily attributable to tenant roll in the second half of 2014 and the subsequent re-tenanting in 2015 to 100.0% occupancy. Based on a monthly average, the Sentinel Business Center Property was 91.4% occupied in 2014 and 91.9% occupied in 2015.

(3)	The increase from Most Recent NOI to U/W NOI is primarily attributable to SERVPRO (representing 30,050 square feet) and CFI Delivery LTD (representing 11,278 square feet) which executed new leases in May 2017 representing an aggregate $203,379 of underwritten base rent.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 328,412 square foot industrial warehouse facility known as the Sentinel Business Center located in San Antonio, Texas (the “Sentinel Business Center Property”) approximately 14 miles north of the San Antonio central business district and directly north of the San Antonio International Airport. The Sentinel Business Center Property consist of six buildings built in 1980, feature clear heights ranging from 16 to 18 feet, have approximately 25.0% office finishes and is situated on four parcels totaling approximately 18.5-acres. Major tenants at the Sentinel Business Center Property include Travis Tile Sales, SERVPRO, Dynamex, Inc., Allegiance Floors / Wagner and Printed Supply, Inc. No single tenant represents more than 9.5% of the net rentable area or 7.5% of the annual underwritten base rent. As of August 1, 2017, the Sentinel Business Center Property was 97.4% occupied by 34 tenants.

The Sentinel Business Center Property is located within Bexar County in the city of San Antonio, approximately 14 miles north of the San Antonio central business district and directly north of the San Antonio International Airport. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the Sentinel Business Center Property was 6,087, 84,640 and 268,773, respectively; and the average household income within the same radii was $71,856, $79,037 and $82,349, respectively. The Sentinel Business Center Property benefits from its proximity to several transportation arteries, including Interstate Highway 35 and Loop 1604 which circles San Antonio and provides access to all other major highways. According to a third party market research report, the Sentinel Business Center Property industrial submarket reported a total inventory of approximately 16.9 million square feet with a 4.0% vacancy rate and an average asking rent of $8.85 per square foot as of the second quarter of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

SENTINEL BUSINESS CENTER

Sources and Uses

Sources			Uses
Original loan amount	$17,500,000	100.0%	Loan Payoff(1)	$12,491,130	71.4%
			Return of Equity	4,167,486	23.8
			Reserves	575,000	3.3
			Closing Costs	266,384	1.5
Total Sources	$17,500,000	100.0%	Total Uses	$17,500,000	100.0%

(1)	The Sentinel Business Center Property was previously securitized in the BSCMS 2007-PW18 transaction. Loan Payoff represents the allocated loan amount of the previously existing debt to the Sentinel Business Center Property.

The following table presents certain information relating to the tenancy at the Sentinel Business Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Travis Tile Sales	NR/NR/NR	31,127	9.5%	$4.50	$140,072	7.5%	10/31/2024
SERVPRO	NR/NR/NR	30,050	9.2%	$4.61	$138,531	7.4%	8/31/2022
Dynamex, Inc.	NR/NR/NR	26,400	8.0%	$4.25	$112,200	6.0%	7/31/2018(2)
Allegiance Floors / Wagner	NR/NR/NR	17,200	5.2%	$5.75	$98,900	5.3%	12/31/2020(3)
Printed Supply, Inc	NR/NR/NR	13,500	4.1%	$6.44	$86,940	4.7%	3/31/2020
Total Major Tenants		118,277	36.0%	$4.88	$576,642	31.0%

Non-Major Tenants		201,435	61.3%	$6.38	$1,284,621	69.0%

Occupied Collateral Total		319,712	97.4%	$5.82	$1,861,263	100.0%

Vacant Space		8,700	2.6%

Collateral Total		328,412	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2018 totaling $38,781.

(2)	Dynamex, Inc. has two, three-year lease renewal options.

(3)	Allegiance Floors / Wagner has one, five-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the Sentinel Business Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	8	64,057	19.5%	64,057	19.5%	$381,021	20.5%	$5.95
2019	6	41,909	12.8%	105,966	32.3%	$275,148	14.8%	$6.57
2020	9	92,866	28.3%	198,832	60.5%	$565,045	30.4%	$6.08
2021	5	31,032	9.4%	229,864	70.0%	$193,951	10.4%	$6.25
2022	3	40,843	12.4%	270,707	82.4%	$207,519	11.1%	$5.08
2023	2	17,878	5.4%	288,585	87.9%	$98,509	5.3%	$5.51
2024	1	31,127	9.5%	319,712	97.4%	$140,072	7.5%	$4.50
2025	0	0	0.0%	319,712	97.4%	$0	0.0%	$0.00
2026	0	0	0.0%	319,712	97.4%	$0	0.0%	$0.00
2027	0	0	0.0%	319,712	97.4%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	319,712	97.4%	$0	0.0%	$0.00
Vacant	0	8,700	2.6%	328,412	100.0%	$0	0.0%	$0.00
Total/Weighted Average	34	328,412	100.0%			$1,861,263	100.0%	$5.82

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

SENTINEL BUSINESS CENTER

The following table presents historical occupancy percentages at the Sentinel Business Center Property:

Historical Occupancy

12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	8/1/2017(3)
92.4%	82.8%	100.0%	91.7%	97.4%

(1)	Information obtained from the borrower.

(2)	The decrease from 12/31/2013 Occupancy to 12/31/2014 Occupancy and increase from 12/31/2014 Occupancy to 12/31/2015 Occupancy is primarily attributable to tenant roll in the second half of 2014 and the subsequent re-tenanting in 2015 to 100.0% occupancy. Based on a monthly average, the Sentinel Business Center Property was 91.4% occupied in 2014 and 91.9% occupied in 2015.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Sentinel Business Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,571,613	$1,591,794	$1,746,924	$1,679,925	$1,861,263(1)	76.3%	$5.67
Grossed Up Vacant Space	0	0	0	0	53,884	2.2	0.16
Total Reimbursables	551,724	665,066	700,324	696,733	617,584	25.3	1.88
Other Income(2)	38,493	30,035	39,923	34,600	36,150	1.5	0.11
Less Vacancy & Credit Loss	0	0	0	0	(128,444)(3)	(5.3)	(0.39)
Effective Gross Income	$2,161,830	$2,286,895	$2,487,171	$2,411,258	$2,440,438	100.0%	$7.43

Total Operating Expenses	$627,678	$774,277	$748,881	$811,620	$673,128	27.6%	$2.05

Net Operating Income(4)	$1,534,152	$1,512,618	$1,738,290	$1,599,638	$1,767,310	72.4%	$5.38
TI/LC	0	0	0	0	167,480	6.9	0.51
Capital Expenditures	0	0	0	0	49,262	2.0	0.15
Free Rent Expense	0	0	0	0	(16,421)	(0.7)	(0.05)
Net Cash Flow	$1,534,152	$1,512,618	$1,738,290	$1,599,638	$1,566,988	64.2%	$4.77

NOI DSCR	1.44x	1.42x	1.63x	1.50x	1.66x
NCF DSCR	1.44x	1.42x	1.63x	1.50x	1.47x
NOI DY	8.8%	8.6%	9.9%	9.1%	10.1%
NCF DY	8.8%	8.6%	9.9%	9.1%	9.0%

(1)	U/W Base Rent include contractual rent steps through September 2018 totaling $38,781.

(2)	Other Income includes late fees and other charges.

(3)	The underwritten economic vacancy is 5.0%. The Sentinel Business Center Property was 97.4% physically occupied as of August 1, 2017.

(4)	The increase from TTM 3/31/2017 NOI to U/W NOI is primarily attributable to SERVPRO (representing 30,050 square feet) and CFI Delivery LTD (representing 11,278 square feet) which executed new leases in May 2017 representing an aggregate $203,379 of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

No. 15 – Southridge Plaza Austin

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$14,200,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$14,200,000			Location:	Austin, TX
% of Initial Pool Balance:	2.0%			Size:	144,285 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$98.42
Borrower:	Southridge Plaza WC Properties, LLC			Year Built/Renovated:	1978/NAP
Borrower Sponsor:	Starpoint Commercial Properties			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-Managed
Note Date:	August 28, 2017			4th Most Recent Occupancy (As of):	93.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.8% (12/31/2014)
Maturity Date:	September 6, 2027			2nd Most Recent Occupancy (As of):	92.3% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	92.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	92.3% (7/31/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,434,468 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$1,215,562 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$1,354,481 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$1,308,435 (TTM 5/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$2,358,838
				U/W Expenses:	$925,089
				U/W NOI:	$1,433,749
				U/W NCF:	$1,306,308
Escrows and Reserves:				U/W NOI DSCR:	2.37x
				U/W NCF DSCR:	2.16x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$282,929	$40,418	NAP	U/W NCF Debt Yield:	9.2%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$24,000,000
Deferred Maintenance	$155,675	$0	NAP	As-Is Appraisal Valuation Date:	April 24, 2017
Replacement Reserve(2)	$344,325	$1,804	$100,000	Cut-off Date LTV Ratio:	59.2%
TI/LC Reserve(3)	$250,000	$7,815	$100,000	LTV Ratio at Maturity:	59.2%

(1)	Ongoing monthly reserves for insurance are not required so long as the Southridge Plaza Austin Property (as defined below) is insured via an acceptable blanket insurance policy.

(2)	Ongoing monthly reserves for replacement reserves are not required to the extent that the balance of the Replacement Reserve is at least $100,000.

(3)	Ongoing monthly reserves for tenant improvements and leasing commissions are not required to the extent that the balance of the TI/LC Reserve is at least $100,000.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 144,285 square foot anchored retail center located in Austin, Texas (the “Southridge Plaza Austin Property”), approximately 7.0 miles south of Austin’s central business district. The Southridge Plaza Austin Property was built in 1978 and is situated on a 13.0-acre site. Major tenants at the Southridge Plaza Austin Property include HEB Grocery, Dollar Tree, Kidz Dental, Family Dollar Stores and Rent-A-Center. The Southridge Plaza Austin Property contains 638 surface parking spaces, resulting in a parking ratio of 4.4 spaces per 1,000 square feet of rentable area. As of July 31, 2017, the Southridge Plaza Austin Property was 92.3% occupied by 26 tenants.

The Southridge Plaza Austin Property is located within Travis County, within the Austin, Texas metropolitan statistical area. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the Southridge Plaza Austin Property was 20,827, 129,313 and 289,660, respectively; and the average household income within the same radii was $52,455, $60,181 and $72,512, respectively. The Southridge Plaza Austin Property benefits from its location at the intersection of two primary thoroughfares in the neighborhood, West William Cannon Drive and South 1st Street. These provide access to several transportation arteries, including Intestate Highway 35 and Ben White Boulevard, which connects the Southridge Plaza Austin Property with San Antonio to the south and with Waco to the north. According to a third party market research report, the Southridge Plaza Austin Property is located within the South submarket of the Austin retail market. As of the first quarter of 2017, the submarket reported a total inventory of approximately 12.9 million square feet, with a 2.6% vacancy rate and an average asking rent of $24.07 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

SOUTHRIDGE PLAZA AUSTIN

Sources and Uses

Sources			Uses
Original loan amount	$14,200,000	99.6%	Loan Payoff(1)	$12,762,042	89.6%
Borrower Sponsor’s new cash contribution	50,000	0.4	Reserves	1,032,929	7.2
			Closing Costs	455,029	3.2

Total Sources	$14,250,000	100.0%	Total Uses	$14,250,000	100.0%

(1)	The Southridge Plaza Austin Property was previously securitized in the MLCFC 2007-8 transaction. Prior to the origination of the Southridge Plaza Austin Mortgage Loan, the previously existing debt was in maturity default but was paid off in full.

The following table presents certain information relating to the tenancy at the Southridge Plaza Austin Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
HEB Grocery	NR/NR/NR	46,096	31.9%	$8.62	$397,126	25.0%	01/31/2023(2)
Dollar Tree	NR/Ba1/BB+	13,975	9.7%	$8.00	$111,800	7.0%	09/30/2018
Kidz Dental	NR/NR/NR	13,544	9.4%	$5.19	$70,274	4.4%	05/31/2018(3)
Family Dollar Stores	NR/Baa3/NR	11,400	7.9%	$9.50	$108,300	6.8%	12/31/2019
Rent-A-Center	NR/B2/B-	6,000	4.2%	$12.50	$75,000	4.7%	10/31/2021(4)
Total Major Tenants		91,015	63.1%	$8.38	$762,501	48.0%

Non-Major Tenants		42,166	29.2%	$19.56	$824,606	52.0%

Occupied Collateral Total		133,181	92.3%	$11.92	$1,587,107	100.0%

Vacant Space		11,104	7.7%

Collateral Total		144,285	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2018 totaling $18,826.

(2)	HEB Grocery has two, five-year lease renewal options.

(3)	Kidz Dental has three, five-year lease renewal options.

(4)	Rent-A-Center has one, five-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the Southridge Plaza Austin Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,250	0.9%	1,250	0.9%	$26,731	1.7%	$21.38
2017	0	0	0.0%	1,250	0.9%	$0	0.0%	$0.00
2018	7	35,171	24.4%	36,421	25.2%	$350,415	22.1%	$9.96
2019	7	26,484	18.4%	62,905	43.6%	$335,239	21.1%	$12.66
2020	4	11,519	8.0%	74,424	51.6%	$224,209	14.1%	$19.46
2021	3	6,000	4.2%	80,424	55.7%	$120,120	7.6%	$20.02
2022	3	6,661	4.6%	87,085	60.4%	$133,267	8.4%	$20.01
2023	1	46,096	31.9%	133,181	92.3%	$397,126	25.0%	$8.62
2024	0	0	0.0%	133,181	92.3%	$0	0.0%	$0.00
2025	0	0	0.0%	133,181	92.3%	$0	0.0%	$0.00
2026	0	0	0.0%	133,181	92.3%	$0	0.0%	$0.00
2027	0	0	0.0%	133,181	92.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	133,181	92.3%	$0	0.0%	$0.00
Vacant	0	11,104	7.7%	144,285	100.0%	$0	0.0%	$0.00
Total/Weighted Average	26	144,285	100.0%			$1,587,107	100.0%	$11.92

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOUTHRIDGE PLAZA AUSTIN

The following table presents historical occupancy percentages at the Southridge Plaza Austin Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/31/2017(2)
93.8%	97.8%	92.3%	92.3%	92.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Southridge Plaza Austin Property:

Cash Flow Analysis

	2014	2015	2016	TTM 5/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,532,263	$1,489,836	$1,493,827	$1,516,209	$1,587,107(1)	67.3%	$11.00
Grossed Up Vacant Space	0	0	0	0	244,288	10.4	1.69
Percentage Rent(2)	34,642	50,091	48,053	53,669	51,665	2.2	0.36
Total Reimbursables	472,720	396,851	638,163	596,007	838,849	35.6	5.81
Other Income(3)	284	132	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(363,072)(4)	(15.4)	(2.52)
Effective Gross Income	$2,039,909	$1,936,910	$2,180,043	$2,165,885	$2,358,838	100.0%	$16.35

Total Operating Expenses	$605,441	$721,348	$825,562	$857,450	$925,089	39.2%	$6.41

Net Operating Income	$1,434,468	$1,215,562	$1,354,481	$1,308,435	$1,433,749	60.8%	$9.94
TI/LC	0	0	0	0	127,441(5)	5.4	0.88
Capital Expenditures	0	0	0	0	0(6)	0.0	0.00
Net Cash Flow	$1,434,468	$1,215,562	$1,354,481	$1,308,435	$1,306,308	55.4%	$9.05

NOI DSCR	2.37x	2.01x	2.24x	2.16x	2.37x
NCF DSCR	2.37x	2.01x	2.24x	2.16x	2.16x
NOI DY	10.1%	8.6%	9.5%	9.2%	10.1%
NCF DY	10.1%	8.6%	9.5%	9.2%	9.2%

(1)	U/W Base Rent include contractual rent steps through September 2018 totaling $18,826.
(2)	Percentage Rent represents 1% of HEB Grocery’s sales over the breakpoint of $20.0MM. As of January 2017, HEB reported trailing-12 sales of $25,166,502.

(3)	Other Income includes late fees and other charges.

(4)	The underwritten economic vacancy is 13.3%. The Southridge Plaza Austin Property was 92.3% physically occupied as of July 31, 2017.

(5)	Includes a $25,000 credit for one-tenth of the upfront TI/LC reserve.

(6)	Includes a full $20,672 credit for Capital Expenditures, as one-tenth of the upfront capital expenditures reserve is in excess of the amount underwritten for Capital Expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2017-C40	Transaction Contact Information

C.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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